UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024 Notice of Annual Meeting of
Stockholders and Proxy Statement

Annual Meeting
Tuesday, May 14, 2024
10:30 a.m. Central Daylight Saving Time
1200 West Century Avenue
Bismarck, North Dakota

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March 29, 2024

Fellow Stockholders:

I invite you to attend our annual meeting at 10:30 a.m. CDT May 14, 2024, at 1200 W. Century Ave. in Bismarck, North Dakota. You can join our Board of Directors and senior management team starting at 10 a.m. for coffee and light refreshments before the meeting begins. Please check our website at www.mduproxy.com for more information about our meeting.

During the meeting, we will hear the results of stockholder voting on the items outlined in this Proxy Statement, including election of our Board of Directors and approval of our independent auditors. I encourage you to promptly follow the instructions on your notice or proxy card to vote your shares on these items.

Thanks to the hard work and dedication of our employees, we had record results in 2023. I look forward to sharing our operational highlights with you, including record electric retail sales, record pipeline earnings and transportation volumes, and record construction services revenues and earnings.

I will also provide an update on our progress toward spinning off the construction services business, as we prepare for it to become its own publicly traded company in late 2024. The construction services business is well-positioned to continue its strong growth trajectory as a standalone business with more than $2 billion in backlog at the start of this year.

We are very optimistic about our future as we move toward becoming a pure-play regulated energy delivery business. We have $2.7 billion in planned capital investments over the next five years at our utility and pipeline businesses that will help ensure we continue safely and cost-effectively serving our customers.

I look forward to telling you more about all the exciting initiatives underway at MDU Resources at our May 14 meeting.

Thank you for your continued investment in MDU Resources.

Sincerely,

Nicole A. Kivisto
President and Chief Executive Officer

MDU Resources Group, Inc. Proxy Statement

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MDU Resources Group, Inc. Proxy Statement

Proxy Statement

1200 West Century Avenue
Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2024
March 29, 2024
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 1200 West Century Avenue, Bismarck, North Dakota 58506, on Tuesday, May 14, 2024, at 10:30 a.m., Central Daylight Saving Time, for the following purposes:

Items of	1.	Election of directors;
Business	2.	Advisory vote to approve the compensation paid to the company’s named executive officers;
	3.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2024; and
	4.	Transaction of any other business that may properly come before the meeting or any adjournment(s) thereof.

Record Date
The board of directors has set the close of business on March 15, 2024, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.

Meeting Attendance
All stockholders as of the record date of March 15, 2024, are cordially invited to attend the annual meeting. You must request an admission ticket to attend. If you are a stockholder of record and plan to attend the meeting, please contact MDU Resources Group, Inc. by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010 to request an admission ticket. A ticket will be sent to you by mail.
If your shares are held beneficially in the name of a bank, broker, or other holder of record, and you plan to attend the annual meeting, you will need to submit a written request for an admission ticket by mail to: Investor Relations, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506 or by email at CorporateSecretary@mduresources.com. The request must include proof of stock ownership as of March 15, 2024, such as a bank or brokerage firm account statement or a legal proxy from the bank, broker, or other holder of record confirming ownership. A ticket will be sent to you by mail.
Requests for admission tickets must be received no later than May 7, 2024. You must present your admission ticket and state-issued photo identification, such as a driver’s license, to gain admittance to the meeting.

Proxy Materials
This Proxy Statement will first be sent to stockholders requesting written materials on or about March 29, 2024. A Notice of Availability of Proxy Materials (Notice) will also be sent to certain stockholders on or about March 29, 2024. The Notice contains basic information about the annual meeting and instructions on how to view our proxy materials and vote online. The list of stockholders entitled to vote at the annual meeting will be available for examination ten (10) days prior to the annual meeting at the company’s principal executive office, 1200 West Century Avenue, P.O. Box 5650, Bismarck, ND 58506.

By order of the Board of Directors,

Paul R. Sanderson
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 14, 2024.
The 2024 Notice of Annual Meeting and Proxy Statement and 2023 Annual Report to Stockholders
are available at www.mduproxy.com.

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY		EXECUTIVE COMPENSATION (continued)
Annual Meeting Information	1	Compensation Committee Report	67
Company Overview	2	Compensation Policies and Practices as They
Business Performance Highlights	4	Relate to Risk Management	67
Financial Performance Highlights	5	Executive Compensation Tables	69
Corporate Governance Practices	6	Summary Compensation Table	69
Compensation Highlights	8	Grants of Plan-Based Awards	71
Sustainability Highlights	10	Outstanding Equity Awards at Fiscal Year-End	73
BOARD OF DIRECTORS		Option Exercises and Stock Vested	74
Item 1. Election of Directors	18	Pension Benefits	75
Director Nominees	19	Nonqualified Deferred Compensation	76
Board Evaluations and Process for Selecting Directors	24	Potential Payments upon Termination or
Board Skills and Diversity Matrix	25	Change in Control	78
CORPORATE GOVERNANCE		CEO Pay Ratio Disclosure	81
Director Independence	27	Pay Versus Performance	81
Oversight of Sustainability	27	AUDIT MATTERS
Stockholder Engagement	29	Item 3. Ratification of the Appointment of
Stockholder Communications with the Board	29	Deloitte & Touche LLP as the Company’s Independent
Board Leadership Structure	30	Registered Public Accounting Firm for 2024	86
Board’s Role in Risk Oversight	30	Annual Evaluation and Selection of Deloitte &
Board Meetings and Committees	32	Touche LLP	86
Additional Governance Features	35	Audit Fees and Non-Audit Fees	87
Corporate Governance Materials	38	Policy on Audit Committee Pre-Approval of Audit
Related Person Transaction Disclosure	38	and Permissible Non-Audit Services	87
COMPENSATION OF NON-EMPLOYEE DIRECTORS		Audit Committee Report	88
Director Compensation	40	INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP		Who Can Vote	89
Security Ownership Table	43	Notice and Access	89
Hedging Policy	43	How to Vote	89
Greater than 5% Beneficial Owners	44	Revoking Your Proxy or Changing Your Vote	89
EXECUTIVE COMPENSATION		Discretionary Voting Authority	90
Item 2. Advisory Vote to Approve the Compensation Paid		Voting Standards	90
to the Company’s Named Executive Officers	45	Proxy Solicitation	90
Information Concerning Executive Officers	46	Electronic Delivery of Proxy Statement	91
Compensation Discussion and Analysis	47	Householding of Proxy Materials	91
Executive Summary	47	MDU Resources Group, Inc. 401(k) Plan	91
2023 Compensation Framework	51	Annual Meeting Admission and Guidelines	91
2023 Compensation for Our Named Executive Officers	55	Conduct of the Meeting	92
Other Benefits	64	Stockholder Proposals, Director Nominations, and
Compensation Governance	66	Other Items of Business for 2025 Annual Meeting	92

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Cautionary information and forward-looking statements. This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, including the anticipated separation of the company’s construction services business or the proposed future structure of two pure-play publicly traded companies, future events, or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, those described in Part I—Item 1A “Risk Factors” in our 2023 Annual Report on Form 10-K (2023 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings. Caution should be taken not to place undue reliance on any such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT SUMMARY
To assist you in reviewing the company’s 2023 performance and voting your shares, we call your attention to key elements of our 2024 Proxy Statement. The following is only a summary and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting. For more information about these topics, please review the full Proxy Statement and our 2023 Annual Report to Stockholders.

■	Annual Meeting Information

Meeting Information	Summary of Stockholder Voting Matters
Time and Date	Voting Matters		Board Vote Recommendation	See Page

10:30 a.m. Central Daylight Saving Time Tuesday, May 14, 2024	Item 1.	Election of Directors	FOR Each Nominee	18
	Item 2.	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR	45
Place	Item 3.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024	FOR	86
MDU Resources Corporate Office 1200 West Century Avenue Bismarck, ND 58506

Proxy Distribution
This Proxy Statement will first be sent to stockholders requesting written materials on or about March 29, 2024.
Who Can Vote
If you held shares of MDU Resources Group, Inc. common stock at the close of business on March 15, 2024, you are entitled to vote at the annual meeting. You are encouraged to vote in advance of the meeting using one of the following voting methods.

How to Vote
Registered Stockholders
If your shares are held directly with our stock registrar, you can vote any one of four ways:
:	By Internet:	Go to the website shown on the Notice of Availability of Proxy Materials (Notice) or Proxy Card, if you received one, and follow the instructions.
)	By Telephone:	Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 13, 2024.

*	By Mail:	If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
	In Person:	Attend the annual meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting.
Beneficial Stockholders
If you hold shares beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), you will receive voting instructions from said bank, broker, or other holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from your bank, broker, or other holder of record of your shares and present it at the meeting.

1 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

■	Company Overview

About MDU Resources Group, Inc.

A diversified energy and infrastructure company operated primarily through two business segments: regulated energy delivery and construction services.	Our Businesses

Electric and Natural Gas Utilities
Our Vision
Our utility companies serve approximately 1.19 million customers across eight states.
With integrity, Building a Strong America while being a great and safe place to work.

Pipeline
Our Mission
We provide natural gas transportation, underground natural gas storage, cathodic protection and other energy-related services.
Deliver superior value to stakeholders by providing essential infrastructure and services to America.

Construction Services
Our Strategy
One of the largest electrical contractors in the United States, with approximately 7,000 employees.
Deliver superior value and achieve industry-leading performance by becoming a pure-play regulated energy delivery company, while pursuing organic growth opportunities.

Our Integrity Code

Commitment to Integrity	Commitment to Customers, Suppliers and Competitors
We will conduct business legally and ethically with our best skills and judgment.	We will compete in business only by lawful and ethical means.
Commitment to Shareholders	Commitment to Communities
We will act in the best interests of our corporation and protect its assets.	We will be a responsible and valued corporate citizen.
Commitment to Employees
We will work together to provide a safe and positive workplace.

MDU Resources Group, Inc. Proxy Statement 2

Proxy Statement

Celebrating 100 years of Service and Success
MDU Resources has come a long way since its start in 1924 as a small electric utility serving a handful of small communities on the Montana and North Dakota border. As the company celebrates its centennial anniversary in 2024, it’s a fitting time to reflect on MDU Resources’ remarkable journey over the past 100 years.
Since its incorporation on March 14, 1924, when it was providing electricity to rural communities, MDU Resources has grown into a corporation with operations across the United States. It has been listed on the New York Stock Exchange under the ticker MDU since 1948.
Early on, MDU Resources realized the value of building upon its expertise to grow the company by developing businesses around its existing services. The company’s success includes growing two businesses to be large enough to be spun off to stand on their own as publicly traded companies:

■	Knife River Corporation (Knife River), MDU Resources’ construction materials and contracting subsidiary, was spun off in 2023.
■	The construction services business is expected to be spun off in late 2024.
While MDU Resources branched out into other industries, it has throughout its history remained committed to its core business of regulated energy delivery.
Today, MDU Resources’ utility operations serve nearly 1.2 million electric and natural gas customers across eight states. Its pipeline business has approximately 3,800 miles of regulated natural gas transmission lines and is home to the largest underground natural gas storage field in North America.
As MDU Resources celebrates 100 years of serving communities, the company’s goal remains simple: Continue to grow while providing safe, reliable and cost-effective energy to the customers and communities it serves.

3 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

■	Business Performance Highlights

Future Structure of MDU Resources
The company’s board of directors has determined the future company structure that is most likely to maximize long-term value for stockholders is to create two pure-play publicly traded companies, one focused on regulated energy delivery and the other on construction services. To achieve this future structure, the company is working toward a spinoff its construction services business to create a standalone leading construction services company.

In addition to pursuing each of these strategic initiatives, all of our business segments performed well despite inflationary pressures and supply chain challenges throughout 2023.

Operational Achievements
Record Electric Retail Sales Volumes	Record Pipeline Earnings and Natural Gas Transportation Volumes	Record Construction Services Revenues and Earnings

Regulated Energy Delivery
■	Continued Growth with New Customers. Over 15,000 new customers were connected to our utilities system, representing customer growth of 1.3%.
■
Increased Electric Retail Sales Volume. Electric retail sales volumes increased 25.5% compared to 2022, to an all-time record high for the company. The increase was primarily from electricity usage at a data center that began operating in the company’s service territory near Ellendale, North Dakota in mid-2023.

■
Record Pipeline Earnings and Volumes. The pipeline business had record earnings of $46.9 million in 2023, up 33% compared to $35.3 million in 2022. The pipeline business had record annual transportation volumes, which increased 17% compared to 2022. The volume increases were largely from higher contracted volume commitments on the North Bakken Expansion project and other expansion projects placed in service in 2022 and 2023. The company now has capacity to transport approximately 2.6 billion cubic feet of natural gas per day.

■
Natural Gas Pipeline Expansion. The 2023 Line Section 27 expansion project in northwestern North Dakota was placed in service March 1, 2024. The project added 175 million cubic feet of natural gas transportation capacity per day. Construction is expected to begin in the second quarter of 2024 on the Wahpeton expansion project, which will add approximately 20 million cubic feet of natural gas transportation capacity per day in eastern North Dakota. An expansion project to serve a natural gas-fired power plant in northwestern North Dakota is expected to be in service in the third quarter of 2024. The project will add 137 million cubic feet of natural gas transportation capacity per day.

Construction Services
■
Record Revenues. The construction services segment earned record net income of $137.2 million in 2023, compared to $124.8 million in 2022. Revenues were a record $2.85 billion, compared to $2.70 billion in 2022. Demand continues to be extremely strong for construction services work, with the construction services backlog at $2.01 billion at December 31, 2023.

■
Industry Leading. The construction services segment climbed two spots to No. 10 on the top 600 specialty contractors list in 2023. The company ranked in the top 10 in three subcategories: fire protection, utility, and electrical. The company ranked 26th in mechanical. The construction services segment was ranked No. 4 on the 2023 Top 50 Electrical Contractors list.

MDU Resources Group, Inc. Proxy Statement 4

Proxy Statement

Results of Knife River Corporation Separation
On May 31, 2023, the Company completed the previously announced separation of Knife River, its former construction materials and contracting segment, into a new publicly traded company. The separation was achieved through the company's pro-rata distribution of approximately 90 percent of the outstanding shares of Knife River to the company's common stockholders. To effect the separation, the company distributed to its stockholders one share of Knife River common stock for every four shares of the company's common stock held on May 22, 2023, the record date for the distribution, with the company retaining approximately 10 percent, or 5.7 million shares of Knife River common stock immediately following the separation. In the fourth quarter of 2023, the company completed the tax-free exchange of its retained shares and recognized a gain of $186.6 million, which was reflected in continuing operations.

Performance from Continuing Operations
	2019	2020	2021	2022	2023
Electric Distribution
Retail Sales (million kWh)	3,314.3	3,204.5	3,271.6	3,343.9	4,196.2
Customers	143,346	143,782	144,103	144,561	145,108
Natural Gas Distribution
Retail Sales (MMdk)	123.7	114.5	115.3	131.2	122.6
Transportation (MMdk)	166.1	160.0	174.4	167.7	190.3
Customers	977,468	997,146	1,016,670	1,034,821	1,049,275
Pipeline Transportation (MMdk)
	429.7	438.6	471.1	482.9	567.2
Construction Services Revenues (millions)
	$1,849.3	$2,095.7	$2,051.6	$2,699.2	$2,854.4

■	Financial Performance Highlights

■
The company achieved earnings of $480.4 million from continuing operations, or $2.36 per share, which includes the gain of $186.6 million on the tax-free exchange of the retained shares of Knife River, or $0.91 per share.

■	The chart below shows earnings per share from continuing operations and compound annual growth rate (CAGR) of 10.8% over the last five years.

*
Results include the gain of $186.6 million on the tax-free exchange of the retained shares of Knife River in the fourth quarter 2023. MDU Resources has reported Knife River’s results and the transaction costs and certain interest expenses associated with the separation as discontinued operations, and MDU Resources’ prior period results have been restated to reflect the separation.

**
The compound annual growth rate (CAGR) was calculated using earnings per share from continuing operations of $1.45 per share, which excludes the non-recurring gain on the tax-free exchange of retained shares of Knife River of $0.91 per share.

5 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

■	Returned $142 million to stockholders through dividends during 2023:
☐
Established future dividend target in 2023 targeting a dividend payout ratio of 60% to 70% of regulated energy delivery earnings relating to the company’s anticipated future as a pure-play regulated energy delivery business; and

☐ Paid uninterrupted dividends for 86 straight years.
■	Member of the S&P MidCap 400.

$142 million	Dividends Paid	86 Years
Stockholder Returns	$822 Million	of Uninterrupted
Through Dividends	Over the Last 5 Years	Dividend Payments

■	Corporate Governance Practices

MDU Resources is committed to strong corporate governance aligned with stockholder interests. The board, through its nominating and governance committee, regularly monitors leading practices in governance and adopts measures that it determines are in the best interests of the company and its stockholders. The following highlights our corporate governance practices and policies. See the sections entitled “Corporate Governance” and “Executive Compensation” for more information on the following:

✓	Annual Election of All Directors	✓	Standing Committees Consist Entirely of Independent Directors
✓	Majority Voting for Directors	✓	Active Investor Outreach Program
✓	No Shareholder Rights Plan	✓	One Class of Stock
✓	Succession Planning and Implementation Process	✓	Stock Ownership Requirements for Directors and Executive Officers
✓	Separate Board Chair and CEO	✓	Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
✓	Executive Sessions of Independent Directors at Every Regularly Scheduled Board Meeting	✓	No Related Party Transactions by Our Directors or Executive Officers
✓	Annual Board and Committee Self-Evaluations	✓	Compensation Recovery/Clawback Policy
✓	Risk Oversight by Full Board and Committees	✓	Annual Advisory Approval on Executive Compensation
✓	Environmental and Social Oversight by Full Board and Board Committee	✓	Mandatory Retirement for Directors at Age 76
✓	Proxy Access for Stockholders	✓	Directors May Not Serve on More Than Three Public Company Boards Including the Company’s Board
✓	All Director Nominees are Independent Other Than Our CEO	✓	Diverse Board in Terms of Gender, Race, Experience, Skills and Tenure

MDU Resources Group, Inc. Proxy Statement 6

Proxy Statement

Director Nominees
The board recommends a vote FOR the election of each of the following nominees for director. Eight directors stand for election; one new nominee stands for election. David L. Goodin has not been renominated for reelection and his term will expire at the company’s 2024 annual meeting. See the section entitled “Board of Directors” for further information. The nominees’ ages are current as of December 31, 2023. Additional information about each director’s background and experience can be found beginning on page 18.

Name	Age	Director Since	Primary Occupation	Board Committees
Darrel T. Anderson	65	2023	Former president and chief executive officer of IDACORP and Idaho Power Company, a regulated electric utility company	• Compensation • Environmental and Sustainability
James H. Gemmel	38	2023	Partner of Corvex Management LP, an investment management firm focused on fundamental, valued-based investments	• Audit • Environmental and Sustainability
Douglas W. Jaeger	56	Nominee	President and chief executive officer of Ulteig, Inc., a professional engineering services firm
Dennis W. Johnson	74	2001	Chair, president, and chief executive officer of TMI Group Incorporated, manufacturers of casework and architectural woodwork	Chair of the board • Compensation (Chair) • Nominating and Governance
Nicole A. Kivisto	50	2024	President and chief executive officer, MDU Resources Group, Inc.	Executive officer
Dale S. Rosenthal	67	2021	Former senior executive, including strategic director, division president of Clark Financial Group, and chief financial officer of Clark Construction Group, a building and civil construction firm	• Compensation • Environmental and Sustainability (Chair)
Edward A. Ryan	70	2018	Former executive vice president and general counsel of Marriott International	• Nominating and Governance (Chair) • Compensation
David M. Sparby	69	2018	Former senior vice president and group president, revenue, of Xcel Energy and president and chief executive officer of its subsidiary, NSP-Minnesota	• Audit (Chair) • Nominating and Governance
Chenxi Wang	53	2019	Founder and managing general partner of Rain Capital Fund, L.P., a cybersecurity-focused venture fund	• Audit • Environmental and Sustainability

Independence	Board Refreshment		Tenure		Diversity
89%		Five new members have been elected, nominated or appointed to the board over the last five years.	0-4 Years	Average Tenure	Gender
	New Members		5-10 Years	5.6 Years	Three director nominees are women.	33%
The board has determined that all director nominees, other than Ms. Kivisto, meet the independence standards set by the NYSE and SEC.			11+ Years		Race/Ethnicity
	+5		The average tenure of the current directors nominated for election reflects a balance of company experience and new perspective.		One director nominee is ethnically diverse.	11%
On May 31, 2023, the company successfully completed the tax-free spinoff of Knife River. To ensure a successful separation, several board members transitioned to Knife River’s board of directors. The company appointed two new directors in 2023 and Nicole A. Kivisto was appointed as the new president and chief executive officer and director on January 6, 2024. The board of directors brings a dynamic blend of seasoned professionals and new members, each contributing unique insights. The new directors’ fresh perspective aligns with the company’s goal of enhancing value for stockholders by becoming a pure-play regulated energy delivery company.

7 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

■	Compensation Highlights

In this year of significant change, the compensation committee continued in 2023 to focus its compensation decisions to ensure management’s interests are aligned with those of our stockholders and the performance of the company. Executive compensation for 2023 combined a market competitive base salary with an annual incentive based on the achievement of company performance and long-term incentive in the form of equity to further align management’s interests with those of our stockholders. The company’s executive compensation is based on providing compensation opportunities to attract and retain top talent focused on achievement of short and long-term business results.

■	Over 80% of our chief executive officer’s target compensation and approximately 70% of our other named executive officers’ target compensation are at risk.
■
100% of our named executive officers’ annual incentive is performance-based and tied to performance against pre-established, specific, measurable goals. Time-vesting restricted stock units were awarded to our named executive officers’ long-term incentive in this year of change and require the executive to remain employed with the company through the vesting period.

■	We require our named executive officers to own a significant amount of company stock based upon a multiple of their base salary.
■
The 2023 annual cash incentive award program for executive officers included a diversity, equity and inclusion performance modifier based upon the company’s achievement of certain measures to attract, retain, and develop a diverse and inclusive workforce.

2023 Named Executive Officer Target Pay Mix

At the 2023 Annual Meeting, the company’s advisory vote
to approve executive compensation received support from
over 97% of the common stock represented at the
meeting and entitled to vote on the matter.

MDU Resources Group, Inc. Proxy Statement 8

Proxy Statement

Key Features of Our Executive Compensation Program

What We Do

☑
At Risk Compensation - In 2023, the compensation committee tied the annual cash incentive to financial and strategic performance measures intended to reward the named executive officers for the accomplishment of these goals. Typically, the compensation committee awards a combination of performance share awards and time-vesting restricted stock units. But for 2023, due to the spinoff of Knife River, long-term incentive awards consisted solely of time-vesting restricted stock units which may be earned based on continued service of the named executive officer at the end of the three-year period. All long-term incentives are paid through shares of common stock which encourages stock ownership by our named executive officers.

☑	Independent Compensation Committee - All members of the compensation committee meet the independence standards under the NYSE listing standards and the SEC rules.
☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, corporate and business segment economic environment, and the actual performance of the overall company and the business segments.

☑	Balanced Mix of Pay Components - The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑	Mix of Financial and Strategic Goals - Use of a mixture of financial and strategic goals to measure performance prevents overemphasis on a single metric.
☑
Diversity, Equity and Inclusion (DEI) Modifier - The 2023 annual cash incentive included a DEI modifier aimed at furthering the company’s diversity, equity and inclusion initiatives. The DEI modifier increases or decreases the annual incentive up to 5% based on the compensation committee’s consideration of the company’s progress on DEI initiatives.

☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our CEO is required to own stock equal to six times their base salary. The other named executive officers are required to own stock equal to three times their base salary. The named executive officers also must retain at least 50% of the net after-tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment. Net performance shares must also be held until share ownership requirements are met.

☑
Clawback Policy - The company’s Incentive Compensation Recovery policy provides for the recovery of certain incentive-based compensation in the event of an accounting restatement. The recoverable amount is the amount of incentive-based compensation which exceeded the amount the executive officer would have received if it had been determined based on the restated financial reporting measure.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation.

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■	Sustainability Highlights

MDU Resources manages its business with a long-term view toward sustainable operations, focusing on how economic, environmental, and social considerations can help us continue to provide affordable and reliable essential products and services to our customers. We integrate sustainability considerations into our business strategy because it directly affects long-term business viability and profitability. MDU Resources celebrated 100 years in business on March 14, 2024. We are proud of this accomplishment, and it is a testament to how we do business. We view sustainability as doing business responsibly, which is a cornerstone to our lasting success. Our focus on sustainability makes our company a better corporate citizen while creating opportunities to increase revenues and profitability, create a competitive advantage, and attract a skilled and diverse workforce. We have invested significantly more time and resources into our environmental, social and governance efforts in the past several years. Highlights of our enhanced efforts and achievements in the past year are set forth below. For the company’s complete outline of environmental, social and governance responsibilities, see our Sustainability Report. The information provided in the Sustainability Report is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Environmental Stewardship
Governance
Social Responsibility

Reporting Frameworks
To better serve our investors and other stakeholders, we report environmental, social, governance, and sustainability (ESG/sustainability) metrics relevant and important to our operations in the frameworks that provide our stakeholders more uniform and transparent data and information, allowing for comparison with our peers and other companies operating in our industries. For our applicable industries, we report ESG/sustainability metrics using frameworks developed by the Sustainability Accounting Standards Board (SASB), and the reporting templates developed by the Edison Electric Institute (EEI) and the American Gas Association (AGA), and we continue to incorporate guidance from the Task Force on Climate-Related Financial Disclosures (TCFD) into our reporting as summarized below:

Reporting Frameworks	Business Segment
SASB	Construction Services
AGA	Pipeline
EEI / AGA	Electric and Natural Gas Utilities
TCFD	We continue to enhance and expand our disclosure of the company’s governance, strategy, risk management, and metrics and targets related to climate risk in accordance with guidance from the TCFD.

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Proxy Statement

Governance of Environmental and Social Responsibility
MDU Resources is committed to strong corporate governance practices in all areas, including governance of environmental and social responsibility. For more information on the company’s governance practices and policies, see the “Corporate Governance” section in this Proxy Statement. Below is an overview of our governance practices related to the oversight of environmental and social responsibility:

Board of Directors	The board of directors is ultimately responsible for oversight responsibility with respect to environmental, health, safety, social, and other sustainability matters applicable to the company.

Environmental and Sustainability Committee
The environmental and sustainability committee is a standing committee of the board and meets quarterly in conjunction with the regular board meetings. The committee assists the board in fulfilling its oversight responsibilities with respect to environmental, social, and other sustainability matters, including climate change risks and opportunities, health, and safety.

Management Policy Committee
The management policy committee is comprised of the business unit presidents and senior company officers. The committee meets weekly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, and safety.

Executive Sustainability Committee
The executive sustainability committee is comprised of corporate and business unit senior executives and supports execution of the company’s environmental and sustainability strategy and establishes, maintains, and enhances the processes, procedures, and controls for the company’s environmental and sustainability disclosures.

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Environmental Stewardship
MDU Resources operates in a way that minimizes impacts and promotes conservation while maximizing resource use in meeting our customers’ needs because we know having a sound, stable environment is critical to continuing our businesses. Some of MDU Resources’ efforts include engaging in wildlife protection practices, promoting emission reduction and fuel conservation, working with wildlife regulatory agencies, developing water enhancement practices, protecting water quality, controlling and preventing the spread of noxious weeds, reducing noise, and implementing programs to develop and enhance public spaces in the communities we serve.

MDU Resources operates with three primary environmental goals:
Minimize waste and maximize resources.

Be a good steward of the environment, while providing high-quality and reasonably priced products and services.

Comply with or surpass all applicable environmental laws, regulations and permit requirements.

Greenhouse Gas Scope 1 and Scope 2 Emissions

■
Carbon Footprint. While we have reported carbon emissions from our electric generating fleet for many years, as of January 1, 2022, we began tracking our Scope 1 and Scope 2 carbon emissions across the company to establish our corporatewide baseline of emissions. The results of our 2022 inventory established our corporatewide emissions baseline and practices for collecting data. With this knowledge, we are evaluating potential additional opportunities for corporatewide carbon emission intensity reductions. For more information on anticipated future reporting and emission reduction goals, see our Sustainability Report.

Renewable Natural Gas and Electric Generation

■	Generation Capacity by Fuel Type. Montana-Dakota Utilities’ historical and year-end 2023 total generating capacity by fuel type shows the shift from coal to more renewable resources as follows:

25%
2005
75%
32%
35%
2023
33%
Coal
Natural Gas
Wind

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■
Wind Generation Capacity. Montana-Dakota Utilities has 205 megawatts of installed wind generation capacity at three locations, providing more than 32% of customers’ electric energy requirements in 2023. Montana-Dakota Utilities also owns a 7.5-megawatt heat recovery facility in south-central North Dakota, which uses high-temperature exhaust gas as the primary heat source. Because waste heat is used to drive this generating facility, no additional fossil fuel is required and incremental emissions to generate electricity are negligible.

Montana-Dakota Utilities owned renewable generation facilities include:
	☐	155.5-megawatt Thunder Spirit Wind farm near Hettinger, North Dakota.
	☐	30-megawatt Diamond Willow Wind farm near Baker, Montana.
	☐	19.5-megawatt Cedar Hills Wind farm near Rhame, North Dakota.
	☐	7.5-megawatt Glen Ullin Waste Heat electric generation facility near Glen Ullin, North Dakota.

Montana-Dakota Utilities is constructing an 88-megawatt simple-cycle, natural gas-fired combustion turbine peaking unit at the Heskett Station site in Mandan, North Dakota. For additional information about Montana-Dakota Utilities’ electric load forecasting, demand and supply analysis, and risk analysis, see our Sustainability Report.

■    Methane Emissions. We have established a near-term methane emissions intensity reduction target of 25% by 2030, compared to our 2020 rate, at our natural gas pipeline business. In addition, WBI Energy joined the One Nation’s Energy Future Coalition (ONE Future Coalition) in 2022. The ONE Future Coalition is a group of more than 55 natural gas companies working together to voluntarily reduce methane emissions across the natural gas value chain to 1% or less by 2025. It is comprised of some of the largest natural gas production, gathering and boosting, processing, transmission and storage, and distribution companies in the U.S.
The natural gas distribution segment established in 2023 a methane emissions reduction target of 30% by 2035 compared to 2022 levels. We continue working toward our electric generation greenhouse gas emissions intensity reduction target of 45% by 2030 compared to 2005 levels. As of December 31, 2022, we had achieved an electric generation emissions intensity reduction of 40% since 2005.
■    Climate Scenario Analysis. The company completed a climate scenario analysis in 2021 for its electric generation operations following guidance from the TCFD.

■
Climate-Related Risks and Opportunities. In 2022, according to TCFD guidance, our businesses enhanced their understanding and identification of our climate-related risks and opportunities over the short, medium and long term. This exercise helps us strategically prepare to mitigate potential risks and optimize opportunities. Examples of some of the key items identified include:

☐
Both risks and opportunities from increased frequency and duration of severe weather events. For instance, property and facility damage is a risk that can result from inclement weather. Weather-related damage also presents an opportunity, however, as our construction services business can provide infrastructure repair and reconstruction services.

	☐	Both risks and opportunities from efforts to decarbonize electric generation sources. This requires investment in, partnership with, and construction of renewable energy sources, such as wind and solar generation and biogas producers. It is also expected that natural gas will be needed as a backup generation fuel source for periods when renewable sources are unavailable.
	☐	Changes in public policy to address climate change could create risks and opportunities as demand for the company’s products and services could be impacted, costs could escalate, and modifications and additional investment in our regulated energy delivery business may be necessary to ensure reliability of service to customers.

As suggested by TCFD guidance, MDU Resources continues its effort to assess and document our climate-related risks and opportunities. For our full risks and opportunities assessment, see our Sustainability Report.

■    Energy Efficiency. Our utility companies actively pursue programs to increase energy efficiency and conservation for electric and natural gas customers. This includes partnering with local community action agencies in providing low-income assistance for utility customers and offering residential and commercial incentive programs that promote installation of energy-efficient electric and natural gas equipment.

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■Renewable Natural Gas. Our utility companies are pursuing additional opportunities to provide renewable natural gas to customers. We have produced renewable natural gas from the Billings, Montana, landfill for customer use since 2010. In Idaho, three dairy digesters have been adding renewable natural gas to our system for customer. Two additional projects are expected to begin delivery in 2024. In Oregon, Cascade Natural Gas plans to construct a renewable natural gas production facility at the landfill in Deschutes County. This renewable natural gas will be delivered into the Cascade Natural Gas distribution system. The utility companies continue to pursue renewable natural gas project opportunities.

1.66 million dekatherms

of RNG produced from Billings Regional Landfill since 2010.

1.94 million dekatherms

injected into the Intermountain gas system from dairy digesters since 2019.

The cumulative production is enough to heat 48,000 households for a year based on annual consumption of 75 dekatherms.
■    Natural Gas Utility Customer Energy Efficiency and Conservation Programs. In Washington, Cascade Natural Gas manages and offers rebates through its long-standing Conservation Incentive Program, which encourages customers to install high-efficiency appliances and use efficiency measures. The rebates are available to residential, commercial and industrial customers. Cascade Natural Gas also offers rebates to qualified agencies for delivery of weatherization services to income-qualified natural gas customers. In Oregon, as part of Cascade Natural Gas’ efforts to mitigate greenhouse gas impacts, and serve as a good steward of our environment, Cascade Natural Gas partners with the Energy Trust of Oregon to deliver energy efficiency opportunities to core residential and commercial natural gas customers.
■    Environmental Recognitions.

☐
The construction services segment’s subsidiary Bombard Electric, LLC was named one of the top U.S. solar contractors by Solar Power Magazine, ranking No. 2 in Nevada in the solar contractor’s division and No. 29 nationwide in the engineering, procurement and construction division.

■    Vehicle Emission Reduction Efforts. The construction services segment continues to evaluate efforts to reduce vehicle emissions including electric vehicles and improving fuel efficiency with smaller vehicles to mitigate fuel costs and help reduce emissions whenever feasible.
■    Renewable and Climate-Related Opportunities. The national interest in renewable electric generation sources provides growth opportunities and the construction services segment continues to expand renewable installation offerings, including battery energy storage systems, electric vehicle charging infrastructure, microgrids and renewable natural gas/hydrogenfueled electric generating units. In addition to renewable-related projects, the construction services segment provides electric distribution fire-hardening services for utility customers. This typically involves converting overhead power line facilities to underground facilities, where they are less susceptible to wildfire and weather impacts.

Social Responsibility
MDU Resources operates at the discretion of various stakeholders, including customers, stockholders, employees, regulators, lawmakers, and the communities where we do business. It is these stakeholders who allow us to conduct our business and are vital to our success. MDU Resources remains committed to maintaining the trust of these stakeholders by operating with integrity and being a good corporate citizen. Below are highlights of our social responsibility programs relating to our employees, stockholders, communities, and customers.

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■    Consideration for Environmental and Social Justice. MDU Resources strives to ensure all stakeholders are afforded the same degree of protection from environmental and health hazards, and have equal opportunity for engagement in our projects. Our operating companies give consideration and special outreach to stakeholders identified as potentially having reduced accessibility to information about active projects and engagement opportunities because of race, color, national origin or income. Our outreach efforts include identifying stakeholders within project areas and attempting to convey information and receive feedback via a form that best fits those stakeholders’ needs, which may include direct mailings, community meetings, trusted partnerships and face-to-face conversations.
■    Employees and Human Capital Management. At MDU Resources, we strive to build a strong team of employees with a focus on integrity and safety and a commitment to diversity, equity, and inclusion. Our team included 9,145 employees located in 27 states as of December 31, 2023. Our number of employees peaked in the first quarter of 2023 at just over 11,000. Our Employer Information Report EEO-1 is available on our website at www.mdu.com/careers. The information on our website is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

☐
Diversity, Equity, and Inclusion. MDU Resources is committed to an inclusive environment that respects the differences and embraces the strengths of our diverse employees. Essential to the company’s success is its ability to attract, retain, and engage the best people from a broad range of backgrounds and build an inclusive culture where all employees feel valued and contribute their best. To aid in the company’s commitment to an inclusive environment, each business segment has a diversity officer who serves as a conduit for diversity-related issues and provides a voice for all employees. The company requires employees to participate in training on the company’s code of conduct and additional courses focusing on diversity, effective leadership, equal employment opportunity, workplace harassment, respect, and unconscious bias. The company has three strategic goals related to diversity:

•Enhance collaboration efforts through cooperation and sharing of best practices to create new ways of meeting employee, customer, and stockholder needs;
•Maintain a culture of integrity and safety by ensuring employees understand these essential values, which are part of the company’s vision statement; and
•Increase productivity and profitability through the creation of a work environment that values all perspectives and methods of accomplishing work.
☐    Energize Diversability. In 2024, the regulated energy delivery companies implemented a pilot program "Energize Diversability". This program brings disabled individuals into the workplace through customized employment opportunities.
☐    Compensation and Pay Equity. Equity in the workplace includes pay equity, regardless of an employee’s gender, race or other individual attributes. MDU Resources and its companies annually analyze pay equity by comparing the compensation of employees in the same or similar positions. MDU Resources also annually reviews our pay structure by position compared to like positions across the market using information from leading compensation consulting firms. MDU Resources engages a third-party compensation consultant every three years to review the salary grade structure and job compensation. This study was most recently completed and fully implemented in 2023 for calendar year 2024.
☐    Executive Compensation and Diversity, Equity, and Inclusion. In February 2022, the board of directors first approved a performance modifier for the annual incentive award program for executive officers based upon the company’s achievement of certain measures to attract, retain, and develop a diverse and inclusive workforce. Each year since that time, the board of directors has tracked and measured success of a DEI modifier goal annually for executives. The DEI modifier includes a focus on representation of diverse employees in executive succession plans, outreach efforts to attract diverse candidates for open positions at the company, implementing enhanced diversity, equity, and inclusion training and mentoring for new employees, and development of enhanced employee data dashboards to further support the company’s efforts to attract, retain, and develop a diverse and inclusive workforce. For more information on the DEI modifier and the results for 2023, please refer to the “2023 Compensation for Our Named Executive Officers” section in the “Compensation Discussion and Analysis.” In February 2024, the compensation committee and board of directors approved new executive goals that cover environmental, social, and diversity, equity, and inclusion.
☐    CEO Action for Diversity and Inclusion Pledge. In March 2022, MDU Resources’ chief executive officer signed the CEO Action for Diversity and Inclusion Pledge, joining more than 2,000 chief executive officers in signing and committing to four goals to be a catalyst for further conversations and action around diversity and inclusion in the workplace. The four goals include:
•Cultivating environments that support open dialogue on complex and often-difficult conversations.
•Implementing and expanding unconscious bias education and training.

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•Sharing best-practice diversity, equity and inclusion programs and initiatives.
•Engaging boards of directors when developing and evaluating diversity, equity and inclusion strategies.
☐    Building People. Building a strong workforce begins with employee recruitment. The company uses a variety of means to recruit new employees for open positions, including posting on the company’s website, employee referrals, union workforce, direct recruitment, advertising, social media, career fairs, partnerships with colleges and technical schools, job service organizations, and associations connected with a variety of professions. The company also utilizes internship programs to introduce individuals to the company’s business operations and provide a possible source of future employees. Building a strong workforce also requires developing employees in their current positions and for future advancement. The company provides opportunities for advancement through job mobility, succession planning, and promotions both within and between business segments. The company provides employees the opportunity to further develop and grow through various forms of training, mentorship programs, and internship programs.

Building a Strong Workforce Program. The regulated energy delivery companies provide all employees an opportunity in mentoring and job shadow programs on an annual basis. Additionally, through succession planning, high potential employees are identified and provided with additional developmental opportunities that help prepare them for future opportunities and advancement within the organization. The companies partner with third party leadership development groups as well as providing internal development opportunities that help prepare our future leaders. The MDU Resources’ Environmental and Sustainability Committee receives annual reports on the individuals and the development that is being provided to all candidates for succession.

Building Leaders Program. The construction services segment’s Building Leaders program gives high-performing employees an opportunity to enhance their leadership skills. Participants attend a two-day, in-person training session focused on communication, teamwork and other professional development topics. Following the training, participants are assigned an advisor who has been selected from their company’s leaders. Participants, drawing from a personal development plan created during training, are responsible for setting up and leading discussions with their advisors for one year following training.

☐    Safety. The company is committed to safety and health in the workplace. To ensure safe work environments, the company provides training, adequate resources, and appropriate follow-up on any unsafe conditions or actions. The company has policies and training that support safety in the workplace, including training on safety matters through classroom and toolbox meetings on job sites. To help facilitate a strong safety culture, MDU Resources also has a safety leadership council that aims to identify and adopt best management practices to aid in the prevention of occupation injuries and illness.
☐    Ethics Reporting. MDU Resources’ employees are encouraged to ask questions or report concerns to their supervisor. If employees have concerns that something may be unethical or illegal within the company, they are encouraged to report their concerns to a human resources representative, a company executive, or their compliance officer. For those wishing to remain anonymous, MDU Resources also has an anonymous reporting hotline. Employees, customers, and other stakeholders can report confidentially and anonymously through this third-party telephone and internet-based reporting system any concerns about possible unethical or illegal activities. Reports are carefully considered and investigated. Summaries of the reports and investigative results are provided to the audit committee of the board of directors.
■    Vendor Code of Conduct. MDU Resources has a Vendor Code of Conduct that outlines our expectations of vendors, including ethical business practices, workplace safety, environmental stewardship and compliance with applicable laws and regulations.
■    Our Stockholders. MDU Resources’ management is committed to acting in the best interest of the corporation, protecting its assets, and serving the long-term interests of the company’s stockholders. This includes protecting our tangible interests, such as property and equipment, as well as intangible assets, such as our reputation, information, and intellectual property. For information on our stockholder outreach program, see “Stockholder Engagement” in the section entitled “Corporate Governance” of this Proxy Statement.
■    Our Communities.
☐    Community Health and Safety. The pipeline and natural gas utility companies’ pipeline integrity and safety management programs provide guidelines for the continual evaluation of their pipeline systems using risk-based criteria that allows our companies to take proactive measures to ensure public safety and protect the environment. In addition, the pipeline safety management systems are comprehensive, continuous improvement programs designed to promote a culture dedicated to employee and public safety and environmental protection while maintaining the safety and reliability of our natural gas distribution, transmission, and storage facilities.

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☐
Charitable Giving. MDU Resources is proud of its record of supporting qualified organizations that enhance quality of life. Our philanthropic goal is to be a “neighbor of choice.” The MDU Resources Foundation was incorporated in 1983 to support the corporation’s charitable efforts and has contributed more than $44 million to worthwhile organizations. In 2023, the MDU Resources Foundation contributed $2.09 million to charitable organizations. In addition to contributions through the MDU Resources Foundation, our business segments and companies regularly make charitable donations and in-kind donations to the communities where they do business.

☐    Volunteerism. We encourage and support community volunteerism by our employees. The MDU Resources Foundation contributes a $750 grant to an eligible nonprofit organization after an employee or group of employees volunteer a minimum of 25 hours to the organization during non-company hours in a calendar year. Eligible organizations are local 501(c) nonprofit organizations providing services in categories of civic and community activities, culture and arts, education, environment, and health and human services. In 2023, the foundation granted $99,000 under this program, matching over 7,694 employee volunteer hours.
☐    Education. We encourage support of educational institutions by all employees. The MDU Resources Foundation matches contributions up to $750 to educational institutions by employees. In addition, the MDU Resources Foundation maintains two separate scholarship programs, which includes funding scholarship programs at institutions of higher education and scholarships for employee family members.
■    Our Customers.
☐    Cascade Arrearage Relief and Energy Savings (CARES Program). Cascade Natural Gas understands that our customers occasionally experience financial difficulties. Cascade Natural Gas has established the CARES program for customers to qualify for a one-time grant as well as a monthly discount on the customer’s billing statement.

☐
Our utility companies consistently rank high in customer satisfaction. In the J.D. Power 2023 Gas Utility Residential Customer Satisfaction StudySM, Intermountain Gas Company ranked first, Cascade Natural Gas ranked second, and Montana-Dakota Utilities ranked fourth among mid-size natural gas utilities in the west region.

The company believes in corporate social responsibility and the fundamental commitment to its stakeholders: customers, employees, suppliers, communities, and stockholders. MDU Resources manages its business with a long-term view toward sustainable operations, focusing on how economic, environmental and social efforts can help us continue to provide affordable and reliable essential products and services to our customers.

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BOARD OF DIRECTORS
ITEM 1. ELECTION OF DIRECTORS
The board expresses its thanks to David L. Goodin, who retired as president and chief executive officer on January 5, 2024, whose term as a director will expire at the 2024 annual meeting. Mr. Goodin began his career in 1983 as an electrical engineer with subsidiary Montana-Dakota Utilities. He served in various positions of increasing responsibility, becoming MDU Resources' president and chief executive officer and director of the company in 2013. Prior to January 4, 2013, Mr. Goodin served as chief executive officer and president of Intermountain Gas Company, Cascade Natural Gas Corporation, Montana-Dakota Utilities Co., and Great Plains Natural Gas Co.
The board currently consists of nine directors. All of the nominees are current directors of MDU Resources with the exception of Douglas W. Jaeger. All of the nominees are standing for election to the board at the 2024 annual meeting to hold office until the 2025 annual meeting and until their successors are duly elected and qualified. David L. Goodin has not been renominated for reelection and his term will expire at the company’s 2024 annual meeting.
The board has affirmatively determined all the director nominees, other than Nicole A. Kivisto, our president and chief executive officer, are independent in accordance with New York Stock Exchange (NYSE) rules, our corporate governance guidelines, and our bylaws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of our company. There are no family relationships among our executive officers and directors.
Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information - Majority Voting” below for further detail.
Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director, if elected. We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. If a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the board as a substitute or the board may choose to reduce the number of directors.
Information about each director nominee’s share ownership is presented under “Security Ownership.”
The shares represented by the proxies received will be voted for the election of each of the nine nominees named below unless you indicate in the proxy that your vote should be cast against any or all the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until their successor has been duly elected and qualified or until the earliest of their resignation, retirement, or death.
The nine nominees for election to the board at the 2024 annual meeting, all proposed by the board upon recommendation of the nominating and governance committee, are listed below with brief biographies. The nominees’ ages are current as of December 31, 2023.
On January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP (Cooperation Agreement), pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to FERC approval, to the board of directors. FERC approval was received on May 1, 2023, and in accordance with the terms of the Cooperation Agreement, Mr. Gemmel was appointed to the board of directors on May 9, 2023. On March 14, 2024, the company entered into an Amended and Restated Cooperation Agreement with Keith A. Meister and Corvex Management LP (Mr. Meister and Corvex Management LP, together with their respective affiliates, the Corvex Group) (Amended and Restated Cooperation Agreement). For further details on the Amended and Restated Cooperation Agreement, see the “Related Person Transaction Disclosure” within the section entitled “Corporate Governance.”
On November 2, 2023, the company announced its intention to separate its construction services business, from the company. The separation is anticipated to result in two independent, publicly traded companies. If the spinoff transaction is completed, the company expects that one or more of its directors may become directors of the new construction services company, in which case they will resign from the company’s board of directors at such time.

The board of directors recommends that the stockholders vote FOR the election of each nominee.

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Director Nominees

	Darrel T. Anderson Age 65	Independent Director Since 2023 Compensation Committee Environmental and Sustainability Committee
Key Contributions to the Board: With over 28 years of experience in the integrated electric utility industry, holding several positions including executive vice president of administrative services, chief financial officer, and president and CEO, Mr. Anderson brings extensive financial and leadership experience in the regulated utility industry. Mr. Anderson also contributes experience with risk oversight and human resources management.

Career Highlights
•
President and chief executive officer of IDACORP, a holding company comprised of Idaho Power, a regulated electric utility company, from 2014 to 2020; executive vice president-administrative services and chief financial officer of IDACORP from 2009 to 2014; president and chief financial officer of Idaho Power from 2012 to 2013; executive vice president-administrative services and chief financial officer of Idaho Power from 2009 to 2011.

•	Board chair of Blue Cross of Idaho, a non-profit mutual insurance company, since May 2023; serving as a board member since 2018.
Other Leadership Experience
•	Former board member of Saint Alphonsus Health System, a non-profit organization that provides medical and health services in Idaho and Oregon, from 2013 to 2019.
•	Former board member and chair of Women's and Children's Alliance, a non-profit organization that provides services to individuals recovering from domestic abuse and sexual assault, from 2008 to 2017.

	James H. Gemmel Age 38	Independent Director Since 2023 Audit Committee Environmental and Sustainability Committee
Key Contributions to the Board: With over 11 years of experience with investment funds and institutions on elevating and valuing public and private companies, Mr. Gemmel brings extensive financial, professional investment management, and collaboration with public company board of directors and senior management teams.

Career Highlights
•	Partner of Corvex Management LP, an investment management firm that focuses on fundamental, valued-based investments, since January 2011.
•
Outside director of Kindred Group PLC, an online gaming company incorporated in Malta and traded on the Swedish stock exchange, since November 2022, serving as chair of the audit committee since April 2023.

Other Leadership Experience
•	Former investment analyst at Federated Hermes Inc., an investment company focused on solutions to help investors target a broad range of outcomes, from 2008 to 2010.
•	Former investment analyst at Prudent Bear Fund of David W. Tice & Associates from 2007 to 2008.

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	Douglas W. Jaeger Age 56	Independent Director Nominee
Key Contributions to the Board: As the current president and chief executive officer of Ulteig, Inc., an employee-owned professional engineering services firm focused on comprehensive engineering, program management, and technical and field services, Mr. Jaeger brings expertise in strategic planning and organizational development. Mr. Jaeger also contributes extensive knowledge in governance, mergers and acquisitions, marketing, financial management, engineering, and construction services. Mr. Jaeger held several executive leadership positions with a publicly traded electric and natural gas company as well as experience with corporate board services and community leadership boards.

Career Highlights
•	Director, president and chief executive officer of Ulteig, Inc., an employee-owned professional engineering services firm since 2015.
•
Former chief executive officer of Adolfson & Peterson, Inc., a privately held construction services firm serving commercial and industrial clients nationally, leading the industry in quality, client loyalty, safety and sustainability, from 2008 to 2013.

•
Former executive positions at Xcel Energy, Inc. including vice president of transmission from 2004 to 2008, vice president of business operations from 2003 to 2004, vice president of retail marketing and sales from 2001 to 2003, and director of product development from 2000 to 2001.

•
Former director of Qualus Power Services/CE Power, a leading pure-play power services firm of energy transitions, with differentiated capabilities across grid modernization, resiliency, security, and sustainability, from 2015 to 2022.

•	Director of Computype Inc., a private company that identifies and tracks critical assets with innovated programs that improve customers’ processes, performance, and control, since January 2011.
Other Leadership Experience
•
Former member of the board of trustees of North American Electric Reliability, a nonprofit international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the grid, from 2013 to 2015.

•
Former founder of AMP Advisors, a firm that provided executive advisory services to private equity investment firms and growth-oriented, technical services businesses around market strategy, business development, acquisition guidance, integration and governance, from 2014 to 2015.

	Dennis W. Johnson Age 74	Independent Director Since 2001 Chair of the Board Compensation Committee Nominating and Governance Committee
Key Contributions to the Board: With over 49 years of experience in business management, manufacturing, and finance, holding various positions including chair, president, and chief executive officer of TMI Group Incorporated for 42 years, as well as his prior service as a director of the Federal Reserve Bank of Minneapolis, Mr. Johnson brings operational, management, strategic planning, specialty contracting, and financial knowledge and insight to the board. Mr. Johnson also contributes significant knowledge of local, state, and regional issues involving North Dakota, the state where we are headquartered and have significant operations, resulting from his service on several state and local organizations.

Career Highlights
•	Chair of the board of the company effective May 8, 2019; and vice chair of the board from February 15, 2018 to May 8, 2019.
•
Chair, president, and chief executive officer of TMI Group Incorporated as well as its two wholly owned subsidiary companies, TMI Corporation and TMI Transport Corporation, manufacturers of casework and architectural woodwork in Dickinson, North Dakota; employed since 1974 and serving as president or chief executive officer since 1982.

Other Leadership Experience
•	Member of the Bank of North Dakota Advisory Board of Directors since August 2017, currently serving as vice chair.
•	President of the Dickinson City Commission from July 2000 through October 2015.
•	Director of the Federal Reserve Bank of Minneapolis from 1993 through 1998.
•
Served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chair); the Decorative Laminate Products Association; the North Dakota Technology Corporation; and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm.

•
Served on North Dakota Governor Sinner’s Education Action Commission; the North Dakota Job Service Advisory Council; the North Dakota State University President’s Advisory Council; North Dakota Governor Schafer’s Transition Team; and chaired North Dakota Governor Hoeven’s Transition Team.

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Proxy Statement

	Nicole A. Kivisto Age 50	Director Since 2024 President and Chief Executive Officer
Key Contributions to the Board: Serving as president and chief executive officer of MDU Resources Group, Inc. since 2024. Ms. Kivisto is the only officer of the company that serves on our board. With 29 years of operating and leadership positions with the company, Ms. Kivisto brings utility industry experience to the board as well as extensive knowledge of our company and its business operations. Ms. Kivisto contributes valuable insight into management’s views and perspectives and the daily operations of the company.

Career Highlights
•	President and chief executive officer and a director of the company since January 6, 2024.
•	Served as president and chief executive officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company from January 9, 2015 to January 5, 2024.
•
Began her career in 1995 at MDU Resources Group, Inc., as a financial analyst and served in positions of increasing responsibility until 2015 when she was named president and chief executive officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company; positions included controller and vice president, controller and chief accounting officer of MDU Resources Group, Inc., and vice president of operations for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.

Other Leadership Experience
•
Board member of numerous industry associations, including current member of the American Gas Association, the Edison Electric Institute since 2015; former board member of the North Dakota Lignite Energy Council from 2015 to 2023; and former member of the North Central Electric Association from 2015 to 2016.

•	Member, Board of Trustees of the University of Mary from 2017 to 2023, serving on the audit and finance committees.
•	Director of Bravera, a bank that provides financial services, since February 2018.

	Dale S. Rosenthal Age 67	Independent Director Since 2021 Compensation Committee Environmental and Sustainability Committee
Key Contributions to the Board: With 22 years of experience with an integrated construction company, serving in senior executive positions as strategic director, division president, and chief financial officer, Ms. Rosenthal contributes expertise in construction, alternative energy, real estate and infrastructure development, risk management, and corporate strategy. Ms. Rosenthal also brings public board experience with a regulated public utility company.

Career Highlights
•
Strategic director of Clark Construction Group, LLC, a vertically integrated construction company headquartered in Bethesda, Maryland, from January 2017 to December 2017; division president of Clark Financial Services Group, leveraging Clark’s core turnkey construction expertise into alternative energy development, from April 2008 to December 2016; chief financial officer and senior vice president of Clark Construction Group, LLC, from April 2000 to April 2008; and established a Clark subsidiary, Global Technologies Group, which developed and built data centers for early internet service providers. Ms. Rosenthal joined Clark Construction in 1996.

•	Led financing teams for several tax-credit financed housing developers and was instrumental in identifying new sources of funding and innovative tax structures for complex transactions.
Other Leadership Experience
•
Director of Washington Gas Light Company, formerly publicly traded and now a subsidiary of AltaGas Ltd., since October 2014, and chair of the audit committee from 2018 to 2022. Washington Gas is a regulated public utility company that sells and delivers natural gas in the District of Columbia and surrounding metropolitan areas.

•
Former board advisor of Langan Engineering & Environmental Services, a provider of an integrated mix of engineering and environmental consulting services in support of land development projects, corporate real estate portfolios, and the oil and gas industry, from March 2020 to December 2023.

•	Member, Board of Trustees of Cornell University since June 2017, serving on the finance and building and properties committees.
•	Director of Transurban Chesapeake LLC, a company that develops and operates toll roads in the Mid-Atlantic region, since August 2021, and chair of the audit committee since 2022.

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Proxy Statement

	Edward A. Ryan Age 70	Independent Director Since 2018 Compensation Committee Nominating and Governance Committee
Key Contributions to the Board: As a former executive vice president and general counsel for a large public company with international operations, Mr. Ryan contributes expertise to the board in the areas of corporate governance, acquisitions, risk management, legal, compliance, and labor relations. Mr. Ryan also brings senior leadership, transactional, and public company experience.

Career Highlights
•	Advisor to the chief executive officer and president of Marriott International from December 2017 to December 31, 2018.
•
Executive vice president and general counsel of Marriott International from December 2006 to December 2017; senior vice president and associate general counsel from 1999 to November 2006; and assumed responsibility for all corporate transactions and corporate governance in 2005. Mr. Ryan joined Marriott International as assistant general counsel in May 1996.

•	Private law practice from 1979 to 1996; partner at Hogan & Hartson, dba Hogan Lovells, from 1991 to 1996.
Other Leadership Experience
•
Director of the C&O Canal Trust, the non-profit partner of the Chesapeake & Ohio Canal National Historical Park, since 2022; and chair of the nominating and governance and canal quarters committees since 2023. The C&O Canal Trust works in conjunction with the National Park Service and local communities for park preservation highlighting the park’s historical, natural and cultural heritage, along with managing and developing a series of lockhouse accommodations along the entire quarters.

•
Former director of Goodwill of Greater Washington, D.C., a non-profit organization whose mission is to transform lives and communities through education and employment, from 2015 to 2023, including a term as chair from January 2020 through December 2021, vice chair from January 2019 through December 2019, and chair of the finance committee from January 2018 through December 2019.

•	Board advisor of Workbox Company, a startup company that provides collaborative coworking space and accelerator services, since January 2020.

	David M. Sparby Age 69	Independent Director Since 2018 Audit Committee Nominating and Governance Committee
Key Contributions to the Board: With over 32 years of public utility management and leadership experience with a large public utility company, including positions as senior vice president and as chief financial officer, Mr. Sparby provides a broad understanding of the public utility and natural gas pipeline industries, including renewable energy expertise. His lengthy senior leadership experience with a public company also contributes to the board.

Career Highlights
•
Senior vice president and group president, revenue, of Xcel Energy, Inc. and president and chief executive officer of its subsidiary, NSP-Minnesota, from May 2013 until his retirement in December 2014; senior vice president and group president, from September 2011 to May 2013; chief financial officer from March 2009 to September 2011; and president and chief executive officer of NSP-Minnesota from 2008 to March 2009. He joined Xcel Energy, or its predecessor Northern States Power Company, as an attorney in 1982 and held positions of increasing responsibility.

•
Attorney with the State of Minnesota, Office of Attorney General, from 1980 to 1982, during which period his responsibilities included representation of the Department of Public Service and the Minnesota Public Utilities Commission.

Other Leadership Experience
•	Board of Trustees of Mitchell Hamline School of Law from July 2011 to July 2020.
•	Board of Trustees of the College of St. Scholastica from 2012 to 2023, including service as chair from 2020 to 2023.

MDU Resources Group, Inc. Proxy Statement 22

Proxy Statement

	Chenxi Wang Age 53	Independent Director Since 2019 Audit Committee Environmental and Sustainability Committee
Key Contributions to the Board: Having significant technology and cybersecurity expertise through her management and leadership positions with several organizations, Ms. Wang contributes knowledge to the board on technology and cybersecurity issues. As the founder and managing general partner of a cybersecurity-focused venture fund, Ms. Wang also provides knowledge regarding capital markets and business development.

Career Highlights
•
Founder and managing general partner of Rain Capital Fund, L.P., a cybersecurity-focused venture fund aiming to fund early-stage, transformative technology innovations in the security market with a goal of supporting women and minority entrepreneurs, since December 2017.

•	Chief strategy officer at Twistlock, Inc., an automated and scalable cloud native cybersecurity platform, from 2015 to 2017.
•	Vice president, cloud security & strategy of CipherCloud, LLC, a cloud security software company, from January 2015 to August 2015.
•
Vice president of strategy of Intel Security, a company focused on developing proactive, proven security solutions and services that protect systems, networks, and mobile devices, from April 2013 to January 2015.

•	Principal analyst and vice president of research at Forrester Research, a market research company that provides advice on existing and potential impact of technology, from January 2007 to April 2013.
•	Assistant research professor and associate professor of computer engineering at Carnegie Mellon University from September 2001 through August 2007.
•	Founder and director of Forte Group, an advocacy and education non-profit organization focusing on women in the cybersecurity industry, since November 2022.
Other Leadership Experience
•	Technical Board of Advisors of Secure Code Warriors, a Sydney-based cybersecurity company, since June 2019.
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Board of directors of OWASP Global Foundation, a nonprofit global community that drives visibility and evolution in the safety and security of the world’s software, from January 2018 to December 2019, including a term as vice chair.

•	Recipient of the 2019 Investor in Women Award by Women Tech Founders Foundation, an organization dedicated to advancing women in the technology industry.
•	Board observer of ProjectDiscovery, Inc., an open-source software company that simplifies security operations for engineers and developers, since October 2022.
•	Board observer of Stanza System, Inc., a company that specializes in site reliability engineering, since November 2022.
Additional Information - Majority Voting
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:
•receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders; and
•acceptance of such resignation by the board of directors.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.
Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.

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Proxy Statement

Board Evaluations and Process for Selecting Directors
Our corporate governance guidelines require that the board, in coordination with the nominating and governance committee, annually reviews and evaluates the performance and functioning of the board and its committees.
The board evaluation process includes the following steps:

1	QUESTIONNAIRES

During 2023, each director completed an anonymous written questionnaire with the opportunity to provide comments. In addition, committee members completed a separate written questionnaire related to the operation of the respective committees.

2	BOARD SUMMARY AND FEEDBACK

The results of the written questionnaires were anonymously aggregated and provided to the board and each committee. Key strengths and opportunities for improvement of the board and each committee were reviewed and discussed in an executive session of the board in connection with this process.

3	BOARD SUCCESSION

As part of the annual board evaluation process, the nominating and governance committee evaluates our directors considering the current needs of the board and the company. This evaluation supports the nominating and governance committee’s consideration of board succession and potential director recruitment throughout the year.

Director Qualifications, Skills, and Experience
Director nominees are chosen to serve on the board based on their qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the board and serve the current needs of the board and the company. Our corporate governance guidelines provide that directors are not eligible to be nominated or appointed to the board if they are 76 years or older at the time of the election or appointment. The board does not have term limits on the length of a director’s service.

In making its nominations, the nominating and governance committee assesses each director nominee by a number of key characteristics, including character, success in a chosen field of endeavor, background in publicly traded companies, independence, and willingness to commit the time needed to satisfy the requirements of board and committee membership. Although the committee has no formal policy regarding diversity, the board is committed to having a diverse and broadly inclusive membership. In recommending director nominees, the committee considers diversity in gender, ethnic background, geographic area of residence, skills, and professional experience.

MDU Resources Group, Inc. Proxy Statement 24

Proxy Statement

Board Skills and Diversity Matrix
	Anderson	Gemmel	Jaeger	Johnson	Kivisto	Rosenthal	Ryan	Sparby	Wang
Skills & Expertise
EXECUTIVE MANAGEMENT/PUBLIC COMPANY	✓		✓	✓	✓	✓	✓	✓	✓
Served as CEO or other senior executive of an organization or as a director of another publicly traded company
ACCOUNTING/FINANCE	✓	✓	✓	✓	✓	✓		✓
Experience in the preparation and review of financial statements and financial reports
CAPITAL MARKETS	✓	✓	✓	✓	✓	✓		✓	✓
Experience overseeing company financings, investments, capital structures, and financial strategy
INFORMATION TECHNOLOGY/CYBERSECURITY					✓				✓
Oversight of or significant background working with information technology systems, data management, and/or cybersecurity risks
RISK MANAGEMENT AND COMPLIANCE	✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory and compliance expertise or experience in the identification, assessment, and mitigation of risks facing our company
INDUSTRY EXPERIENCE	✓		✓	✓	✓	✓		✓
Experience in our businesses and related industries, including public utilities, natural gas pipelines, and construction services
LEGAL/CORPORATE GOVERNANCE	✓		✓		✓	✓	✓	✓
Experience in dealing with complex legal and public company governance issues
HUMAN CAPITAL MANAGEMENT	✓		✓	✓	✓	✓	✓	✓	✓
Experience in enterprise-wide human capital management and the development of talent, including overseeing diversity and inclusion efforts
ENVIRONMENT AND SUSTAINABILITY	✓	✓			✓	✓		✓
Experience addressing environmental and sustainability issues relating to our businesses
GOVERNMENT/REGULATORY/PUBLIC AFFAIRS	✓		✓	✓	✓		✓	✓
Background or experience in governmental regulations and public policy issues affecting our businesses
Gender/Age/Tenure
Gender	M	M	M	M	F	F	M	M	F
Age[1]	65	38	56	74	50	67	70	69	53
Tenure[2]	1	1	—	23	—	3	6	6	5
Race/Ethnicity/Nationality
African American/Black
Alaskan Native or Native American
Asian									✓
Hispanic/Latinx
Native Hawaiian or Pacific Islander
White (not Hispanic or Latinx origins)	✓	✓	✓	✓	✓	✓	✓	✓
Two or more Races or Ethnicities
LGBTQ+
[1] Director nominee’s age as of December 31, 2023.
[2] Director nominee’s tenure as of March 15, 2024.

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Proxy Statement

Independence	Board Refreshment		Tenure		Diversity
89%		Five new members have been elected, nominated or appointed to the board over the last five years.	0-4 Years	Average Tenure	Gender
	New Members		5-10 Years	5.6 Years	Three director nominees are women.	33%
The board has determined that all director nominees, other than Ms. Kivisto, meet the independence standards set by the NYSE and SEC.			11+ Years		Race/Ethnicity
	+5		The average tenure of the current directors nominated for election reflects a balance of company experience and new perspective.		One director nominee is ethnically diverse.	11%
Board Composition and Refreshment
Each of the nominees has been nominated for election to the board of directors upon recommendation by the nominating and governance committee and each has decided to stand for election.
The nominating and governance committee is committed to ensuring that the board reflects a diversity of experience, skills, and backgrounds to serve the company’s governance and strategic needs. In evaluating the needs of the board and the company, the nominating and governance committee focuses on identifying board candidates that will add gender and ethnic diversity along with relevant industry and leadership experience to the board, as well as a background and core competencies in the fields of technology, cybersecurity, and public company governance. Potential director nominees are brought to the attention of the nominating and governance committee by board members, management, advisory firms, and various organizations.
On January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP, pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to the approval of Federal Energy Regulatory Commission under the Federal Power Act (the FERC Approval), to the board of directors. The FERC Approval was received on May 1, 2023, and in accordance with the terms of the Cooperation Agreement, Mr. Gemmel was appointed to the board of directors on May 9, 2023. On March 14, 2024, the company entered into an Amended and Restated Cooperation Agreement with the Corvex Group.
On June 1, 2023, as a result of the spinoff of Knife River as a separate publicly traded company, four of our directors resigned from the board and became directors of the Knife River board. On August 17, 2023, David L. Goodin announced his retirement as president and chief executive officer of the company effective January 5, 2024. The board of directors unanimously selected Nicole A. Kivisto to succeed Mr. Goodin as the president and chief executive officer of the company effective January 6, 2024. Ms. Kivisto became a director of the board effective January 6, 2024.
The nominating and governance committee continues to identify individuals as potential board of director candidates, particularly individuals with industry experience to support the company’s strategy to deliver superior value and achieve industry-leading performance by becoming a pure-play regulated energy delivery company, while pursuing organic growth opportunities. The nominating and governance committee identified and recommended Darrel T. Anderson be appointment to the board in 2023 based on his expertise with human capital management, corporate governance, finance, and experience in management and leadership of a publicly traded utility company. In addition, the nominating and governance committee identified Douglas W. Jaeger for nomination to the board in 2024 based on his expertise with strategic planning, organizational development, engineering and construction services. The nominating and governance committee subsequently recommended, and the board of directors approved, the nomination of Mr. Jaeger for election to the board of directors at the 2024 annual meeting.
By tenure, if the nominees are elected, the board will be comprised of five directors who have served from 0-4 years, three directors who have served from 5-10 years, and one director who has served over 11 years. The nominating and governance committee believes this mix of director tenures provides a balance of experience and institutional knowledge with fresh perspectives. The nominating and governance committee also takes into consideration any written agreement for director nominations the company is a party to such as the Amended and Restated Cooperation Agreement. For further details on the Amended and Restated Cooperation Agreement, see the “Related Person Transaction Disclosure” within the section entitled “Corporate Governance.”

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Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines. Our guidelines require that a substantial majority of the board consists of independent directors. In general, the guidelines require that an independent director must have no material relationship with the company directly or indirectly, except as a director. The board determines independence on the basis of the standards specified by the New York Stock Exchange (NYSE), the additional standards referenced in our corporate governance guidelines, and other facts and circumstances the board considers relevant. Based on its review, the board has determined that all directors, except for our chief executive officer Ms. Kivisto, have no material relationship with the company and are independent.
In determining director independence, the board of directors reviewed and considered information about any transactions, relationships, and arrangements between the non-employee directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:

•Charitable contributions by the company and the MDU Resources Foundation (Foundation) to nonprofit organizations where a director or immediate family member served as an officer or director of the organization.
◦The company and the Foundation made charitable contributions to two such nonprofit organizations that collectively totaled $7,750. None of the contributions made to any of the nonprofit entities exceeded 2% of the relevant entity’s consolidated gross revenues.
•Business relationships with entities with which a director or director nominee is affiliated.
◦Mr. Gemmel is a partner of Corvex Management LP, a hedge fund company, that owns 10,147,041 shares or 4.98% percent of common stock in the company as of December 31, 2023. On January 24, 2023, the company entered into a Cooperation Agreement with Keith A. Meister and Corvex Management LP (Mr. Meister and Corvex Management LP, together with their respective affiliates, the Corvex Group), pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to the FERC Approval, to the board of directors. The FERC Approval was received on May 1, 2023, and in accordance with the terms of the Cooperation Agreement, Mr. Gemmel was appointed to the board of directors on May 9, 2023. Pursuant to the Cooperation Agreement, the Corvex Group agreed that it shall not, directly or indirectly, compensate or agree to compensate, any director or director nominee of the company for such person’s service as a board observer or a member of the board including Mr. Gemmel (or any replacement designee appointed pursuant to Section 1(f) of the Cooperation Agreement). Mr. Gemmel qualifies as independent director of the company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the board in determining the independence of the company’s directors. On March 14, 2024, the company entered into an Amended and Restated Cooperation Agreement with the Corvex Group. For further details on the Amended and Restated Cooperation Agreement, see the “Related Person Transaction Disclosure” within the section entitled “Corporate Governance.”
The board has also determined that all members of the audit, compensation, nominating and governance, and environmental and sustainability committees of the board are independent in accordance with our corporate governance guidelines and applicable NYSE and Securities Exchange Act of 1934 rules, as applicable.
Oversight of Sustainability
We are an essential infrastructure company and manage our business with a long-term view toward sustainable operations, focusing on economic, environmental, and social impacts. We are committed to strong corporate governance in all areas, including governance of environmental and social responsibility.
Board of Directors. The board of directors is ultimately responsible for oversight with respect to environmental, health, safety, and other social sustainability matters applicable to the company.
Environmental and Sustainability Committee of the Board. In recognition of its responsibility for oversight with respect to environmental, health, safety, social, and other sustainability matters, the board of directors in May 2019 formed the environmental and sustainability committee as a standing committee of the board with particular focus on our environmental, workplace health, safety, human capital, and other social

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Proxy Statement

sustainability programs and performance. The environmental and sustainability committee assists the board in fulfilling its oversight responsibilities with respect to environmental and social sustainability matters, including oversight and review of:
•Employee, customer, and contractor safety;
•Climate change risks;
•Compliance with environmental, health, and safety laws;
•Human capital management;
•Integration of environmental and social principles into company strategy; and
•Significant public disclosures of environmental and sustainability matters.
Additional oversight responsibilities of our environmental and sustainability committee are discussed on page 35.
Management Policy Committee. The company’s management policy committee is comprised of the presidents of the business units and senior company officers. The management policy committee meets weekly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.
Executive Sustainability Committee. In 2021, the company established an executive sustainability committee, which is comprised of corporate and business unit senior executives. The committee is co-chaired by our vice president, chief accounting officer and controller and a business segment president. The executive sustainability committee responsibilities include:
•Supporting execution of, and making recommendations to advance, the company’s environmental and sustainability strategy; and
•Establishing, maintaining, and enhancing the processes, procedures, and controls for the company’s environmental and sustainability disclosures.
For information on our sustainability reporting, as well as highlights of our environmental stewardship and social responsibility, see “Sustainability Highlights” in the Proxy Summary.

MDU Resources Group, Inc. Proxy Statement 28

Proxy Statement

Stockholder Engagement
The company has an active stockholder outreach program. We believe in providing transparent and timely information to our investors and understand the need to align our priorities with those of our key stakeholders. Each year we routinely engage directly or indirectly with our stockholders, including large institutional stockholders. Management regularly attends and presents at investor and financial conferences and holds one-on-one meetings with investors. During 2023, the company held meetings, conference calls, and webcasts with numerous stockholders and investment firms, including focused outreach to our top 30 investors. Our active stockholder outreach program includes:

WHO WE ENGAGE	HOW WE ENGAGE			WHO PARTICIPATES

•	Institutional Investors	•	One-on-One and Group Meetings	•	Executive Management
•	Sell-Side Analysts	•	Quarterly Earnings Conference Calls	•	Investor Relations
•	Retail Stockholders	•	Written and Electronic Communications	•	Senior Leadership
•	Pension Funds	•	Company-Hosted Events and Presentations	•	Subject Matter Experts
•	Holders of Bonds	•	Webcasts with Stockholders and Analysts	•	Board Members
•	Rating Agencies/Firms	•	Industry and Sell-Side Presentations and
			Conferences	KEY TOPICS OF ENGAGEMENT
				•	Company Strategy
KEY ENGAGEMENT RESOURCES				•	Executive Compensation
•	MDU Resources Website at investor.mdu.com	•	Sustainability Report	•	Operational and Financial Updates
•	Quarterly Earnings Webcasts	•	Public Events and Presentations	•	Knife River Corporation Tax-Free Spinoff
•	Annual Proxy Statement	•	SEC Filings	•	Construction Services Business
•	Annual Report	•	Disclosures to Various Ratings Assessors		Tax-Free Spinoff
•	Annual Stockholder Meeting	•	Press Releases	•	Capital Expenditure Forecast/Capital
OUTCOMES OF STOCKHOLDER ENGAGEMENT					Allocation
•	Received stockholder feedback regarding strategic initiatives	•	Stockholder feedback regularly shared with our board of directors	•	Sustainability
				•	Environmental, Social, and Corporate Governance Practices
•	Enhanced sustainability reporting with expanded disclosures of risk and opportunities in accordance with TCFD	•	Expanded disclosure of financial metrics for our business segments to help investors better understand key business drivers

Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact the board of directors or any individual director, including our non-employee chair or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.

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Proxy Statement

Board Leadership Structure
The board separated the positions of chair of the board and chief executive officer in 2006, and our bylaws and corporate governance guidelines currently require that our chair be independent. The board believes this structure provides balance and is currently in the best interest of the company and its stockholders. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chair to lead the board in its fundamental role of providing advice to and independent oversight of management. The chair meets and confers regularly between board meetings with the chief executive officer regarding the board meeting agendas, the quality and flow of information provided to the board, and the effectiveness of the board meeting process. The board believes this split structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment as well as the commitment required to serve as the chair, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. The board believes having an independent chair is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders including with respect to risk management as discussed below. The board has found that an independent chair is in a position to encourage frank and lively discussions including during regularly scheduled executive sessions consisting of only independent directors and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. The board believes that having separate positions and having an independent outside director serve as chair is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, strategic risks, operational risks, environmental and regulatory risks, competitive risks, climate and weather conditions, pension plan obligations, cyberattacks or acts of terrorism, and third party liabilities. The board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate for identifying, assessing, and managing risk. Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding material risks and risk management and mitigation to the board. The company’s risk oversight framework also aligns with its disclosure controls and procedures. For example, the company’s quarterly and annual financial statements and related disclosures are reviewed by the disclosure committee, which includes certain senior management, who participate in the risk assessment practices described below.
The board believes establishing the right “tone at the top” and full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chair meets regularly with our chief executive officer to discuss strategy and risks facing the company. The chair of the board and chairs of each of the board’s standing committees meet with our chief executive officer, chief financial officer, and chief legal officer to discuss risks and presentations to the board regarding risks. Senior management attends the quarterly board meetings and is available to address questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors and its applicable committees receive presentations from senior management on enterprise risk management issues and strategic matters involving our operations. Senior management annually presents an assessment to the board of critical enterprise risks that threaten the company’s strategy and business model, including risks inherent in the key assumptions underlying the company’s business strategy for value creation. Periodically, the board receives presentations from external experts on matters of strategic importance to the board. At least annually, the board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
In addition, in 2023 a survey was completed by both the board of directors and members of the management policy committee to identify critical enterprise risks. The company believes this program, which was designed to enable effective and efficient identification of, and visibility into, critical enterprise risks over the short, intermediate, and long-term, and to facilitate the incorporation of risk considerations into decision making across the company, and assessing and managing the company’s legal, regulatory, and other compliance obligations on a global basis, provides valuable insight to the board of directors in its risk oversight efforts. In particular, the company believes its enterprise risk management programs help clearly define risk management roles and responsibilities among the board, its committees and management, bring together senior management to discuss risk, promote visibility and facilitate constructive dialogue around the risks relevant to the company’s strategy and operations and help facilitate appropriate risk response strategies at the board of directors, board committees, and management.

MDU Resources Group, Inc. Proxy Statement 30

Proxy Statement

The Board
While the board is ultimately responsible for risk oversight at our company, our standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.
ô
Audit Committee		Compensation Committee		Nominating and Governance Committee		Environmental and Sustainability Committee
Risk Oversight Responsibilities		Risk Oversight Responsibilities		Risk Oversight Responsibilities		Risk Oversight Responsibilities
✓	Financial Reporting	✓	Executive Compensation	✓	Board Organization	✓	Environmental
✓	Internal Controls	✓	Incentive Plans	✓	Board Membership and Structure	✓	Health and Safety
✓	Cybersecurity	✓	Assess Consultant Independence	✓	Succession Planning	✓	Social Sustainability
✓	Compliance with Legal and Regulatory Requirements	✓	Director Compensation Policy	✓	Corporate Governance	✓	Climate Change Risks
ô
Management

The management policy committee meets weekly, or more frequently as warranted, to receive reports from each business unit on safety, operations, business development, and to discuss the company’s challenges and opportunities. Reports are also provided by the company’s financial, human resources, legal, and enterprise information technology departments. Special presentations are made by other employees on matters that affect the company’s operations. The company has also developed a robust compliance program to promote a culture of compliance, consistent with the right “tone at the top,” to mitigate risk. The program includes training and adherence to our code of conduct and legal compliance guide. We further mitigate risk through our internal audit and legal departments.

•Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls, cybersecurity, compliance with legal and regulatory requirements, and related person transactions, and, in accordance with NYSE requirements, discusses with the board policies with respect to risk assessment and risk management and their adequacy and effectiveness. The audit committee receives regular reports on the company’s compliance program, including reports received through our anonymous reporting hotline. It also receives reports and regularly meets with the company’s external and internal auditors. During its quarterly meetings in 2023, the audit committee received presentations or reports from management on cybersecurity and the company’s mitigation of cybersecurity risks as well as assessment and mitigation reports on other compliance and risk-related topics. The entire board was present for cybersecurity risk presentations and had access to the reports. The audit committee discussed areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committee’s areas of responsibility.
•Compensation Committee. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.
•Nominating and Governance Committee. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, board membership and structure, succession planning for our directors and executive officers, and corporate governance.

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•Environmental and Sustainability Committee. The environmental and sustainability committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks related to environmental, human capital management, health, safety, social and other sustainability matters that fundamentally affect the company’s business interests and long-term viability. The environmental and sustainability committee responsibilities include reviewing significant risks and exposures to the company regarding current and emerging environmental and social sustainability matters, including climate change risks, and discussing with management and overseeing actions taken by the company in response thereto. The environmental and sustainability committee also reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water, and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation, into the company’s strategy and operations. The environmental and sustainability committee receives regular reports on the company’s safety statistics relating to organization-wide year-to-date recordable incident rates, days away, restricted or transferred rates, and preventable vehicle accident rates.
Board Meetings and Committees
During 2023, the board of directors held 17 meetings. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2023, in each case, during the time period which each director served. Directors are encouraged to attend our annual meeting of stockholders. All current directors who were serving at the time attended our 2023 annual meeting of stockholders.
The board has standing audit, compensation, nominating and governance, and environmental and sustainability committees which meet at least quarterly. The table below provides current committee membership.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Environmental and Sustainability Committee
Darrel T. Anderson		●		●
James H. Gemmel	●			●
Dennis W. Johnson		C	●
Dale S. Rosenthal		●		C
Edward A. Ryan		●	C
David M. Sparby	C		●
Chenxi Wang	●			●
C - Chair
● - Member
Below is a description of each standing committee of the board. The board has affirmatively determined that each of these standing committees consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities and Exchange Commission (SEC), and the director independence standards established by the board. The board has also determined that each member of the audit committee and the compensation committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable.

Nominating and Governance Committee	Met Ten Times in 2023
The nominating and governance committee met ten times during 2023. The current committee members are Edward A. Ryan, chair, Dennis W. Johnson, and David M. Sparby.
The nominating and governance committee is governed by a written charter and provides recommendations to the board with respect to:
•board organization, membership, and function;
•committee structure and membership;
•succession planning for our executive management and directors; and
•corporate governance guidelines.

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The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management, including establishing, coordinating and reviewing the criteria and methods for such evaluation.
In identifying nominees for director, the committee consults with board members, management, search firms, consultants, organizational representatives, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
In evaluating director candidates, the committee, in accordance with our corporate governance guidelines, considers an individual’s:
•background, character, and experience, including experience relative to our company’s lines of business;
•skills and experience which complement the skills and experience of current board members;
•success in the individual’s chosen field of endeavor;
•skill in the areas of accounting and financial management, banking, business management, human resources, marketing, operations, public affairs, law, technology, risk management, and governance;
•background in publicly traded companies, including service on other public company boards of directors;
•geographic area of residence;
•business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board;
•independence, including any affiliation or relationship with other groups, organizations, or entities; and
•compliance with applicable law and applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and other policies and guidelines of the company.
Our bylaws also contain requirements that a person must meet to qualify for service as a director.
In addition, on January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP, pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to FERC approval, to the board of directors. FERC approval was received on May 1, 2023, and in accordance with the terms of the Cooperation Agreement, Mr. Gemmel was appointed to the board of directors on May 9, 2023. On March 14, 2024, the company entered into an Amended and Restated Cooperation Agreement with the Corvex Group. For further details on the Amended and Restated Cooperation Agreement, see the “Related Person Transaction Disclosure” within the section entitled “Corporate Governance.”
The nominating and governance committee assesses these considerations annually in connection with the nomination of directors for election at the annual meeting of stockholders. The committee seeks a collective background of board members to provide a portfolio of experience and knowledge that serves the company’s governance and strategic needs and best perpetrates our long-term success. Directors should have demonstrated experience and knowledge that is relevant to the board’s oversight role of the company’s business. The nominating and governance committee also considers the board’s diversity in recommending nominees, including diversity of experience, expertise, ethnicity, gender, and geography. The composition of the current board and the board nominees reflects diversity in business and professional experience, skills, ethnicity, gender, and geography.

Audit Committee	Met Ten Times in 2023
The audit committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is governed by a written charter.
The audit committee met ten times during 2023. The current audit committee members are David M. Sparby, chair, James H. Gemmel, and Chenxi Wang. The board of directors determined that Mr. Sparby is “audit committee financial expert” as defined by SEC rules, and all audit committee members are financially literate within the meaning of the listing standards of the NYSE. All members also meet the

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independence standard for audit committee members under our director independence guidelines, the NYSE listing standards, and SEC rules.
The audit committee assists the board in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The audit committee reviews and discusses with management and the independent registered public accounting firm, before filing with the SEC, the annual audited financial statements and quarterly financial statements. The audit committee also:
•assists the board’s oversight of:
◦the integrity of our financial statements and system of internal controls and the audits of the company’s financial statements;
◦the company’s compliance with legal and regulatory requirements and the code of conduct;
◦discussions with management regarding the company’s earnings releases and guidance;
◦the independent registered public accounting firm’s qualifications and independence;
◦the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm;
◦the performance of our internal audit function and independent registered public accounting firm; and
◦management of risk in the audit committee’s areas of responsibility, including cybersecurity, financial reporting, legal and regulatory compliance, and internal controls.
•arranges for the preparation of and approves the report that SEC rules require we include in our annual proxy statement. See the section entitled “Audit Committee Report” for further information.

Compensation Committee	Met Eleven Times in 2023
During 2023, the compensation committee met eleven times. The compensation committee consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the NYSE listing standards and who meet the definitions of non-employee directors for purposes of Rule 16-b under the Exchange Act. Current members of the compensation committee are Dennis W. Johnson, chair, Darrel T. Anderson, Dale S. Rosenthal, and Edward A. Ryan.
The compensation committee is governed by a written charter and assists the board of directors in fulfilling its responsibilities relating to the company’s compensation policies and programs. It has direct responsibility for determining compensation for our Section 16 officers and for overseeing the company’s management of compensation risk in its areas of responsibility. The compensation committee considers the outcome of the latest stockholder advisory vote on executive compensation when making compensation decisions and reviews and recommends to the board of directors for approval the frequency with which the company will conduct a stockholder advisory vote on executive compensation. In determining the long-term incentive component of CEO compensation, the compensation committee may consider, among others, the company’s performance and relative stockholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the company’s CEO in past years. The compensation committee reviews the incentive compensation arrangements to consider whether they encourage excessive risk-taking. The compensation committee also reviews and recommends any changes to director compensation policies to the board of directors. The authority and responsibility of the compensation committee is outlined in the compensation committee’s charter.
The compensation committee uses analysis and recommendations from outside consultants, the chief executive officer, and the human resources department in making its compensation decisions. The chief executive officer, the chief human resources officer, and the chief legal officer regularly attend compensation committee meetings. The committee meets in executive session as needed. The processes and procedures for consideration and determination of compensation of the Section 16 officers as well as the role of our executive officers are discussed in the “Compensation Discussion and Analysis.”
The compensation committee has sole authority to retain compensation consultants, legal counsel, or other advisers to assist in its duties. The committee is directly responsible for the appointment, compensation, and oversight of the work of such advisers. The compensation committee retained an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to conduct a competitive analysis on executive compensation for 2023 and an analysis of CEO pay and performance. Prior to retaining an adviser, the compensation committee considered relevant factors to ensure the adviser’s independence from management. Annually the compensation committee conducts a potential conflicts of interest assessment raised by the work of any compensation consultant and how such conflicts, if any, should be addressed. The compensation committee requested and received information from Meridian to assist in its potential conflicts of interest assessment. Based on its review and analysis, the compensation committee determined in 2023 that Meridian was independent from management. Meridian does not provide any services other than consultation services to the compensation committee on executive and

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director compensation matters. Meridian reports directly to the compensation committee and not to management. Meridian participated in executive sessions with the compensation committee without members of management present.
The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. In 2023, the compensation committee retained Meridian to conduct an analysis of the company’s compensation for non-employee directors.

Environmental and Sustainability Committee	Met Four Times in 2023
The environmental and sustainability committee met four times during 2023. The committee is governed by a written charter and consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the listing standards of the NYSE. The current members of the committee are Dale. S. Rosenthal, chair, Darrel T. Anderson, James H. Gemmel, and Chenxi Wang.

The environmental and sustainability committee oversees and provides recommendations to the board with respect to the company’s policies, strategies, public policy positions, programs, and performance related to environmental, workplace health, safety, human capital, social and other sustainability matters that fundamentally affect the company’s business interests and long-term viability. The environmental and sustainability committee:
•reviews significant risks, opportunities and exposures regarding current and emerging environmental and social sustainability matters, including climate change risks, and discusses with management and oversees actions taken by the company in response to such risks and exposures;
•reviews the company’s environmental and social sustainability strategies, goals, commitments, policies, and performance;
•reviews human capital management related to the company’s operations, including employee recruitment and retention, training, wellness, gender pay equity, diversity, and inclusion;
•reviews any fatality, serious injury, or illness involving an employee, customer, contractor, or third-party occurring in connection with the company’s operations;
•reviews any material noncompliance by the company with environmental, health, and safety laws and regulations;
•reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation with and into the company’s strategy and operations;
•reviews the company’s policies and procedures used to prepare environmental and social sustainability-related statements and disclosures, including preparation of the company’s annual sustainability report, and any communication strategy and significant public disclosures relating to environmental and social sustainability matters;
•oversees the engagement of third-party environmental and social sustainability assurance providers;
•considers and advises the compensation committee on the company’s performance with respect to incentive compensation metrics relating to environmental and social sustainability matters;
•reports to, advises, and makes recommendations to the board on environmental and social sustainability matters affecting the company;
•oversees, in conjunction with the nominating and governance committee, the company’s environmental and social sustainability related engagement efforts with stockholders, other key stakeholders, and proxy advisory firms; and
•reviews stockholder proposals related to environmental and social sustainability matters.
Additional Governance Features
Board and Committee Evaluations
Our corporate governance guidelines provide that the board of directors, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. The self-evaluations are intended to facilitate a candid assessment and discussion by the board and each committee of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the corporate governance guidelines, and areas for improvement. The board and

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committee members are provided with a questionnaire and the results were anonymously aggregated and provided to the board and each committee. The results of the evaluations are reviewed and discussed in executive sessions of the committees and the board of directors. For more detail on our board evaluation process, see “Board Evaluations and Process for Selecting Directors” in the section entitled “Board of Directors.”
Executive Sessions of the Independent Directors
The non-employee directors meet in executive session at each regularly scheduled quarterly board of directors meeting. The chair of the board presides at the executive session of the non-employee directors.
Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2023, no directors submitted resignations under this requirement.
Majority Voting in Uncontested Director Elections
Our corporate governance guidelines require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees must receive the affirmative vote of a majority of the votes cast to be elected to our board of directors. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) are governed by a plurality of the vote of shares present in person or represented by proxy at the meeting.
The board has adopted a director resignation policy for incumbent directors in uncontested elections. Any proposed nominee for re-election as a director shall, before he or she is nominated to serve on the board, tender to the board his or her irrevocable resignation that will be effective, in an uncontested election of directors only, upon (i) such nominee’s receipt of a greater number of votes “against” election than votes “for” election at our annual meeting of stockholders; and (ii) acceptance of such resignation by the board of directors.
Director Overboarding Policy
Our bylaws and corporate governance guidelines state that a director may not serve on more than two other public company boards. Currently, all of our directors are in compliance with this policy.
Board Refreshment
Recognizing the importance of board composition and refreshment for effective oversight, the nominating and governance committee annually considers the composition and needs of the board of directors, reviews potential candidates, and recommends to the board nominees for appointment or election. The nominating and governance committee and the board are committed to identifying individuals with diverse backgrounds whose skills and experiences will enable them to make meaningful contributions to shaping the company’s business strategy and priorities. To further board refreshment efforts, the nominating and governance committee engaged an independent global search firm in 2021 to assist with identifying, evaluating and recruiting a diverse pool of potential director candidates. As part of its consideration of director succession, the nominating and governance committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members. The board considers diversity of skills, expertise, race, ethnicity, gender, age, education, geography, cultural background, and professional experiences in evaluating board candidates for expected contributions to an effective board. Independent directors may not serve on the board beyond the next annual meeting of stockholders after attaining the age of 76. Given the breadth of our businesses, we believe the mandatory retirement age allows us to benefit from experienced directors, with industry expertise, company institutional knowledge and historical perspective, stability, and comfort with challenging company management, while maintaining our ability to refresh the board through the addition of new members. Mr. Sparby and Mr. Ryan joined the board in 2018; Ms. Wang joined the board in 2019; Ms. Rosenthal joined the board in 2021; and Mr. Anderson and Mr. Gemmel joined in 2023. On January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP, pursuant to which Mr. Gemmel, was appointed as a non-voting board observer and, subject to FERC approval, to the board of directors. FERC approval was received on May 1, 2023, and in accordance with the terms of the Cooperation Agreement, Mr. Gemmel was appointed to the board of directors on May 9, 2023. On March 14, 2024, the company entered into an Amended and Restated Cooperation Agreement with the Corvex Group. For further details on the Amended and Restated Cooperation Agreement, see the “Related Person Transaction Disclosure” within the section entitled “Corporate Governance.” The board unanimously selected Ms. Kivisto to succeed David L. Goodin following his retirement as president and chief executive officer of the company. Ms. Kivisto became a board member on January 6, 2024. In 2024, the nominating and governance committee considered potential director candidates for board refreshment particularly individuals with industry experience to support the company’s strategy to deliver superior value and achieve industry-leading performance by becoming a pure-play regulated energy delivery company, while pursuing organic growth opportunities. The nominating and governance committee subsequently recommended, and the board of directors approved, the nomination of Mr. Jaeger for election to the board of directors at the 2024 annual meeting.

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Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend in the same manner we consider other nominees. Stockholders who wish to recommend a director candidate may submit recommendations, along with the information set forth in the corporate governance guidelines, to the nominating and governance committee chair in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650.
Stockholders who wish to nominate persons for election to our board at an annual meeting of stockholders must follow the applicable procedures set forth in Section 2.08 or 2.10 of our bylaws. Our bylaws are available on our website. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2025 Annual Meeting” in the section entitled “Information about the Annual Meeting” for further details.
Prohibitions on Hedging/Pledging Company Stock
The director compensation policy prohibits directors from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call. The executive compensation policy prohibits executives from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call.
Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide. It applies to all directors, officers, and employees. The Leading With Integrity Guide defines our values, our culture, and our commitments to stakeholders while setting expectations of employee conduct for legal and ethical compliance. We also have a Vendor Code of Conduct setting forth our expectations of vendors including ethical business practices, workplace safety, environmental stewardship, and compliance with applicable laws and regulations. Our Vendor Code of Conduct is available on our company website, which is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.
We intend to satisfy our disclosure obligations regarding amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer, and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b), and waivers of the code of conduct for our directors or executive officers, as required by NYSE listing standards, by posting such information on our website.
Proxy Access
Our bylaws allow stockholders to nominate directors for inclusion in our Proxy Statement subject to the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominees:	The greater of two nominees or 20% of our board
We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with proxy access must follow the procedures in Section 2.10 of our bylaws. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2025 Annual Meeting.”
Cybersecurity Oversight
The audit committee reviewed reports and received presentations at each of its regular quarterly meetings in 2023 concerning cybersecurity-related issues including information security, technology risks, and risk mitigation programs. All members of the board of directors received copies of reports and were present during the presentations. In 2014, the board established a Cyber Risk Oversight Committee (CYROC) consisting of the company’s chief information officer and chief financial officer as well as financial, information technology, and other leaders from the company’s business segments. The CYROC provides management and the audit committee with analyses, appraisals, recommendations, and pertinent information concerning cyber defense of the company’s electronic information, information technology, and operation technology systems. The company has implemented a cybersecurity training and compliance program to facilitate initial and continuing education for employees who have contact or potential contact with the company’s data. External reviews are conducted to assess company information security programs and practices, including incident management, service continuity, and information security compliance programs. The company's chief information officer, along with the director of cybersecurity and a designated security team of professionals, are responsible for assessing and managing risks as well as developing and implementing policies, procedures, and practices based on the range of threats faced by the company. There are processes around access management, data security, encryption, asset

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management, secure system development, security operations, network and device security to provide safeguards from a cybersecurity incident along with continual monitoring of various threat intelligence feeds. The company has an incident response plan to identify, protect, detect, respond to, and recover from cybersecurity threats and incidents that is also tested on an annual basis. The incident response plan is updated based on results of the test or as new cyber related developments occur. The chief information officer, executive leadership which includes the chief executive officer, chief financial officer, chief accounting officer, chief legal officer, and SEC financial reporting department employees, and the board of directors are notified of any material cybersecurity incidents through a defined escalation process. The defined escalation process is a risk-based process that specifies who is to be contacted and when at each risk level. The company has not had an indication of a material cybersecurity breach and has not incurred any expenses, penalties, or settlements arising from a material cybersecurity breach. The company maintains a cyber liability insurance policy providing insurance coverage within the policy limits for liability losses and business interruption events arising from a material cybersecurity breach. The audit committee receives periodic briefings concerning cybersecurity, information security, technology risks, and risk mitigation programs. Please refer to Item 1C. Cybersecurity in Part I of our 2023 Form 10-K for additional information regarding cybersecurity matters.
Corporate Governance Materials
Stockholders can see our bylaws, corporate governance guidelines, board committee charters, and Leading With Integrity Guide on our website. The information on our website is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Corporate Governance Materials		Website
•	Bylaws	investor.mdu.com/governance/governance-documents
•	Corporate Governance Guidelines	investor.mdu.com/governance/governance-documents
•	Board Committee Charters for the Audit, Compensation, Nominating and Governance, and Environmental and Sustainability Committees	investor.mdu.com/governance/governance-documents
•	Leading With Integrity Guide	www.mdu.com/about-us/integrity
Related Person Transaction Disclosure
The board of directors’ policy for the review of related person transactions is contained in our corporate governance guidelines. The policy requires the audit committee to review any proposed transaction, arrangement or relationship, or series thereof:
•in which the company was or will be a participant;
•the amount involved exceeds $120,000; and
•a related person had or will have a direct or indirect material interest.
Prior to the company entering into a related person transaction that would be required to be disclosed under the SEC rules, the audit committee will, after a reasonable prior review and consideration of the material facts and circumstances, make a determination or recommendation to the board and appropriate officers of the company with respect to the transactions as the audit committee deems appropriate. The committee will prohibit any such related person transaction if it determines it to be inconsistent with the best interests of the company and its stockholders.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our chief legal officer all proposed or existing related person transactions in which they are involved.
We had no related person transactions in 2023, other than as set forth below.
Amended and Restated Cooperation Agreement
On January 24, 2023, the company entered into the Cooperation Agreement with Keith A. Meister and Corvex Management LP (Mr. Meister and Corvex Management LP, together with their respective affiliates, the Corvex Group).
Pursuant to the Cooperation Agreement, the company agreed, among other things, to appoint Corvex Management LP partner James H. Gemmel to the board of directors, subject to the approval of the Federal Energy Regulatory Commission under the Federal Power Act (FERC

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Approval). The Cooperation Agreement also provided that, prior to the receipt of the FERC Approval, Mr. Gemmel would be appointed as a non-voting board observer of the board of directors, effective immediately following the execution of the Cooperation Agreement on January 24, 2023, which he was on January 24, 2023.
Under the terms of the Cooperation Agreement, if FERC Approval had been obtained on or before the date that was fifteen (15) business days prior to the date on which the company expected to mail its proxy statement relating to the 2023 annual meeting of stockholders, then (i) immediately following the date of the FERC Approval, the size of the board of directors would have been increased by one director and Mr. Gemmel would have been appointed to the board of directors for a term expiring at the 2023 annual meeting and (ii) the company would nominate Mr. Gemmel for re-election at the 2023 annual meeting for a term expiring at the 2024 annual meeting of stockholders. The FERC Approval was not obtained prior to the 2023 proxy mailing deadline. The FERC Approval was obtained after the 2023 proxy deadline, then, immediately after the later of the date the FERC Approval was received and the completion of the 2023 annual meeting, the size of the board of directors increased by one director and Mr. Gemmel was appointed to the board of directors for a term expiring at the 2024 annual meeting. Upon Mr. Gemmel’s appointment to the board of directors, Mr. Gemmel ceased to be a non-voting board observer.
Pursuant to the Cooperation Agreement, the Corvex Group has agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions. In addition, the Cooperation Agreement provides for customary director replacement procedures in the event Mr. Gemmel ceases to serve as a director or non-voting board observer under certain circumstances as specified in the Cooperation Agreement. Furthermore, in connection with Mr. Gemmel’s appointment, Corvex Management LP and Mr. Meister also entered into a customary confidentiality agreement with respect to the company’s information.
The Cooperation Agreement provided that Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) would resign from the board of directors effective upon the earliest of the following (Resignation Event): (i) the second business day following such time as the Corvex Group ceases to hold a “net long position” (as defined in the Cooperation Agreement) of at least 8,100,000 shares of the company’s common stock; (ii) the later of each of (a) the closing of the company’s previously announced distribution of the equity of Knife River to the company’s stockholders and/or the closing of the sale, distribution or other disposal (in one or a series of transactions) of any such shares not so distributed, in each case, such that the company and any subsidiary thereof, no longer holds, directly or indirectly, any equity interest or any other securities in Knife River, and (b) the closing of the sale, distribution or other complete disposition of 100% of the construction services segment or its business (in one or a series of transactions), such that the company and any subsidiary thereof, no longer holds any interest in the business of the construction services segment; (iii) the date of the 2024 annual meeting, unless the board of directors has determined to nominate Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) for election at the 2024 annual meeting; and (iv) the material breach by the Corvex Group or Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) of the confidentiality agreement or certain provisions of the Cooperation Agreement.
On March 14, 2024, the company entered into an Amended and Restated Cooperation Agreement with the Corvex Group. Pursuant to the Amended and Restated Cooperation Agreement, the company agreed to include James H. Gemmel as a nominee for election to the board of directors of the company at the 2024 annual meeting for a term expiring at the company’s 2025 annual meeting of stockholders.
The Amended and Restated Cooperation Agreement amends the terms upon which Mr. Gemmel (or his replacement) will be required to resign from the board of directors, such that his future resignation will be effective upon the earliest of the following: (i) the second business day following such time as the Corvex Group ceases to hold a “net long position” (as defined in the Amended and Restated Cooperation Agreement) of at least 8,100,000 shares of the company’s common stock, par value $1.00 per share; (ii) the completion of the company’s previously announced distribution of the equity of the construction services segment, to the company’s stockholders (in one or a series of transactions), and/or the closing of any sale, distribution or other disposal (in one or a series of transactions) of any such shares or the business of the construction services segment, not so distributed, in each case, such that the company and any subsidiary thereof, no longer holds, directly or indirectly, any equity interest or any other securities in the construction services segment, or its business; (iii) the date of the 2025 annual meeting, unless the board of directors has determined to nominate Mr. Gemmel (or his replacement pursuant to the Amended and Restated Cooperation Agreement) for election at the 2025 annual meeting; and (iv) the material breach by the Corvex Group or Mr. Gemmel (or his replacement pursuant to the Amended and Restated Cooperation Agreement) of the confidentiality agreement previously entered into or certain provisions of the Amended and Restated Cooperation Agreement.
Pursuant to the Amended Cooperation Agreement, the parties agreed to extend the customary standstill restrictions, voting commitments, and other provisions to coincide with Mr. Gemmel’s tenure on the board of directors. Furthermore, the Corvex Group agreed to extend the confidentiality agreement with respect to the company’s information.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation for 2023
MDU Resources’ non-employee directors are compensated for their service according to the MDU Resources Group Inc. Director Compensation Policy. Only one company employee, David L. Goodin, the company’s former president and chief executive officer, served as a director during 2023. Mr. Goodin received no additional compensation for his service on the board during 2023. Director compensation is reviewed annually by the compensation committee. The committee’s independent compensation consultant, Meridian provided an analysis of the company’s director compensation for 2023. The analysis included research on market trends in director compensation as well as a review of director compensation practices of companies in our compensation benchmarking peer group. Meridian’s report on director compensation indicated the company’s average annual cash and equity compensation for the company’s non-employee directors was slightly above the 50th percentile of the company’s peer group but consistent with market practices. The compensation committee and board concurred with Meridian’s recommendations and made no changes to the annual compensation of non-employee directors for 2023. Compensation for our non-employee directors during 2023 was as follows:

Base Cash Retainer	$110,000
Additional Cash Retainers:
Non-Executive Chair	125,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	15,000
Environmental and Sustainability Committee Chair	15,000
Annual Stock Grant[1] - Directors (other than Non-Executive Chair)	150,000
Annual Stock Grant[2] - Non-Executive Chair	175,000

[1]	The annual stock grant is a grant of shares of company common stock equal in value to $150,000.
[2]	The annual stock grant is a grant of shares of company common stock equal in value to $175,000.
Cash retainers are paid monthly. The annual stock grant for non-employee directors is for the director’s service provided during the calendar year. The award is granted as fully vested stock in November each year following the regularly scheduled board of directors meeting. Directors serving less than a full year receive a prorated stock award based on the number of months served in the applicable calendar year.
There are no meeting fees paid to the directors.

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Proxy Statement

The following table outlines the compensation paid to our non-employee directors for 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Darrel T. Anderson[3]	18,333	25,000	9	43,342
German Carmona Alvarez[7]	45,833	—	43	45,876
Thomas Everist[7]	45,833	—	5,043	50,876
Karen B. Fagg[7]	52,083	—	3,643	55,726
James H. Gemmel[4]	110,000	150,000	103	260,103
Dennis W. Johnson[5]	235,000	175,000	5,103	415,103
Patricia L. Moss[7]	52,083	—	3,043	55,126
Dale S. Rosenthal[6]	118,750	150,000	103	268,853
Edward A. Ryan	125,000	150,000	103	275,103
David M. Sparby	130,000	150,000	5,103	285,103
Chenxi Wang	110,000	150,000	2,103	262,103
1    Directors receive an annual stock award with a value of $150,000, except the non-executive chair who receives a stock award with a value of $175,000, under the MDU Resources Group, Inc. Non-Employee Director Long-Term Incentive Compensation Plan. Directors serving less than a full year receive a prorated stock payment based on the number of months served. All stock awards are measured in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. The grant date fair value is the closing stock price on the grant date of November 15, 2023, which was $18.73 per share. The amount paid in cash for fractional shares is included in the amount reported in the stock awards column to this table.
2     Includes group life insurance premiums and charitable donations made on behalf of the director, as applicable. Amounts for life insurance premiums reflect prorated amounts for directors serving less than a full year based on the number of months served.
3     Mr. Anderson was appointed to the board on November 16, 2023. The amounts reflected above are prorated for his service during 2023.
4    Pursuant to the Cooperation Agreement with Corvex Management LP, Mr. Gemmel was appointed as a non-voting board observer on January 24, 2023 and was subsequently appointed to the board on May 9, 2023. Mr. Gemmel received compensation for his service associated with the board for all of 2023.
5    Mr. Johnson receives no additional compensation as chair of the compensation committee.
6     Ms. Rosenthal became chair of the Environment & Sustainability Committee effective June 1, 2023. The amounts reflected above include a prorated additional cash retainer for her service as a committee chair during 2023.
7     Messrs. Carmona Alvarez and Everist and Mss. Fagg and Moss served on the board through May 31, 2023 and then became members of the Knife River board of directors effective upon the completion of the separation on June 1, 2023. The amounts reflected above are prorated for their service during 2023.

Other Compensation
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of their beneficiaries during the time they serve on the board. The annual cost per director is $103.20. Directors who contribute to the company’s Good Government Fund may designate up to four charities to receive donations from the company, depending on the amount of the director’s contribution to the Good Government Fund. Directors are reimbursed for all reasonable travel expenses, including spousal expenses in connection with attendance at meetings of the board and its committees.
Deferral of Compensation
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board. For directors who participated in the post-retirement income plan for directors before its termination in May 2001, the net present value of each director’s benefit was calculated and converted into phantom stock which will be paid pursuant to the Deferred Compensation Plan for directors.

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Stock Ownership Policy
Our director stock ownership policy contained in our corporate governance guidelines requires each director to beneficially own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and received through our Non-Employee Director Long-Term Incentive Compensation Plan are considered in ownership calculations as well as other beneficial ownership of our common stock by a spouse or other immediate family member residing in the director’s household. A director is allowed five years commencing January 1 of the year following the year of the director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. All directors are in compliance with the stock ownership policy or are within the first five years of their election to the board. For further details on our directors’ stock ownership, see the section entitled “Security Ownership.”

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Proxy Statement

SECURITY OWNERSHIP
Security Ownership Table
The table below sets forth the number of shares of our common stock that each director, each director nominee, each named executive officer, and all directors and executive officers as a group owned beneficially as of February 29, 2024. Unless otherwise indicated, each person has sole investment and voting power (or share such power with his or her spouse) of the shares noted.

Name[1]		Shares of Common Stock Beneficially Owned		Percent of Class

	Darrel T. Anderson	1,334		*
	James H. Gemmel	8,008		*
	David L. Goodin	409,822	2	*
	Douglas W. Jaeger	—		*
	Dennis W. Johnson	140,013	3	*
	Anne M. Jones	45,231	2	*
	Nicole A. Kivisto	120,520	2,4	*
	Dale S. Rosenthal	16,124		*
	Edward A. Ryan	44,727		*
	David M. Sparby	43,463		*
	Jeffrey S. Thiede	138,484	2	*
	Jason L. Vollmer	81,639	2	*
	Chenxi Wang	25,513		*
All directors and executive officers as a group (18 in number)		1,210,930	[2,5]	*

*	Less than one percent of the class. Percent of class is calculated based on 203,888,237 outstanding shares as of February 29, 2024.
[1]	The table includes the ownership of all current directors, director nominees, named executive officers, and other executive officers of the company without naming them.
[2]	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
[3]	Mr. Johnson disclaims all beneficial ownership of the 163 shares owned by his spouse.
[4]	The total includes 531 shares owned by Ms. Kivisto’s spouse.
[5]	Includes shares owned by a director’s or executive’s spouse regardless of whether the director or executive claims beneficial ownership.

Hedging Policy
The company’s Director Compensation Policy and its Executive Compensation Policy prohibit our directors and executives from hedging their ownership of company stock. The Director Compensation Policy applies to all directors who are not full-time employees of the company. The Executive Compensation Policy applies to the executives of the company designated as an officer for purposes of Section 16 of the Securities Exchange Act of 1934 as well as all other executives of the company and its subsidiaries who participate in its Long-Term Performance-Based Incentive Plan (LTIP) and its Executive Incentive Compensation Plan (EICP). Under the policies, directors and executives are prohibited from engaging in transactions that allow them to own stock technically but without the full benefits and risks of such ownership, including, but not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, forward sale contracts, and other financial transactions that allow the director or executive to benefit from the devaluation of the company’s stock.

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The company policies also prohibit directors, executives, and related persons from holding company stock in a margin account, with certain exceptions, or pledging company securities as collateral for a loan. Company common stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. “Related person” means an executive officer’s or director’s spouse, minor child, and any person (other than a tenant or domestic employee) sharing the household of a director or executive officer as well as any entities over which a director or executive officer exercises control.
Greater Than 5% Beneficial Owners
Based solely on filings with the SEC, the table below shows information regarding the beneficial ownership of more than 5% of the outstanding shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	The Vanguard Group	20,809,666	[1]	10.22%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	BlackRock, Inc.	18,989,946	[2]	9.30%
	50 Hudson Yards
	New York, NY 10001

[1]
Based solely on the Schedule 13G, Amendment No. 12, filed on February 13, 2024, The Vanguard Group reported sole dispositive power with respect to 20,531,409 shares, shared dispositive power with respect to 278,257 shares, and shared voting power with respect to 94,035 shares.

[2]
Based solely on the Schedule 13G, Amendment No. 1, filed on January 24, 2024, BlackRock, Inc. reported sole voting power with respect to 18,360,955 shares and sole dispositive power with respect to 18,989,946 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock Fund Managers Ltd.

MDU Resources Group, Inc. Proxy Statement 44

Proxy Statement

EXECUTIVE COMPENSATION
ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in an advisory vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, the compensation committee and board of directors believe the current executive compensation program directly links compensation of the named executive officers to our financial performance and aligns the interests of the named executive officers with those of our stockholders. The compensation committee and board of directors also believe the executive compensation program provides the named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward the named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy is built on a foundation of these guiding principles:
•we review competitive compensation data for the named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels;
•we align executive compensation and performance by using annual performance incentives based on criteria that are important to stockholder value, including earnings, and earnings before interest, taxes, depreciation, and amortization (EBITDA); and
•we align executive compensation with the interests of our stockholders by awarding the largest component of executive compensation in the form of stock awards where the value of the award is tied to the performance of our stock.
We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2023. Accordingly, the following resolution is submitted for stockholder vote at the 2024 annual meeting of stockholders:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of the named executive officers remains with the compensation committee and the board of directors, although the board and compensation committee will consider the outcome of this vote when making future compensation decisions. The board of directors has adopted a policy to hold this advisory vote on executive compensation annually. Unless the board of directors modifies this policy, the next advisory vote will be held at our 2025 annual meeting of stockholders.

The board of directors recommends a vote “for” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement.
Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

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INFORMATION CONCERNING EXECUTIVE OFFICERS
Information concerning the executive officers, including their ages as of December 31, 2023, present corporate positions, and business experience during the past five years, is as follows:

Name	Age	Present Corporate Position and Business Experience

Nicole A. Kivisto	50
Ms. Kivisto was elected president and chief executive officer of the company and a director effective January 6, 2024. For more information about Ms. Kivisto, see the section entitled “Item 1. Election of Directors.”

Rob L. Johnson	62
Mr. Johnson was elected to president of WBI Energy, Inc. effective June 1, 2023. Prior to that, he was vice president- commercial effective October 5, 2015 and vice president - market services effective September 30, 2013 for WBI Energy, Inc.

Anne M. Jones	60
Ms. Jones was elected vice president and chief human resources officer effective November 11, 2021. Prior to that, she was vice president-human resources of the company effective January 1, 2016, vice president-human resources, customer service, and safety at Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective July 1, 2013, and director of human resources for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective June 2008.

Margaret (Peggy) A. Link	57	Ms. Link was elected vice president and chief information officer effective December 1, 2017. Prior to that, she was chief information officer effective January 1, 2016, assistant vice president-technology and cybersecurity officer effective January 1, 2015, and director shared IT services effective June 2, 2009.
Paul R. Sanderson	49
Mr. Sanderson was elected vice president, chief legal officer and secretary of the company June 1, 2023. Prior to that, Mr. Sanderson was a partner of a private law firm since 2008, primarily focused on regulatory matters for public utilities and civil litigation.

Garret Senger	63
Mr. Senger was elected to chief utilities officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective January 6, 2024. Prior to that, he was executive vice president - regulatory affairs, customer service and administration effective June 1, 2018, executive vice president – regulatory affairs, customer service and gas supply effective March 7, 2016, and executive vice president - regulatory affairs and chief accounting officer effective January 1, 2015. He also served as vice president - regulatory affairs and chief accounting officer effective January 1, 2012, and controller effective January 1, 2007 of Montana-Dakota Utilities Co and Great Plains Natural Gas Co.

Stephanie A. Sievert	51
Ms. Sievert was elected vice president, chief accounting officer and controller of the company effective September 30, 2017. Prior to that, she was controller of the company effective May 30, 2016, and served as vice president, treasurer and chief accounting officer of WBI Energy, Inc. effective January 1, 2015, and controller effective September 30, 2013.

Jeffrey S. Thiede	61	Mr. Thiede was elected president and chief executive officer of MDU Construction Services Group, Inc. effective April 30, 2013, and president effective January 1, 2012.
Jason L. Vollmer	46
Mr. Vollmer was named vice president and chief financial officer and treasurer effective June 1, 2023. Prior to that, he was vice president and chief financial officer from November 23, 2020 to May 31, 2023; vice president, chief financial officer and treasurer effective September 30, 2017; vice president, chief accounting officer and treasurer effective March 19, 2016; treasurer and director of cash and risk management effective November 29, 2014; and manager of treasury services and risk management effective June 30, 2014.

On November 2, 2023, the company announced its intention to separate its construction services business from the company. The separation is expected to be effected as a tax‐free spinoff to the company’s stockholders. If the spin-off transaction is completed, the company expects some officers will transfer to the new construction services company, in which case they will resign from the company at the time of the spinoff.

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Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes how our named executive officers were compensated for 2023 and how their 2023 compensation aligns with our pay-for-performance philosophy. It also describes the oversight of the compensation committee and the rationale and processes used to determine the 2023 compensation of our named executive officers including the objectives and specific elements of our compensation program.
The Compensation Discussion and Analysis contains statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our Named Executive Officers for 2023 were:

David L. Goodin[1]	President and Chief Executive Officer (CEO)
Jason L. Vollmer	Vice President, Chief Financial Officer (CFO) and Treasurer
Jeffrey S. Thiede	President and Chief Executive Officer - Construction Services Segment
Nicole A. Kivisto[1]	President and Chief Executive Officer - Electric and Natural Gas Distribution Segments
Anne M. Jones	Vice President and Chief Human Resources Officer (CHRO)
1 Mr. Goodin retired as President and Chief Executive Officer effective January 5, 2024, and Ms. Kivisto was appointed President and Chief Executive Officer effective January 6, 2024.
Executive Summary
Events of 2023
The company produced strong financial results in 2023 even in the midst of significant change to the business with the completion of the spinoff of its construction materials and contracting segment Knife River in May 2023. Earnings from continuing operations for 2023 were $480.4 million compared to $250.8 million for 2022 and $242.5 million for 2021. The 2023 earnings from continuing operations includes a gain of $186.6 million on the tax-free exchange of the retained shares of Knife River.
Earnings from continuing operations for 2023, 2022 and 2021 reflect results of our remaining business segments absent Knife River results which are reported as discontinued operations.
As mentioned above, we successfully completed the spinoff of Knife River, our construction materials and contracting segment in May 2023. Knife River’s common stock began trading on the NYSE on June 1, 2023 under the symbol “KNF”. As a result of the Knife River spinoff, our stockholders received one share of Knife River stock for every four shares of MDU Resources stock they owned. From an executive compensation standpoint, outstanding equity awards were converted into shares of the company the executive was employed with

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after the Knife River spinoff. Executives transferring to Knife River received converted Knife River equity awards while executives staying with MDU Resources received converted MDU Resources equity awards. See the “Long-Term Incentives” section within this “Compensation Discussion and Analysis” for further details on the conversion of the named executive officers’ equity awards.
In addition to the Knife River spinoff, on November 2, 2023, the board of directors approved the plan to spin off the company’s construction services business.
During this period of significant change in our business, the compensation committee recognized certain compensation practices traditionally used in our executive compensation programs would be difficult to use for 2023 with the spinoff of Knife River as well as in 2024 with the contemplated spinoff of our construction services business. As a result the compensation committee made the following temporary modifications to our executive compensation program:

Compensation Area	Traditional Program	Modified Program
Annual Incentive	Primary use of financial performance measures	Introduction of strategic initiatives as performance measures to reward executives for their efforts toward the successful spinoff of Knife River and strategic review of the construction services business to maximize its value in 2023.

Likewise, with the contemplated spinoff of the construction services segment in 2024, strategic initiatives as well as financial performance will be used in the annual incentive program.
	Use of earnings per share as a shared performance measure for executives, representing 20% and 100% of the incentive for a business segment executive and corporate executive, respectively.	Use of tailored performance measures for each business segment executive to focus on performance and the completion of strategic initiatives associated with their line of business and a combination of business segment earnings and strategic initiatives for corporate executives to motivate our corporate executives to assist in the success and performance of all lines of business.
Long-Term Incentive	Use of performance share awards as a significant portion of our long-term incentive program.
Exclusive use of time-vesting restricted stock units to promote retention of executives and due to the challenge of setting 3-year financial performance goals during this period of transformational change.

Pay for Performance
While in the midst of this significant strategic and structural change to our business, the compensation committee continued in 2023 to focus its compensation decisions to ensure our named executive officers’ interests are aligned with those of our stockholders and the performance of the company. Executive compensation combines a reliable base salary with an annual incentive based on the achievement of company performance and long-term incentive in the form of equity to further align our named executive officers’ interests with those of our stockholders. The following charts show the 2023 pay mix for the CEO and average 2023 pay of the other named executive officers, including base salary and the annual and long-term incentives at target.

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Proxy Statement

Annual Base Salary
We provide our named executive officers with base salary at a sufficient level to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities. Consistent with our compensation philosophy of linking pay to performance, our named executive officers receive a relatively smaller percentage of their overall target compensation in the form of base salary. In establishing base salaries, the compensation committee considers each named executive officer’s individual performance, the scope and complexities of their responsibilities, internal equity, and whether the base salary is competitive as measured against the base salaries of similarly situated executives in our compensation peer group and market compensation data.
Annual Cash Incentive Awards
We linked our 2023 annual cash incentive awards for our named executive officers to performance by rewarding achievement of financial and strategic performance measures thereby ensuring our named executive officers are focused and accountable for our success and profitability. Each named executive officer was assigned a target annual incentive award based on a percentage of the named executive officer’s base salary. The actual annual cash incentive realized was determined by multiplying the target award by the payout percentage associated with the achievement of the named executive officer’s performance measures.
Sixty percent (60%) of the annual cash incentive award for corporate executives (including our CEO, CFO and CHRO) was based on the combined business segment earnings as adjusted and as defined and described under the “Annual Cash Incentives” section in this Compensation Discussion and Analysis. The remaining forty percent (40%) was based on the achievement of two equally weighted strategic initiatives involving the successful spinoff of Knife River and the strategic review of the construction services business to maximize its value. This incentivizes the corporate executives to assist the business segments in their success and the focus on strategic initiatives while further linking executive pay with the performance of the company.
One hundred percent of the annual cash incentive award for the president and CEO of our electric and natural gas delivery businesses was based on business segment earnings while 80% of the annual incentive award for our construction services president and CEO was based on business segment earnings before interest, taxes, depreciation and amortization (EBITDA) and 20% on the achievement of the strategic review to maximize the value of the construction services business. Business segment earnings and EBITDA are adjusted as described under the “Annual Cash Incentives” section in this Compensation Discussion and Analysis. These measures incentivize our business segment executives to focus on the success and performance of their individual business segments.
As shown in the following chart, the percentage payout of the annual incentive target realized by our CEO compared to earnings from continuing operations for the last three years demonstrates the alignment between our financial performance and realized annual cash incentive compensation.

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Proxy Statement

Earnings from continuing operations excludes the results of Knife River for all years presented. As of the Knife River spinoff, it is presented as discontinued operations.
In addition, the compensation committee continued to utilize the diversity, equity and inclusion (DEI) modifier as part of the 2023 annual cash incentive award program for named executive officers. The DEI modifier is based upon the company’s achievement of certain initiatives to attract, retain, and develop a diverse and inclusive workforce. It includes a focus on representation of diverse employees in leadership succession plans, increased outreach efforts to attract diverse candidates, implementation of human resources information systems at all companies and implementing enhanced diversity, equity, and inclusion training. The 2023 DEI modifier provides executives with the opportunity to attain up to an additional 5% of their annual incentive target based on the achievement of the DEI initiatives as determined by the compensation committee. The compensation committee may also deduct up to 5% of the named executive officers’ annual incentives target if the compensation committee determines insufficient progress is made toward achieving the DEI initiatives.
See the “Annual Cash Incentives” section within this Compensation Discussion and Analysis for further details on our company’s annual cash incentive program.

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Long-Term Equity-Based Incentive Awards
In February 2023, due to the then-pending Knife River spinoff and the challenge in selecting performance measures that would be measurable over the full vesting period, the compensation committee and the board approved grants of time-vesting restricted stock units which are eligible to vest into company stock, plus dividend equivalents, at the end of 2025 as long as the named executive officer remains continuously employed with the company. The restricted stock units serve to enhance alignment of the named executive officers with stockholders and enhance retention of executive talent.
The long-term incentive originally granted for the 2021-2023 period by the compensation committee and approved by the board consisted of 75% performance shares and 25% time-vesting restricted stock units. Performance measures associated with the 2021-2023 performance share award included growth in earnings from continuing operations and total stockholder return (TSR) relative to our stockholder return performance peer group. In May 2023, due to the pending spinoff of Knife River, the compensation committee decided to split the 2021- 2023 performance shares award with two-thirds of the award based on performance results for 24 months of the 36-month performance period ended December 31, 2022 and one-third of the award, representing fiscal year 2023, deemed to be achieved at target. The payout of the performance share awards was determined as follows:

2021-2023 Performance Share Awards

Relative TSR
January 1, 2021 to December 31, 2022	50%
51st Percentile	weighting
104% payout Achieved			x 2/3
		= 52%		= 34.7%
Earnings Growth		achieved
January 1, 2021 to December 31, 2022	50%				Performance Factor Achieved = 68.0%
-1.3% CAGR	weighting
0% payout Achieved

x 1/3
Target Results for 2023		= 100%		= 33.3%
achieved

See the “Long-Term Incentives” section within this Compensation Discussion and Analysis for further details on the company’s long-term incentive program.
With the majority of our named executive officers’ compensation dependent on the achievement of robust performance measures set in advance by the compensation committee, we believe there is substantial alignment between executive pay and the company’s performance.
Stockholder Advisory Vote (“Say on Pay”)
At our 2023 annual meeting of stockholders, 97% of the votes cast on the “Say on Pay” proposal approved the compensation of our named executive officers. The compensation committee viewed the 2023 vote as an expression of the stockholders’ general satisfaction with the company’s executive compensation programs for 2022. The compensation committee reviewed the vote on “Say on Pay” as well as market data provided by its compensation consultants in establishing the 2023 compensation program.

2023 Compensation Framework
Compensation Committee Responsibilities and Objectives
The compensation committee is responsible for designing and approving our executive compensation program and setting compensation opportunities for our named executive officers. The objectives of our executive compensation program for executive officers are to:

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Proxy Statement

•recruit, motivate, reward, and retain high performing executive talent required to create superior stockholder value;
•reward executives for short-term performance as well as for growth in enterprise value over the long-term;
•ensure effective utilization and development of talent by working in concert with other management processes including performance appraisal, succession planning, and management development;
•help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking; and
•provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate.
The above executive compensation objectives are directly linked to our business strategy to ensure officers are focused on elements that drive our business success and create stockholder value.
Compensation Decision Process for 2023
The key activities and decisions regarding executive compensation made by the compensation committee during the 2023 included:

Meeting	Compensation Decisions

August 2022	Receive Market Analysis Report on Executive Compensation prepared by Meridian. Approve 2023 Salary Grade Structure
October 2022	Receive Meridian reports on the Treatment of Equity Awards in Connection with a Spinoff and Equity Conversion Methodology
November 2022	Approve Base Salary and Target Incentive Compensation for 2023
February 2023	Approve 2023 EICP Performance Measures Approve Grant of 2023-2025 Time-Vesting Restricted Stock Units
May 2023
Approve Treatment of Outstanding LTIP Awards including Certification of Performance Results for 2021-2023 and 2022-2024 Performance Share Awards and Conversion method associated with the Knife River Spinoff

February 2024	Approve Results and Payment of 2023 annual cash incentives Approve Payment of the 2021-2023 Time-Vesting Restricted Stock Units and Dividend Equivalents

Components of Compensation
Our executive compensation program is designed to promote sustained long-term profitability and create stockholder value. The components of our named executive officers’ compensation are selected to drive financial and operational results as well as align the named executive officers’ interests with those of our stockholders. Pay components and performance measures are considered by the compensation committee as fundamental measures of successful company performance and long-term value creation. The components of our 2023 executive compensation include:

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Proxy Statement

Component	Purpose	How Determined	How it Links to Performance

Base Salary	Provides sufficient, regularly paid income to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities.	Base salaries are recommended by the CEO for executives other than the CEO position to the compensation committee using analysis provided by the independent compensation consultant to target compensation within range of the 50th percentile using peer company and salary survey data. The compensation committee determines the base salary of the CEO based on input from the independent compensation consultant.	Base salary is a means to attract and retain talented executives capable of driving success and performance.
Annual Cash Incentive	Provides an opportunity to earn annual cash incentive compensation based on the achievement of financial, strategic and operating results important to the success of the company.	The annual cash incentive target is a percentage of base salary for the given executive position established by the compensation committee. Actual payment of the incentive is determined based on the achievement of performance measures and goals approved by the compensation committee.	Annual incentive performance measures are tied to the achievement of financial, strategic and DEI goals aimed to drive the success of the company and the individual businesses.
Time-Vesting Restricted Stock Units	Provides an opportunity to earn long-term equity compensation via continued service through the vesting period.
For 2023, time-vesting restricted stock units represent 100% of a named executive officer’s long-term incentive award. The compensation committee chose the use of time-vesting restricted stock units to incentivize named executive officers to provide continued leadership through the Knife River spinoff and the strategic review of the construction services business. The CEO recommends the target award amount for executives other than the CEO position to the compensation committee based on analysis provided by the independent compensation consultant. The compensation committee determines the target award for the CEO after consideration of input by the independent compensation consultant. Vesting of the award occurs at the end of a three-year period as long as the executive remains employed with the company through the vesting period.

Fosters continued leadership in the company to achieve company objectives through retention of key executives as well as aligning the named executive officer’s interests with those of stockholders in increasing long-term stockholder value.

Allocation of Total Target Compensation for 2023
Total target compensation consists of base salary plus target annual and long-term incentive compensation. Incentive compensation, which consists of annual cash incentive and long-term equity awards vesting after three years, comprises the largest portion of our named executive officers’ total target compensation because:
•equity awards align the interests of the named executive officers with those of stockholders by making a significant portion of their target compensation contingent upon future stock price performance;
•our named executive officers are in positions of authority to drive results, and therefore bear high levels of responsibility for our corporate performance;
•variable compensation helps ensure focus on goals that are aligned with overall company strategy; and
•annual cash incentive compensation is at risk and dependent upon company performance and the satisfaction of performance objectives.

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Proxy Statement

The compensation committee generally allocates a higher percentage of total target compensation to the long-term incentive than to the target annual cash incentive for our higher level executives because they are in a better position to influence the company’s long-term performance. The long-term incentive awards are paid in company common stock. These awards, combined with our stock retention requirements and our stock ownership policy, promote ownership of our stock by the named executive officers. As a result, the compensation committee believes the named executive officers, as stockholders, will be motivated to deliver long-term value to all stockholders.
Peer Groups
The compensation committee reviews the peer companies used for compensation analysis of executive positions and the company’s relative TSR performance periodically to assess their ongoing relevance and credibility.
Compensation Benchmarking Peer Group
The compensation committee’s independent compensation consultant, Meridian, aids in the selection of appropriate peer companies for our compensation benchmarking peer group by evaluating potential peer companies in the construction and engineering, utility and other related industries which are similar in size in terms of revenues and market capitalization. Meridian then uses this peer group along with other market survey information to evaluate and make recommendations regarding executive compensation. For the evaluation of 2023 executive compensation for our CEO and CFO performed in August 2022, the peer group used was unchanged from the prior year and consisted of the following companies:

2023 Compensation Peer Companies for CEO and CFO Positions

Alliant Energy Corporation	Evergy, Inc.	Pinnacle West Capital Corporation
Ameren Corporation	Granite Construction Incorporated	Portland General Electric Company
Atmos Energy Corporation	KBR, Inc.	Quanta Services, Inc.
Black Hills Corporation	Martin Marietta Materials, Inc.	Southwest Gas Holdings, Inc.
CMS Energy Corporation	MasTec, Inc.	Summit Materials, Inc.
Dycom Industries, Inc.	MYR Group Inc.	Vulcan Materials Company
EMCOR Group, Inc.	NiSource Inc.	WEC Energy Group, Inc.
For review of compensation of all other named executive officer positions, the independent compensation consultant used compensation data from additional companies in Willis Towers Watson’s 2022 General Industry Executive Compensation Survey which included the following companies:

Companies used in 2023 Compensation Analysis for non-CEO and CFO Positions

Alcoa Corporation	Crown Holdings, Inc.	Pinnacle West Capital Corporation
Allegheny Technologies Incorporated	Eastman Chemical Company	Portland General Electric Company
Alliant Energy Corporation	Edison International	PPL Corporation
Ameren Corporation	EMCOR Group, Inc.	Public Service Enterprise Group Incorporated
Atmos Energy Corporation	Entergy Corporation	Quanta Services Inc.
Avery Dennison Corporation	Evergy Inc.	Scotts Miracle-Gro Company
Avient Corporation	Eversource Energy	Sealed Air Corporation
Axalta Coating Systems LTD.	Graphic Packaging Holding Company	Sonoco Products Company
Ball Corporation	H.B. Fuller Company	Southwest Gas Holdings, Inc.
Berry Global Group, Inc.	KBR, Inc.	Spire Inc.
Black Hills Corporation	Kinross Gold Corporation	UGI Corporation
Cabot Corporation	Martin Marietta Materials, Inc.	Valvoline Inc.
Celanese Corporation	The Mosaic Company	Vulcan Materials Company
CenterPoint Energy, Inc.	Newmont Corporation	WEC Energy Group, Inc.
CF Industries Holdings, Inc.	NiSource Inc.	Westlake Chemical Corporation
The Chemours Company	OGE Energy Corp.	Worthington Industries, Inc.
CMS Energy Corporation	ONE Gas, Inc.	Xcel Energy Inc.

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Proxy Statement

2023 Compensation for Our Named Executive Officers
2023 Base Salary and Incentive Targets
At its November 2022 meeting, the compensation committee approved the 2023 base salaries as well as the target annual and long-term incentive compensation for the named executive officers. At its February 2023 meeting, the compensation committee approved the annual cash incentive performance measures and goals for our named executive officers. In determining base salaries, target annual cash incentives, long-term equity incentives, and total target compensation for our named executive officers, the compensation committee received and considered company and individual performance, market and peer data, responsibilities, experience, tenure in position, internal equity, and input and recommendations from the CEO, and the independent compensation consultant, Meridian. The following information relates to each named executive officer’s 2023 base salary, target annual cash incentive, long-term equity incentive, and total target compensation:

David L. Goodin	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	1,085,000
Target Annual Cash Incentive Opportunity	1,356,250	125%
Long-Term Equity Incentive - Restricted Stock Units	3,200,000	295%
Total Target Compensation	5,641,250
The compensation committee considered information provided in Meridian’s August 2022 compensation study showing Mr. Goodin's base salary, total cash compensation, and long-term incentives were below the median of the compensation peer group, as well as his experience and the company’s performance. Based in part on Meridian’s recommendation to move Mr. Goodin’s compensation closer to the market median, the compensation committee increased Mr. Goodin’s base salary by 3.9% and maintained his 2023 annual incentive target at 125% of his base salary. The compensation committee maintained Mr. Goodin’s long-term incentive award at $3,200,000, which is 295% of his base salary and more closely aligns his long-term incentive with the market median for his position.

Jason L. Vollmer	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	565,000
Target Annual Cash Incentive Opportunity	423,750	75%
Long-Term Equity Incentive - Restricted Stock Units	960,500	170%
Total Target Compensation	1,949,250
The compensation committee considered information provided in Meridian’s August 2022 compensation study showing Mr. Vollmer’s base salary was below the market median based on peer group and compensation survey data as well as his accomplishments and the company’s performance. To move Mr. Vollmer closer to the market median, the CEO recommended and the compensation committee approved a base salary increase of 6.6% for Mr. Vollmer in 2023. The compensation committee maintained Mr. Vollmer’s target annual cash incentive opportunity at 75% of base salary and increased his long-term incentive award from 160% to 170% of his base salary to more closely align with the market median for his position.

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Jeffrey S. Thiede	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	550,000
Target Annual Cash Incentive Opportunity	412,500	75%
Long-Term Equity Incentive - Restricted Stock Units	935,000	170%
Total Target Compensation	1,897,500
The compensation committee considered information provided in Meridian’s August 2022 compensation study as well as the the performance of the construction services segment in their review of the recommendation made by the CEO concerning Mr. Thiede’s compensation. Mr. Thiede received a 3.8% increase in base salary for 2023. The compensation committee maintained Mr. Thiede’s target annual cash incentive opportunity at 75% of his base salary and increased his long-term incentive award from 160% to 170% of his base salary to more closely align with the market median for his position.

Nicole A. Kivisto	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	550,000
Target Annual Cash Incentive Opportunity	412,500	75%
Long-Term Equity Incentive - Restricted Stock Units	935,000	170%
Total Target Compensation	1,897,500
The compensation committee considered information provided in Meridian’s August 2022 compensation study as well as the performance of the electric and natural gas distribution segment in their review of the recommendation made by the CEO concerning Ms. Kivisto’s compensation. Ms. Kivisto received a 3.8% increase in her base salary for 2023. The compensation committee maintained Ms. Kivisto’s target annual cash incentive opportunity at 75% of her base salary and increased her long-term incentive award from 160% to 170% of her base salary to more closely align with the market median for her position.

Anne M. Jones	2023 ($)	Compensation Component as a % of Base Salary
Base Salary	405,000
Target Annual Cash Incentive Opportunity	202,500	50%
Long-Term Equity Incentive - Restricted Stock Units	324,000	80%
Total Target Compensation	931,500
The compensation committee considered information provided in Meridian’s August 2022 compensation study as well as Ms. Jones’ experience and accomplishments in their review of the recommendation made by the CEO concerning Ms. Jones’s compensation. Ms. Jones received a base salary increase of 5.2% for 2023. The compensation committee maintained her target annual cash incentive opportunity at 50% of her base salary and maintained her long-term incentive award at 80% of her base salary to remain closely aligned with the market median for her position.

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Proxy Statement

Annual Cash Incentives
In 2023, the compensation committee realized the difficulty in setting a shared earnings per share target as part of the annual cash incentive program without knowing the timing of the Knife River spinoff. Therefore, they set the annual performance measures based on the achievement of financial performance as well as performance measures based on strategic initiatives set for 2023. The compensation committee’s intent was to motivate our business segment executives to focus primarily on the success and performance of their businesses during this year of change while motivating our corporate executives to assist in the success and performance of all lines of business and to successfully complete the transformation of the businesses based on the company’s strategic initiatives.
Financial and Strategic Performance Measures - Corporate Executives
Our corporate executives, including the CEO, CFO and CHRO earn their annual cash incentive award based on the financial performance of the combined business segments plus performance measures associated with the company’s strategic initiatives.

Adjustments to Business Segment Earnings as Approved by the Compensation Committee for the Following Events:

☐	the effect on earnings from asset sales, dispositions or retirements.
☐	the effect on earnings from transaction costs incurred for acquisitions, divestitures, mergers, spin-offs, or other strategic transactions, including differences in interest costs from those assumed in the company’s original plan.
☐	the effect on earnings for unanticipated changes and interpretations of tax law.
☐	the effect on earnings from withdrawal liabilities relating to multiemployer pension plans.
☐	the effect on earnings of corporate overhead allocation differences due to the spin-off or strategic review.
☐	the effect on earnings of approved retention agreement costs which differ from costs included in the company’s original plan.

The compensation committee selected Business Segment Earnings of each business segment with adjustments for specific situations approved by the compensation committee as the financial performance measure which represents 60% of the incentive for the corporate officers. It provides a key measure of success for each business segment and the overall company. Business Segment Earnings equals the company’s Net Income less earnings from the Other segment and represents the full year of earnings from the electric, natural gas distribution and construction services businesses plus earnings from Knife River through its separation date.
To determine the payout associated with the financial performance measure for the corporate named executive officers, actual performance measure results were compared to the target performance measure which resulted in the percent of target performance measure achieved. Then the percent of target performance measure achieved was translated into a payout percentage of the named executive officer’s target award opportunity using linear interpolation for results between threshold and target as well as target and maximum.
Achievement of 100% of the financial performance measure results in a payout of 100% of the target award opportunity. Results achieved below the established threshold result in no payout. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart:

Measure	Threshold		Target Performance Measure		Maximum
	% of Target Performance Measure	Incentive Payout %		Incentive Payout %	% of Target Performance Measure	Incentive Payout %
Business Segment Earnings	85%	25%	$253.6 million	100%	115%	200%

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The compensation committee set two additional performance measures for the corporate named executive officers based on the completion of work associated with the Knife River spinoff and completion of work associated with the strategic review of the construction services business to optimize its value. Each strategic performance measure represented 20% of the annual cash incentive for the corporate named executive officers. Determination of the performance measures is based on the following:

Work Associated with the Knife River Spinoff

Threshold	Work necessary to complete the spinoff is underway	= 25% incentive payout
Target	Completion of the final Form 10 filed with the SEC	= 100% incentive payout
Maximum	Successful completion of the spinoff	= 200% incentive payout

Work Associated with the Strategic Review of the Construction Services Business to Optimize its Value

Threshold	Work necessary to complete the strategic review is underway	= 25% incentive payout
Target	Publicly announce the completion of the strategic review	= 100% incentive payout
Maximum	Completion of a transaction	= 200% incentive payout
Financial and Strategic Performance Measures - Construction Services Segment
The compensation committee selected Construction Services EBITDA with adjustments for specific situations approved by the compensation committee as the financial performance measure representing 80% of the the construction services president and CEO’s annual cash incentive. Construction Services EBITDA equals the construction services segment earnings plus interest, income taxes, depreciation and earnings from discontinued operations. It is a financial performance measure common to the construction industry and encourages the focus on growth by excluding the impact of items such as taxes, interest, depreciation and amortization from the performance result which are largely out of the named executive officer’s control.

Adjustments to Construction Services EBITDA as Approved by the Compensation Committee for the Following Events:

☐	the effect on EBITDA from asset sales, dispositions or retirements.
☐	the effect on EBITDA from transaction costs incurred for acquisitions, divestitures, mergers, spin-offs, or other strategic transactions, including differences in interest costs from those assumed in the company’s original plan.
☐	the effect on EBITDA from withdrawal liabilities relating to multiemployer pension plans.
☐	the effect on EBITDA of corporate overhead allocation differences due to the spin-off or strategic review.
☐	the effect on EBITDA of approved retention agreement costs which differ from costs included in the company’s original plan.

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Proxy Statement

To determine the payout associated with the financial performance measure for the construction services business, actual performance measure results were compared to the target performance measure which resulted in the percent of target performance measure achieved. Then the percent of target performance measure achieved was translated into a payout percentage of the named executive officer’s target award opportunity using linear interpolations for results between threshold and target as well as target and maximum.
Achievement of 100% of the financial performance measure results in a payout of 100% of the target award opportunity. Results achieved below the established threshold result in no payout. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart:

Measure	Threshold		Target Performance Measure		Maximum
	% of Target Performance Measure	Incentive Payout %		Incentive Payout %	% of Target Performance Measure	Incentive Payout %
Construction Services EBITDA	65%	25%	$212.2 million	100%	115%	250%
In addition to the financial performance measure, the compensation committee set a performance measure based on the completion of work associated with the strategic review of the construction services segment to optimize its value which represents 20% of annual cash incentive for the construction services segment president. Determination of the performance measure is based on the following:

Work Associated with the Strategic Review of the Construction Services Segment to Optimize its Value

Threshold	Work necessary to complete the strategic review is underway	= 25% incentive payout
Target	Publicly announce the completion of the strategic review	= 100% incentive payout
Maximum	Completion of a transaction	= 200% incentive payout
Financial and Strategic Performance Measures - Electric and Natural Gas Distribution Segments
The compensation committee selected Electric and Natural Gas Distribution Earnings with adjustments for specific situations as approved by the compensation committee as the performance measure representing 100% of the electric and natural gas distribution president and CEO’s annual cash incentive. The compensation committee selected earnings associated with the electric and natural gas businesses because regulated utilities are valued based on earnings potential and rate base. The 2023 target of $108.5 million reflects the continued investment in infrastructure and regulatory recovery from completed and pending rate cases.

Adjustments to Electric & Natural Gas Distribution Earnings as Approved by the Compensation Committee for the Following Events:

☐	the effect on earnings from asset sales, dispositions or retirements.
☐	the effect on earnings from transaction costs incurred for acquisitions, divestitures, mergers, spin-offs, or other strategic transactions, including differences in interest costs from those assumed in the company’s original plan.
☐	the effect on earnings from unanticipated changes and interpretation of tax law.
☐	the effect on earnings of corporate overhead allocation differences due to the spin-off or strategic review.
☐	the effect on earnings of approved retention agreement costs which differ from costs included in the company’s original plan.

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Proxy Statement

To determine the payout associated with the financial performance measure, actual performance measure results were compared to the target performance measure which resulted in the percent of target performance measure achieved. Then the percent of target performance measures achieved was translated into a payout percentage of the named executive officer’s target award opportunity using linear interpolations for results between threshold and target as well as target and maximum.
Achievement of 100% of the target performance measure results in a payout of 100% of the target award opportunity. Results achieved below the established threshold result in no payout. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart:

Measure	Threshold		Target Performance Measure		Maximum
	% of Target Performance Measure	Incentive Payout %		Incentive Payout %	% of Target Performance Measure	Incentive Payout %
Electric and Natural Gas Distribution Earnings	90%	50%	$108.5 million	100%	110%	200%
DEI Modifier
In 2023, the environmental and sustainability committee again approved and recommended a DEI modifier be included as part of the named executive officer’s 2023 annual incentive which was then approved by the compensation committee at its February 2023 meeting. The DEI modifier is a separate performance measure, independent of the achievement of the financial and strategic initiative performance measures and is based on the compensation committee’s assessment of management’s progress toward the completion of the following DEI initiatives:
•Continue the formal succession planning process to include the review of the positions of all Section 16 officers, key executives, and business segment officers and directors to ensure diverse representation in terms of gender, ethnicity, individuals with disabilities and veteran status and the development of candidates being prepared for these positions.
•Increase outreach activities by 10% over prior year efforts aimed at attracting diverse candidates to positions within our businesses.
•Prepare for the implementation of Human Resources Information Systems (HRIS) at the construction materials and contracting and construction services segments to enhance the gathering of employee data for the human resources dashboard to track key metrics which provide insight into the make-up and diversity of our employee population.
•Advance a culture that supports diverse views and backgrounds through training of all employees on fostering a culture of diversity and inclusion.
The DEI modifier applies equally to all named executive officers and adds or deducts up to 5% of their annual incentive target based on the compensation committee’s assessment.

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Proxy Statement

2023 Annual Incentive Results
The 2023 performance measure results, percent of target performance measure achieved based on those results, and the associated payout percentages reflect the company’s 2023 performance and are presented below:

Performance Measure	Result	Percent of Performance Measure Achieved	Percent of Award Opportunity Payout	MDUR Resources Corporate Officers		Electric & Natural Gas Distribution		Construction Services
				Weight	Weighted Payout	Weight	Weighted Payout	Weight	Weighted Payout
Business Segment Earnings, as Adjusted[1]	$288.2 million	113.6%	190.9%	60.0%	114.5%
Electric & Natural Gas Distribution Earnings, as Adjusted[1]	$120.1 million	110.7%	200.0%			100.0%	200.0%
Construction Services EBITDA, as Adjusted[2]	$223.2 million	105.2%	152.1%					80.0%	121.7%
Knife River Spinoff	Completion of Knife River Spinoff	200.0%	200.0%	20.0%	40.0%
Construction Services Strategic Review	Public Announcement of completion of the strategic review	100.0%	100.0%	20.0%	20.0%			20.0%	20.0%
Total Weighted Payout					174.5%		200.0%		141.7%

Reconciliation of Business Segment Earnings to Net Income presented in thousands	2023 Financial Results	Adjustments Approved by the Compensation Committee[1]	Business Segment Earnings used for Incentive Purposes
Electric & Natural Gas Distribution Earnings	120,079	(1)	120,078
Pipeline Earnings	46,918	123	47,041
Construction Services Earnings	137,230	1,049	138,279
Knife River Earnings	(18,456)	1,228	(17,228)
Business Segment Earnings	285,771	2,399	288,170
Other	128,936
Net Income	414,707

[1] Adjustments include the effect on earnings from 1) transaction costs incurred for acquisitions, divestitures, mergers, spinoffs or other strategic transactions including differences in interest costs from those assumed in the company’s original financial plan and 2) corporate overhead allocation differences due to the spinoff or strategic review.

Reconciliation of Construction Services Earnings to Construction Services EBITDA presented in thousands	2023 Financial Results	Adjustments Approved by the Compensation Committee[2]	Business Segment Earnings used for Incentive Purposes
Construction Services Earnings	137,230	1,049	138,279
Interest	10,057	—	10,057
Taxes	46,968	(447)	46,521
Depreciation	23,148	—	23,148
Discontinued Operations	5,214	—	5,214
Construction Services EBITDA	222,617	602	223,219

[2] Adjustments include the effect on earnings from 1) transaction costs incurred for acquisitions, divestitures, mergers, spinoffs or other strategic transactions including differences in interest costs from those assumed in the company’s original financial plan, and 2) corporate overhead allocation differences due to the spinoff or strategic review.

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These adjustments resulted in payout percentages of 174.5% instead of 170.7% for the CEO, CFO and CHRO and 141.7% instead of 139.4% for the construction services business president and CEO.
The compensation committee further assessed management’s progress toward completing the performance measures related to the company’s DEI initiatives, and found:
•The company continued to enhance the succession planning process to include all executive officer and director positions at the corporate and business unit level along with the identification of candidate diversity in terms of gender, ethnicity, veteran status and disability.
•The company increased its outreach efforts by 95% above prior year with efforts aimed at attracting diverse candidates to positions within the company.
•The company completed the implementation of HRIS system at all businesses to aid in the consistent tracking of employment metrics and trends.
•The company completed all training on fostering a culture of diversity and inclusion.
Based on these accomplishments the compensation committee approved a DEI modifier award of 5.0% to each of the named executive officer’s target annual incentive. The resulting 2023 annual cash incentive compensation rewarded to the named executive officers was:

Name	Target Annual Incentive ($)	Annual Incentive Earned
		Payout Percentage on performance measures (%)	DEI Modifier (%)	Total payout percentage (%)	Amount ($)
David L. Goodin	1,356,250	174.5	5.0	179.5	2,434,469
Jason L. Vollmer	423,750	174.5	5.0	179.5	760,631
Jeffrey S. Thiede	412,500	141.7	5.0	146.7	605,138
Nicole A. Kivisto	412,500	200.0	5.0	205.0	845,625
Anne M. Jones	202,500	174.5	5.0	179.5	363,488
Long-Term Incentives
All of our named executive officers participated in the 2023 long-term incentive plan which comprised 56.73% of the CEO’s 2023 total target compensation and, on average, 47.25% of the other named executive officers’ total target compensation. Stock earned under the long-term incentive plan (LTIP) is subject to our stock retention requirements.
Effect of the Spinoff on Outstanding Long-Term Equity Awards
Our 2021-2023 and 2022-2024 performance share awards were designed to vest based on the achievement of performance measures, which as a result of the Knife River spinoff, were no longer correlated to the company’s performance. As a result, the compensation committee decided to convert the outstanding performance share awards entirely into time-vesting restricted stock unit awards effective with the Knife River spinoff. The performance factor adjustment formula was applied to the outstanding performance share awards based on the company’s performance through December 31 2022 and the remaining portion of the outstanding awards assuming target-level performance. Following the Knife River spinoff, the 2021-2023 and 2022-2024 awards will vest according to their original vesting dates, subject to the named executive officer’s continued employment with the company.

The following tables show the performance factor adjustment formula for the 2021-2023 and 2022-2024 performance share awards:

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2021-2023 Performance Share Awards
Performance Measure	Weight	Threshold	Target	Maximum	Actual 12/31/22	Achieved	Weighted Achievement
Relative Total Stockholder Return	50%	25th Percentile	50th Percentile	75th Percentile	51st Percentile	104.0%	52.0%
Earnings Growth	50%	3.0%	6.5%	10.0%	(1.3)%	—%	—%
Performance Achieved							52.0%
			Portion of Award	Performance Achieved		Performance Factor
Performance shares applicable to the Performance Factor			2/3	52%		34.7%
Performance shares at Target Level Performance			1/3	100%		33.3%
Combined Performance Factor for 2021-2023 Performance Shares						68.0%

2022-2024 Performance Share Awards
Performance Measure	Weight	Threshold	Target	Maximum	Actual 12/31/22	Achieved	Weighted Achievement
Relative Total Stockholder Return	50%	25th Percentile	50th Percentile	75th Percentile	62nd Percentile	148.0%	74.0%
Earnings Growth	50%	3.0%	6.5%	10.0%	0.8%	—%	—%
Performance Achieved							74.0%
			Portion of Award	Performance Achieved		Performance Factor
Performance shares applicable to the Performance Factor			1/3	74%		24.6%
Performance shares at Target Level Performance			2/3	100%		66.7%
Combined Performance Factor for 2022-2024 Performance Shares						91.3%

After the completion of the Knife River spinoff, the outstanding equity awards, which included the adjusted performance shares and time-vesting restricted stock units for the 2021-2023 and 2022-2024 vesting periods, were adjusted using the concentration (employer) method as approved by the compensation committee which adjusts the number of outstanding shares for participants remaining with the company by the ratio of the pre-spin MDU Resources closing stock price on May 31, 2023 of $29.18 compared to the post-spin MDU Resources closing stock price on June 1, 2023 of $19.68. This conversion resulted in an incremental increase in fair value for each named executive officer as reflected in the Summary Compensation Table for 2023 and the Grants of Plan-Based Awards in 2023.

The table below shows the number of shares originally awarded as performance shares (PSA) and time-vesting restricted stock units (RSU) for our named executive officer’s and the number of time-vesting restricted stock units after the conversion:

Name		Original Award		Converted Award
		Type	Target Shares	Type	Shares
David L. Goodin	2021-2023	75% PSA 25% RSU	102,865	100% RSU	115,914
	2022-2024	75% PSA 25% RSU	105,021	100% RSU	145,555
Jason L. Vollmer	2021-2023	75% PSA 25% RSU	27,002	100% RSU	30,426
	2022-2024	75% PSA 25% RSU	27,830	100% RSU	38,571
Jeffrey S. Thiede	2021-2023	75% PSA 25% RSU	27,966	100% RSU	31,513
	2022-2024	75% PSA 25% RSU	27,830	100% RSU	38,571
Nicole A. Kivisto	2021-2023	75% PSA 25% RSU	27,966	100% RSU	31,513
	2022-2024	75% PSA 25% RSU	27,830	100% RSU	38,571
Anne M. Jones	2021-2023	75% PSA 25% RSU	10,139	100% RSU	11,425
	2022-2024	75% PSA 25% RSU	10,108	100% RSU	14,007

The converted 2021-2023 award of time-vesting restricted stock units vested on December 31, 2023 and provided the participants with the following shares and dividend equivalents:

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Name	Shares Vested (#)	Dividend Equivalents ($)
David L. Goodin	115,914	207,410
Jason L. Vollmer	30,426	54,444
Jeffrey S. Thiede	31,513	56,388
Nicole A. Kivisto	31,513	56,388
Anne M. Jones	11,425	20,444

Grant of 2023 Long-Term Equity Incentive Awards
With the anticipated spinoff of Knife River during the second quarter of 2023 and the strategic review of the construction services segment, it was not practical for the compensation committee to establish three-year performance goals for performance share awards under our LTIP as it normally would. Instead, in February 2023, the compensation committee granted the 2023-2025 LTIP award in the form of time-vesting restricted stock units which will vest on December 31, 2025, as long as the named executive officer remains continuously employed with the company. The purpose was to incentivize the retention of our named executive officers during this period of significant transition and change and align their interest with those of our stockholders.
The compensation committee determined the number of time-vesting restricted stock units to grant to each named executive officer for 2023 by dividing the named executive officer’s long-term award amount by the average of the closing prices of our stock from January 1 through January 22, 2023, which was $30.42 per share. After the spinoff of Knife River, the granted shares were converted using the pre-spin MDU Resources closing stock price on May 31, 2023 of $29.18 compared to the post-spin MDU Resources closing stock price on June 1, 2023 of $19.68. This conversion resulted in an incremental increase in the fair value for each named executive officer as reflected in the Summary Compensation Table for 2023 and the Grants of Plan-Based Awards in 2023 table.
The number of shares originally granted and converted post Knife River spinoff are shown below:

Name	Base Salary ($)	Long-Term Incentive of Base Salary (%)	Long-Term Incentive Target ($)	Original Grant of Restricted Stock Units (#)	Converted Grant of Restricted Stock Units (#)
David L. Goodin	1,085,000	295	3,200,000	105,193	155,972
Jason L. Vollmer	565,000	170	960,500	31,574	46,815
Jeffrey S. Thiede	550,000	170	935,000	30,736	45,572
Nicole A. Kivisto	550,000	170	935,000	30,736	45,572
Anne M. Jones	405,000	80	324,000	10,650	15,791

Other Benefits
The company provides post-employment benefit plans and programs in which our named executive officers may be participants. We believe it is important to provide post-employment benefits which approximate retirement benefits paid by other employers to executives in similar positions. The compensation committee periodically reviews the benefits provided to maintain a market-based benefits package. Our named executive officers participated in the following plans during 2023 which are described below:

Plans	David L. Goodin	Jason L. Vollmer	Jeffrey S. Thiede	Nicole A. Kivisto	Anne M. Jones
Pension Plans	Yes	Yes	No	Yes	Yes
401(k) Retirement Plan	Yes	Yes	Yes	Yes	Yes
Supplemental Income Security Plan	Yes	No	No	Yes	No
Company Credit to Deferred Compensation Plan	No	Yes	Yes	No	Yes

MDU Resources Group, Inc. Proxy Statement 64

Proxy Statement

Pension Plans
Effective in 2006, the defined benefit pension plans were closed to new non-bargaining unit employees and as of December 31, 2009, the defined benefit plans were frozen. For further details regarding the company’s pension plans, refer to the section entitled “Pension Benefits for 2023.”
401(k) Retirement Plan
The named executive officers as well as the majority of employees who are at least 18 years of age are eligible to participate in the 401(k) retirement plan (401(k) plan) and defer annual income up to the Internal Revenue Service (IRS) limit. The named executive officers receive a company match up to 3% depending on their elected deferral rate. Contributions and the company match are invested in various funds based on the employee’s election including company common stock.
In 2010, the company began offering additional company contributions to our 401(k) plan in lieu of pension plan contributions. For non-bargaining unit employees hired after 2006 or employees who were not previously participants in the pension plan, the added contribution is 5% of plan eligible compensation. For non-bargaining unit employees hired prior to 2006 who were participants in the pension plan, the added contributions are based on the employee’s age as of December 31, 2009. The contribution is 11.5% for Mr. Goodin and Ms. Jones, 9.0% for Ms. Kivisto, 7.0% for Mr. Vollmer, and 5.0% for Mr. Thiede. These amounts may be reduced in accordance with the provisions of the 401(k) plan to ensure compliance with IRS limits.
Supplemental Income Security Plan
We offered certain key managers and executives benefits under a nonqualified retirement plan referred to as the Supplemental Income Security Plan (SISP). The Basic SISP benefit is intended to augment the retirement income under the pension plan by providing participants with additional retirement income and/or death benefits payable for 15 years. In addition, the plan includes a benefit referred to as Excess SISP which relates to the Internal Revenue Code limitations on retirement benefits provided under the pension plans. Effective February 11, 2016, the SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants. For further details regarding the company’s SISP, refer to the section entitled “Pension Benefits for 2023.”
Deferred Compensation Plan
The company adopted the Deferred Compensation Plan (DCP) effective January 1, 2021, which provides a select group of management and other highly compensated employees the opportunity to defer compensation for retirement and other financial purposes. Participants in the plan may defer a portion of their salary and/or annual incentive. The compensation committee, upon recommendation from the CEO, may approve company contributions for select participants which vest over a three-year period. Company contributions recognize the participant’s contributions to the company and serve as a retention tool. After satisfying the vesting requirements, distribution will be made in accordance with the terms of the plan. For further details regarding the company’s DCP, refer to the section entitled “Nonqualified Deferred Compensation for 2023.”
For 2023, in recognition of their achievements and service to the company the compensation committee approved company contributions of $84,750 to Mr. Vollmer, $100,000 to Mr. Thiede, and $40,500 to Ms. Jones. The contributions awarded to Messrs. Vollmer and Thiede and Ms. Jones represent 15.0%, 18.2%, and 10.0% of their base salaries, respectively.
Employment and Severance Agreements
For 2023, our named executive officers did not have employment or severance agreements entitling them to specific payments upon termination of employment or a change in control of the company with the exception of Jeffrey S. Thiede as explained below. The compensation committee generally considered providing severance benefits on a case-by-case basis. Post-employment or change in control benefits available to our named executives officers during 2023 are addressed within our incentive and retirement plans. Refer to the section entitled “Potential Payments upon Termination or Change of Control.”
In connection with the strategic review of the construction services business to optimize its value, in February 2023 the company and MDU Construction Services Group entered into a retention agreement with Jeffrey S. Thiede, the current president and chief executive officer of the construction services business, to retain Mr. Thiede through the completion of the review and any resulting transaction involving the business. The agreement provided for, among other things, continuation of Mr. Thiede’s then-effective base salary, entitlement to incentive compensation, vesting of company credits to his deferred compensation account, a retention bonus equal to $1,100,000 to be paid within fifteen (15) days after the closing of any transaction, and accelerated vesting of outstanding equity awards as set forth in the agreement. The term of the agreement was until the earlier of the closing of any transaction and December 31, 2023. The agreement expired on December 31, 2023 without payment.

65 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Compensation Governance
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax or accounting treatment in determining compensation. The compensation committee did not make any adjustments to the 2023 compensation program to address the impact of tax or accounting treatment. The compensation committee may also consider the accounting and cash flow implications of various forms of executive compensation. We expense salaries and annual incentive compensation as earned. For our equity awards, we record the accounting expense in accordance with Accounting Standards Codification Topic 718, which is generally expensed over the vesting period.
Stock Ownership Requirements
Executives are required within five years of appointment or promotion into an executive level position to beneficially own our common stock equal to a multiple of their base salary as outlined in the stock ownership policy. Stock owned through our 401(k) plan or by a spouse is considered in ownership calculations as well as unvested restricted stock units. The level of stock ownership compared to the ownership requirement is determined based on the closing sale price of our stock on the last trading day of the year and base salary as of December 31 of the same year. The table shows the named executive officers’ holdings as a multiple of their base salary as of December 31, 2023.

Name	Ownership Policy Multiple of Base Salary Within 5 Years	Actual Holdings as a Multiple of Base Salary[1]	Ownership Requirement Must Be Met By:
David L. Goodin	6X	13.0	1/1/2018
Jason L. Vollmer	3X	5.8	1/1/2023
Jeffrey S. Thiede	3X	8.0	1/1/2019
Nicole A. Kivisto	3X	7.4	1/1/2020
Anne M. Jones	3X	4.2	1/1/2024
[1] Includes unvested restricted stock units granted in February 2022 and 2023.
Stock Retention Requirement
The named executive officers must retain 50% of the net after-tax shares vested pursuant to the long-term incentive awards for the earlier of two years from the date the vested shares are issued or the named executive officer’s termination of employment. The named executive officer is also required to retain all vested share awards net of taxes if the named executive officer has not met the stock ownership requirements under the company’s stock ownership policy for executives.
Incentive Compensation Recovery Policy
The company’s Incentive Compensation Recovery policy, effective as of October 2, 2023, provides for the recovery of certain incentive-based compensation in the event we are required to prepare an accounting restatement. The recoverable amount is the amount of incentive-based compensation which exceeded the amount the executive officer would have received if it had been determined based on the restated financial reporting measure. The recovery of such compensation applies regardless of misconduct or other contribution to the requirement for a restatement. Incentive-based compensation includes the annual cash incentive compensation, long-term incentive compensation or any compensation granted, earned or vested based in whole or in part on the company’s attainment of a financial reporting measure. The policy is intended to comply with Rule 10D-1 of the Securities and Exchange Act of 1934, as amended, and Listing Standard 303A.14 adopted by the NYSE.
Insider Trading Policy
The company’s Insider Trading policy prohibits executive officers, which includes our named executive officers, from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. The policy also prohibits executive officers from holding company common stock in a margin account or pledging company securities as collateral for a loan unless the company common stock is explicitly excluded from any margin, pledge or security provisions in the customer agreement.
Preview of 2024 Compensation Changes
In 2024, Meridian, the company’s independent compensation consultant provided a study regarding best practices in terms of change in control provisions in compensation plans. Based on this information, the company revised its LTIP to remove the automatic accelerated vesting of equity awards upon a change in control for awards granted after January 1, 2024. The revised plan requires a qualifying termination of employment following a change in control for accelerated vesting. In connection with the revision to the LTIP, the company also adopted a change in control severance plan for certain executive officers including the named executive officers which provides for cash compensation to the named executive officer in the event of a qualifying termination of employment following a change in control.

MDU Resources Group, Inc. Proxy Statement 66

Proxy Statement

COMPENSATION COMMITTEE REPORT
The compensation committee is primarily responsible for reviewing, approving, and overseeing the company’s compensation plans and practices and works with management and the committee’s independent compensation consultant to develop the company executive compensation programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Regulation S-K, Item 402(b). Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A.

Dennis W. Johnson, Chair
Darrel T. Anderson
Dale S. Rosenthal
Edward A. Ryan

Compensation Policies and Practices as They Relate to Risk Management
We completed an annual risk assessment of our 2023 compensation programs and concluded that our compensation policies and practices do not create risks which could have a material adverse effect on the company. After review and discussion of the assessment with the chief legal officer, chief human resources officer, and the chief executive officer, the company identified the following practices designed to prevent excessive risk taking:
•Business management and governance practices:
◦the use of human capital management systems and processes to attract, recruit, train, develop and retain employees to achieve short and long-term objectives;
◦risk management is a specific performance competency included in the annual performance assessment of executives;
◦board oversight on capital expenditure and operating plans promotes careful consideration of financial assumptions;
◦board approval on business acquisitions above a specific dollar amount or on any transaction involving the exchange of company common stock;
◦employee integrity training programs and anonymous reporting systems;
◦quarterly risk assessment reports at audit committee meetings; and
◦prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by executive officers and directors.
•Executive compensation practices:
◦active compensation committee review of all executive compensation programs as well as comparison of company performance to its peer group;
◦use of independent consultants to assist in establishing pay targets and compensation structure;
◦initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies;
◦consideration of peer group and/or relevant industry practices to establish appropriate target compensation;
◦a balanced compensation mix of base salary as well as annual and long-term incentives;
◦use of interpolation for annual and long-term incentive awards to avoid payout cliffs;
◦compensation committee discretion to adjust any annual incentive award payment downward;
◦use of caps on annual incentive awards with a combined maximum of 200% of target for MDU Resources executives and the regulated energy delivery businesses and a combined maximum of 240% of target for construction services business executives;
◦use of caps on long-term incentive performance share stock grants, when awarded, with a maximum of 200% of target;
◦ability to clawback incentive payments in the event of a financial restatement;
◦use of performance shares and/or restricted stock units, rather than stock options or stock appreciation rights, as an equity component of incentive compensation;

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Proxy Statement

◦typically, the use of performance shares for 75% of the long-term incentive award opportunity with relative TSR and earnings growth performance measures and the use of restricted stock units for 25% of the long-term incentive award opportunity to serve as a retention tool. In light of the Knife River spinoff and the strategic review of the construction services business, the 2023-2025 award was exclusively time-vesting restricted stock units to incentivize executives to stay with the company through the end of the strategic initiatives process;
◦use of three-year vesting periods for performance shares and restricted stock units to discourage short-term risk-taking;
◦substantive annual incentive goals measured by business segment EBITDA for all Section 16 officers which are measures important to stockholders and encourage balanced performance;
◦inclusion of a DEI modifier tied to the achievement of specific diversity, equity and inclusion initiatives;
◦use of financial performance metrics that are readily monitored and reviewed;
◦regular review of the companies in the peer groups to ensure appropriateness and industry match;
◦stock ownership requirements for board members and executives participating in the LTIP; and
◦mandatory holding periods of net after-tax company stock awards to executives until stock ownership requirements are achieved and mandatory holding periods for 50% of any net after-tax shares of stock earned under the long-term incentive awards until the earlier of (1) the end of the two-year period commencing on the date any stock earned under such award is issued, and (2) the executive’s termination of employment.

MDU Resources Group, Inc. Proxy Statement 68

Proxy Statement

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2023

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e)[1]	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)
David L. Goodin[4]	2023	1,085,000	3,359,339	2,434,469	173,094	48,691	7,100,593
President and CEO	2022	1,044,000	3,247,775	739,935	33,340	192,238	5,257,288
	2021	1,000,000	3,222,639	701,250	65,571	221,007	5,210,467

Jason L. Vollmer	2023	565,000	1,007,320	760,631	1,966	122,874	2,457,791
Vice President, CFO and	2022	530,000	860,649	225,383	—	150,957	1,766,989
Treasurer	2021	490,000	845,942	206,168	—	122,163	1,664,273

Jeffrey S. Thiede	2023	550,000	980,883	605,138	—	131,524	2,267,545
President and CEO of	2022	530,000	860,649	613,343	—	166,470	2,170,462
Construction Services	2021	507,500	876,148	293,462	—	171,822	1,848,932
Segment

Nicole A. Kivisto[4]	2023	550,000	980,883	845,625	58,798	43,974	2,479,280
President and CEO of	2022	530,000	860,649	266,723	1,294	78,795	1,737,461
Electric and Natural Gas	2021	507,500	876,148	332,666	2,645	83,272	1,802,231
Distribution Segments

Anne M. Jones[5]	2023	405,000	339,977	363,488	34,811	106,666	1,249,942
Vice President and CHRO
1 Amounts in this column represent the aggregate grant date fair value of 2023-2025 time-vesting restricted stock unit share awards calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards were or will be forfeited. The amounts were calculated as described in Note 14 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported also include the incremental increase in fair value resulting from the conversion of outstanding unvested restricted stock units and performance shares into restricted stock units upon the spinoff of Knife River which was determined by comparing the fair value of the outstanding awards before and after the Knife River spinoff. See the “Long-Term Incentives” section within the “Compensation Discussion and Analysis” for further details on the company’s long-term incentive program.

Name	Grant Date Fair Value of Stock Awards Granted in 2023 ($)	Incremental Increase in Fair Value of Stock Awards from the Spin-off Conversions ($)
David L. Goodin	3,277,814	81,525
Jason L. Vollmer	983,846	23,474
Jeffrey S. Thiede	957,734	23,149
Nicole A. Kivisto	957,734	23,149
Anne M. Jones	331,854	8,123

69 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

2 Amounts shown for 2023 represent the change in the actuarial present value for the named executive officers’ accumulated benefits under the pension plan, SISP, and Excess SISP, collectively referred to as the “accumulated pension change” which were calculated using the following assumptions:

	Pension Plan	SISP	Excess SISP
Assumed Retirement Age	60	60	60
Benefits payable at	At retirement	At age 65 for 15 years	Benefits payable to age 65
Interest Rate	4.82%	4.73%	4.73%
Dataset	Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post commencement only)	N/A	Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post commencement only)
Please see the “Pension Benefits for 2023” section for further details.
3    All Other Compensation for 2023 is comprised of:

Name	401(k) Plan ($)[a]	Nonqualified Deferred Compensation Plan ($)[b]	Vacation Payout ($)	Life Insurance Premium ($)	Matching Charitable Contributions ($)	Total ($)
David L. Goodin	43,500	—	—	774	4,417	48,691
Jason L. Vollmer	33,000	84,750	—	774	4,350	122,874
Jeffrey S. Thiede	26,400	100,000	—	774	4,350	131,524
Nicole A. Kivisto	39,600	—	—	774	3,600	43,974
Anne M. Jones	43,500	40,500	20,240	626	1,800	106,666
a	Represents company contributions to the 401(k) plan, which includes matching contributions and retirement contributions associated with the frozen pension plans as of December 31, 2009.
b
Represents company contribution amounts to the DCP which are approved by the compensation committee and the board of directors. For further information, see the section entitled “Nonqualified Deferred Compensation for 2023.”

4 Mr. Goodin retired as president and CEO effective January 5, 2024 and Ms. Kivisto succeeded him as president and CEO effective January 6, 2024.
5 Ms. Jones became a named executive officer for the first time in 2023.

MDU Resources Group, Inc. Proxy Statement 70

Proxy Statement

Grants of Plan-Based Awards in 2023

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
David L. Goodin	2/16/2023	[1]	339,063	1,356,250	2,780,313
	2/16/2023	[2]				—	—	—	105,193	3,277,814
	6/1/2023	[3]				—	—	—		81,525
Jason L. Vollmer	2/16/2023	[1]	105,938	423,750	868,688
	2/16/2023	[2]				—	—	—	31,574	983,846
	6/1/2023	[3]				—	—	—		23,474
Jeffrey S. Thiede	2/16/2023	[1]	103,125	412,500	1,010,625
	2/16/2023	[2]				—	—	—	30,736	957,734
	6/1/2023	[3]				—	—	—		23,149
Nicole A. Kivisto	2/16/2023	[1]	206,250	412,500	845,625
	2/16/2023	[2]				—	—	—	30,736	957,734
	6/1/2023	[3]				—	—	—		23,149
Anne M. Jones	2/16/2023	[1]	50,625	202,500	415,125
	2/16/2023	[2]				—	—	—	10,650	331,854
	6/1/2023	[3]				—	—	—		8,123

[1]	Annual cash incentive for 2023 granted pursuant to the EICP.
[2]
Time-vesting restricted stock units granted pursuant to the LTIP. Following the spinoff of Knife River, these awards were converted, as follows: Mr. Goodin 155,972 restricted stock units, Mr. Vollmer 46,815 restricted stock units, Mr. Thiede 45,572 restricted stock units, Ms. Kivisto 45,572 restricted stock units, and Ms. Jones 15,791 restricted stock units. See the “Long-Term Incentives” section within the “Compensation Discussion and Analysis” for further details on the company’s long-term incentive program.

[3]
Reflects the incremental increase in fair value resulting from the conversion of outstanding restricted stock units and performance share awards into restricted stock units upon the spinoff of Knife River. Incremental increase in fair value for each outstanding award is shown below:

			2021-2023 Award ($)		2022-2024 Award ($)		2023-2025 Award ($)		Total Incremental Value ($)
David L. Goodin			13,331		13,607		54,587		81,525
Jason L. Vollmer			3,495		3,604		16,375		23,474
Jeffrey S. Thiede			3,614		3,604		15,931		23,149
Nicole A. Kivisto			3,614		3,604		15,931		23,149
Anne M. Jones			1,301		1,295		5,527		8,123

71 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Narrative Discussion Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive
All our named executive officers were awarded their annual cash incentives pursuant to the EICP. The compensation committee recommended the 2023 annual cash incentive award for our named executive officers and the board approved these opportunities at its meeting on February 16, 2023. The awards at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively, of the Grants of Plan-Based Awards Table. The actual amount paid with respect to 2023 performance is reflected in column (g) of the Summary Compensation Table.
As described in the “Annual Cash Incentives” section of the “Compensation Discussion and Analysis,” payment of annual cash incentive awards is dependent upon achievement of performance measures; actual payout may range from 0% to 200% of the target except for the construction services segment which may range from 0% to 240%. The DEI modifier adds or deducts up to 5% of the executives’ annual incentive target based on the compensation committee’s assessment.
The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether to adjust payment of awards downward based upon individual performance. For further discussion of the specific 2023 annual incentive plan performance measures and results, see the “Annual Cash Incentives” section in the “Compensation Discussion and Analysis.”
Long-Term Incentive
For 2023, because of the Knife River spinoff, the compensation committee recommended long-term incentive awards for the named executive officers in the form of time-vesting restricted stock units, and the board approved the awards at its meeting on February 16, 2023. The value of the long-term incentive award is based on the grant date fair value and is included in the amount recorded in column (e) of the Summary Compensation Table and column (l) of the Grants of Plan-Based Awards Table.
The time-vesting restricted stock units shown in column (i) of the Grants of Plan-Based Awards Table are the original number of units granted prior to the conversion associated with the Knife River spinoff. For further details on the conversion of outstanding equity awards and the company’s long-term incentive program, see the “Long-Term Incentives” section within the “Compensation Discussion and Analysis.” The converted 2023 time-vesting restricted stock units will vest on the original vesting schedule of December 31, 2025, if the named executive officers remain employed with the company through the vesting date. Settlement of the time-vesting restricted stock units and payment of dividend equivalents will occur in February 2026.
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation as presented in the Summary Compensation Table. Bonuses for purposes of this table and the Summary Compensation Table refer to discretionary payments to named executive officers outside of our executive incentive plans as described above. No bonuses were paid to the named executive officers in 2023.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
David L. Goodin	1,085,000	—	7,100,593	15.3%
Jason L. Vollmer	565,000	—	2,457,791	23.0%
Jeffrey S. Thiede	550,000	—	2,267,545	24.3%
Nicole A. Kivisto	550,000	—	2,479,280	22.2%
Anne M. Jones	405,000	—	1,249,942	32.4%

MDU Resources Group, Inc. Proxy Statement 72

Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2023

	Stock Awards
Name (a)	Number of Shares, or Units That Have Not Vested (#) (g)[1]	Market Value of Shares, or Units That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
David L. Goodin	301,527	5,970,235	—	—
Jason L. Vollmer	85,386	1,690,643	—	—
Jeffrey S. Thiede	84,143	1,666,031	—	—
Nicole A. Kivisto	84,143	1,666,031	—	—
Anne M. Jones	29,798	590,000	—	—
1 The 2022 awards consisted of 75% performance shares and 25% time-vesting restricted stock units. Due to the Knife River spinoff, the 2022 performance shares were deemed achieved at 91.3% based on performance results of 74% for the period January 1, 2022 through December 31, 2022 and 100% for the period January 1, 2023 through December 31, 2023. With the performance adjustment made, the performance share awards were no longer subject to the performance-based vesting conditions but remained subject to the applicable time-vesting conditions. The 2023 award consisted 100% of time-vesting restricted stock units due to the contemplated Knife River spinoff. Upon completion of the Knife River spinoff, all outstanding awards were converted based on the pre-spin MDU Resources stock price compared to the post-spin MDU Resources stock price. See the “Long-Term Incentives” section within the “Compensation Discussion and Analysis” for further details on the company’s long-term incentive program. Below is the breakdown by year of the outstanding restricted stock unit awards:

	2022 Award To vest in full on 12/31/24	2023 Award To vest in full on 12/31/25		Total
Name	(#)	(#)		(#)
David L. Goodin	145,555	155,972	3	301,527
Jason L. Vollmer	38,571	46,815		85,386
Jeffrey S. Thiede	38,571	45,572		84,143
Nicole A. Kivisto	38,571	45,572		84,143
Anne M. Jones	14,007	15,791		29,798
2    Value based on the number of restricted stock units reflected in column (g) multiplied by $19.80, the closing stock price of the company’s common stock on the last trading day of 2023.
3    Mr. Goodin retired on January 5, 2024 and in accordance with the restricted stock unit agreement, his 2023 award will be reduced based on the number of months employed during the 36-month vesting period. As a result, his award of 155,972 restricted stock units will be reduced to 56,323 restricted stock units which will vest on December 31, 2025.

73 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Option Exercises and Stock Vested During 2023

					Stock Awards[1]
Name (a)					Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
David L. Goodin					191,283	4,982,524
Jason L. Vollmer					47,007	1,202,477
Jeffrey S. Thiede					49,884	1,284,843
Nicole A. Kivisto					49,884	1,284,843
Anne M. Jones					17,077	432,638
[1]
Reflects the aggregate number of shares that vested under the 2020 and 2021 LTIP awards. The 2020 LTIP award consists of performance shares for the performance period ended December 31, 2022 that were settled in shares on February 16, 2023, prior to the spinoff of Knife River, and those shares are valued at the closing stock price of $30.34 on December 31, 2022 plus dividend equivalents. The 2021 LTIP consists of restricted stock units, including performance shares that were converted into restricted stock units in connection with the spinoff of Knife River, that vested on December 31, 2023 and those shares are valued at the closing stock price of $19.80 on December 29, 2023 (the last market day of the year) plus dividend equivalents. The number of shares and value for each award is shown below:

	2020 Performance Share Awards (#)	Value at Vesting ($)	Dividend Equivalents ($)	2021 Restricted Stock Units (#)	Value at Vesting ($)	Dividend Equivalents ($)
David L. Goodin	75,369	2,286,695	193,322	115,914	2,295,097	207,410
Jason L. Vollmer	16,581	503,068	42,530	30,426	602,435	54,444
Jeffrey S. Thiede	18,371	557,376	47,122	31,513	623,957	56,388
Nicole A. Kivisto	18,371	557,376	47,122	31,513	623,957	56,388
Anne M. Jones	5,652	171,482	14,497	11,425	226,215	20,444

MDU Resources Group, Inc. Proxy Statement 74

Proxy Statement

Pension Benefits for 2023

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)[1]	Present Value of Accumulated Benefit ($) (d)[6]	Payments During Last Fiscal Year ($) (e)
David L. Goodin	Pension	26	1,063,746	—
	Basic SISP [2]	10	2,609,192	—
	Excess SISP [5]	26	26,973	—
Jason L. Vollmer	Pension	4	20,828	—
	Basic SISP [4]	—	—	—
	Excess SISP	—	—	—
Jeffrey S. Thiede	Pension [3]	—	—	—
	Basic SISP [4]	—	—	—
	Excess SISP	—	—	—
Nicole A. Kivisto	Pension	14	211,510	—
	Basic SISP [2]	10	427,433	—
	Excess SISP	—	—	—
Anne M. Jones	Pension	25	498,183	—
	Basic SISP [4]	—	—	—
	Excess SISP	—	—	—

[1]
Years of credited service related to the pension plan reflects the years of participation in the plan as of December 31, 2009, when the pension plan was frozen. Years of credited service related to the Basic SISP reflects the years toward full vesting of the benefit which is 10 years. Years of credited service related to Excess SISP reflects the same number of credited years of service as the pension plan.

[2]	Amount presented for the Basic SISP assumes the participant elected to receive the benefit in the form of retirement payments.

[3]	Mr. Thiede does not participate in the pension plan.

[4]	Messrs. Vollmer and Thiede and Ms. Jones do not participate in the SISP.

[5]	Mr. Goodin is the only named executive officer eligible to participate in the Excess SISP.

[6]
The amounts shown for the pension plan, Basic SISP, and Excess SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2023, calculated using:
•a 4.73% discount rate for the Basic SISP and Excess SISP;
•a 4.82% discount rate for the pension plan;
•the Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post commencement only);
•no recognition of pre-retirement mortality; and
•assumed retirement age of 60 for the pension, Basic SISP and Excess SISP benefits and assumed retirement benefits commence at age 60 for the pension and Excess SISP and age 65 for Basic SISP benefits.

Pension Plan
The MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees (pension plan) applies to employees hired before 2006 and was amended to cease benefit accruals as of December 31, 2009. The benefits under the pension plan are based on a participant’s average annual salary over the 60 consecutive month period where the participant received the highest annual salary between 1999 and 2009. Benefits are paid as straight life annuities for single participants and as actuarially reduced annuities with a survivor benefit for married participants unless they choose otherwise.
Supplemental Income Security Plan
The SISP, a nonqualified defined benefit retirement plan, was offered to select key managers and executives. SISP benefits are determined by reference to levels defined within the plan. Our compensation committee, after receiving recommendations from our CEO, determined each participant’s level within the plan. On February 11, 2016, the SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants.

75 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Basic SISP Benefits
Basic SISP is intended to augment the retirement income provided under the pension plans and is payable to the participant or their beneficiary for a period of 15 years. The Basic SISP benefits are subject to a vesting schedule where participants are 100% vested after ten years of participation in the plan.
Participants can elect to receive the Basic SISP as:
•monthly retirement benefits only;
•monthly death benefits paid to a beneficiary only; or
•a combination of retirement and death benefits, where each benefit is reduced proportionately.
Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided.
Mr. Goodin and Ms. Kivisto are the only named executive officers eligible for the Basic SISP benefit. The amounts in the Pension Benefits table represent the present value of the vested Basic SISP benefit as of December 31, 2023, using the monthly retirement benefit shown in the table below and a discount rate of 4.73%. In the event of death, Mr. Goodin and Ms. Kivisto’s beneficiaries would receive monthly death benefit payments for 15 years.

	Monthly SISP Retirement Payment ($)	Monthly SISP Death Payment ($)
David L. Goodin	23,040	46,080
Nicole A. Kivisto	6,572	13,144
Excess SISP Benefits
Excess SISP is an additional retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans. Excess SISP benefits are equal to the difference between the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and the actual benefits payable to the participant under the pension plans. Participants are only eligible for the Excess SISP benefits if the participant is fully vested under the pension plan, their employment terminates prior to age 65, and benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation.
In 2009, the SISP was amended to limit eligibility for the Excess SISP benefit. Mr. Goodin is the only named executive officer eligible for the Excess SISP benefit which is $812 per month. Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65.
Both Basic and Excess SISP benefits are forfeited if the participant’s employment is terminated for cause.
Nonqualified Deferred Compensation for 2023
Deferred Annual Incentive Compensation
Executives participating in the EICP could elect to defer up to 100% of their annual incentive awards which would accrue interest at a rate determined each year based on an average of the Treasury High Quality Market Corporate Bond Yield Curve for the last business day of each month for the twelve-month period from October to September. The interest rate in effect for 2023 was 4.04%. Payment of deferred amounts is in accordance with the participant’s election either as lump sum or in monthly installments not to exceed 120 months, following termination of employment or beginning in the fifth year following the year the award was earned. In the event of a change in control, all amounts deferred would immediately become payable. For purposes of deferred annual incentive compensation, a change in control is defined as:
•an acquisition during a 12-month period of 30% or more of the total voting power of our stock;
•an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock;
•replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors; or
•acquisition of our assets having a gross fair market value at least equal to 40% of the gross fair market value of all of our assets.
The deferred compensation provision of the EICP was frozen to new contributions effective January 1, 2021.

MDU Resources Group, Inc. Proxy Statement 76

Proxy Statement

Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of employees. Company contributions to participant accounts were approved by the compensation committee and constitute an unsecured promise of the company to make such payments. Participant accounts capture the hypothetical investment experience based on the participant’s elections. Participants may select from a group of investment options including fixed income, balance/asset allocation, and various equity offerings. Contributions made prior to 2017 vest four years after each contribution while contributions made in and after 2017 vest ratably over a three-year period in accordance with the terms of the plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon separation from service with the company. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause. The Nonqualified Defined Contribution Plan was frozen to new participants and contributions effective January 1, 2021.
MDU Resources Group, Inc. Deferred Compensation Plan
The company adopted the Deferred Compensation Plan, effective January 1, 2021, to replace the option to defer annual incentive payments available under the EICP and company contributions to participants’ accounts through the Nonqualified Defined Contribution Plan. Under the Deferred Compensation Plan, participants can defer up to 80% of base salary and up to 100% of their annual incentive payment. The company provides discretionary credits to select individuals recommended by the CEO and approved by the compensation committee, similar to the prior Nonqualified Defined Contribution Plan. Participants are 100% vested in their contributions of salary and/or annual incentive but vesting of discretionary employer credits occurs ratably over three years. Participants can establish one or more retirement or in-service accounts which capture the hypothetical investment experience based on a suite of investment options similar to the Nonqualified Defined Contribution Plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon a qualifying distribution event. Plan benefits become fully vested if the participant dies or becomes disabled while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.
The table below includes individual deferrals of salary and/or annual incentive and company contributions made during 2023 under the Deferred Compensation Plan. Aggregate earnings and the balance represent the combined participant earnings and participant balances under all three nonqualified plans.

Name (a)	Executive Contributions in Last FY ($) (b)[1]	Registrant Contributions in Last FY ($) (c)[2]	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

David L. Goodin	—	—	162,398	—	4,101,728
Jason L. Vollmer	38,954	84,750	82,116	—	550,229
Jeffrey S. Thiede	—	100,000	185,134	—	1,543,359
Nicole A. Kivisto	—	—	6,302	—	159,164
Anne M. Jones	21,830	40,500	62,839	—	470,187

[1]	These amounts are included in the amount reported in column (c) of the Summary Compensation Table for 2023.
[2]	The amounts are included in the amounts reported in column (i) of the Summary Compensation Table for 2023.

77 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Potential Payments upon Termination or Change in Control
The Potential Payments upon Termination or Change in Control Table shows the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios or upon a change in control. The scenarios include:
•Voluntary or Not for Cause Termination;
•Death;
•Disability;
•Change in Control with Termination; and
•Change in Control without Termination.
For the named executive officers, the information assumes the terminations or the change in control occurred on December 31, 2023.
The table excludes compensation and benefits our named executive officers would earn during their employment with us whether or not a termination or change of control event had occurred. The table also does not include benefits under plans or arrangements generally available to all salaried employees and that do not discriminate in favor of the named executive officers, such as benefits under our qualified defined benefit pension plan (for employees hired before 2006), accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include pension or SISP benefits as described in the “Pension Benefits for 2023” Table or deferred compensation under our EICP, Nonqualified Defined Contribution Plan, or Deferred Compensation Plan. These amounts are shown and explained in the “Nonqualified Deferred Compensation for 2023” Table.
Compensation
We typically do not have employment or severance agreements with our executives entitling them to specific payments upon termination of employment or a change in control of the company. The compensation committee generally considers providing severance benefits on a case-by-case basis. Any post-employment or change in control benefits available to our executives are addressed within our incentive and retirement plans. Because severance payments are discretionary, no amounts are presented in the tables.

All our named executive officers were granted their 2023 annual incentive award under the EICP, which has no change in control provision in regards to annual incentive compensation other than for deferred compensation. The EICP requires participants to remain employed with the company through the service year to be eligible for a payout unless otherwise determined by the compensation committee for named executive officers or employment termination after age 65. All our scenarios assume a termination or change in control event on December 31. In these scenarios, the named executive officers would be considered employed for the entire performance period and would be eligible to receive their annual incentive award based on the level that the performance measures were achieved. Therefore, no amounts are shown for annual incentives in the tables for our named executive officers, as they would be eligible to receive their annual incentive award with or without a termination or change in control on December 31, 2023.

All named executive officers received their equity share awards under the LTIP, which after the spinoff of Knife River consist entirely of time-vesting restricted stock units.
For 2023, a change in control (with or without termination), is defined in the LTIP as:
•the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock;
•a majority of our board of directors whose election or nomination was not approved by a majority of the incumbent board members;
•consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors; or
•stockholder approval of our liquidation or dissolution.
In the case of a change in control (with or without termination) the outstanding time-vesting restricted stock unit awards would become fully vested for the named executive officers.

MDU Resources Group, Inc. Proxy Statement 78

Proxy Statement

The restricted stock unit award agreement provides that time-vesting restricted stock units are forfeited if the participant’s employment terminates for situations other than death, disability or before the participant has reached age 55 with 10 years of service. If a participant’s employment terminates after reaching age 55 and completing 10 years of service, time-vesting restricted stock units are prorated as follows:
•termination of employment during the first year of the vesting period = time-vesting restricted stock units are forfeited;
•termination of employment during the second year of the vesting period = time-vesting restricted stock units are prorated based on the number of months employed during the vesting period; and
•termination of employment during the third year of the vesting period = full amount of any time-vesting restricted stock units are received.
In situations of death or disability, the time-vesting restricted stock units would be prorated based on the number of full months of employment completed prior to death or disability during the vesting period.
For 2023, our outstanding awards include time-vesting restricted stock units granted in 2021, 2022 and 2023. The time-vesting restricted stock units granted in 2021 vested on December 31, 2023 pursuant to their terms. In the case of voluntary or not for cause termination on December 31, 2023, Messrs. Goodin and Thiede and Ms. Jones would forfeit their 2023 time-vesting restricted stock units but vest in their 2022 time-vesting restricted stock units based on a proration of 24 out of 36 months (2/3). Since neither Ms. Kivisto or Mr. Vollmer have reached age 55, in the case of voluntary or not for cause termination on December 31, 2023, they would forfeit their time-vesting restricted stock units.
In the case of termination due to death or disability on December 31, 2023, all our named executive officers would vest in 1/3 of the 2023 time-vesting restricted stock units based on 12 out of 36 months of the vesting period and 2/3 of the 2022 time-vesting restricted stock units based on 24 out of 36 months of the vesting period.
For purposes of calculating the time-vesting restricted stock units value shown in the Potential Payments upon Termination or Change in Control Table, the number of vesting shares was multiplied by the closing stock price for the last market day of the year, which was $19.80 on December 29, 2023. Dividend equivalents based on the number of vesting shares are also included in the amounts presented.
Benefits
Disability
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a salary limit of $200,000 for officers and $100,000 for other salaried employees. For all eligible employees, disability payments continue until as follows:

Age When Disabled	Benefits Payable
Prior to age 60	To age 65
Ages 60 to 64	60 months
Ages 65-67	To age 70
Age 68 and over	24 months
Disability benefits are reduced for amounts paid as retirement benefits which include pension and SISP benefits. The disability payments in the Potential Payments upon Termination or Change in Control Table reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. For Mr. Vollmer and Mss. Kivisto and Jones, who participate in the pension plan, the amount represents the present value of the disability benefit after reduction for retirement benefits using a discount rate of 4.82%. Because Mr. Goodin’s retirement benefits are greater than the disability benefit, the amount shown is zero. For Mr. Thiede, who does not participate in the pension plan, the amount represents the present value of the disability benefit without reduction for retirement benefits using the discount rate of 4.73%, which is considered a reasonable rate for purposes of the calculation.

79 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Potential Payments upon Termination or Change in Control Table

Executive Benefits and Payments upon Termination or Change of Control	Voluntary or Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
David L. Goodin
Compensation:
Restricted Stock Units	4,541,509	5,603,292	5,603,292	8,746,358	8,746,358
Benefits and Perquisites:
Disability Benefits	—	—	—	—	—
Total	4,541,509	5,603,292	5,603,292	8,746,358	8,746,358
Jason L. Vollmer
Compensation:
Restricted Stock Units	—	1,515,893	1,515,893	2,423,442	2,423,442
Benefits and Perquisites:
Disability Benefits	—	—	262,802	—	—
Total	—	1,515,893	1,778,695	2,423,442	2,423,442
Jeffrey S. Thiede
Compensation:
Restricted Stock Units	1,220,666	1,530,899	1,530,899	2,421,524	2,421,524
Benefits and Perquisites:
Disability Benefits	—	—	267,749	—	—
Total	1,220,666	1,530,899	1,798,648	2,421,524	2,421,524
Nicole A. Kivisto
Compensation:
Restricted Stock Units	—	1,530,899	1,530,899	2,421,524	2,421,524
Benefits and Perquisites:
Disability Benefits	—	—	214,175	—	—
Total	—	1,530,899	1,745,073	2,421,524	2,421,524
Anne M. Jones
Compensation:
Restricted Stock Units	442,877	550,374	550,374	863,478	863,478
Benefits and Perquisites:
Disability Benefits	—	—	115,193	—	—
Total	442,877	550,374	665,567	863,478	863,478

MDU Resources Group, Inc. Proxy Statement 80

Proxy Statement

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information regarding the relationship of the annual total compensation of David L. Goodin, our president and chief executive officer in 2023, to the annual total compensation of our median employee.
Our employee workforce fluctuates during the year largely depending on the seasonality, number, and size of construction project activity conducted by our businesses. Approximately 70% of our employee workforce is employed under union bargained labor contracts which define compensation and benefits for participants that may include payments made by the company associated with employee participation in union benefit and pension plans.
We identified the median employee by examining the 2023 taxable wage information for all individuals on the company’s payroll records as of December 31, 2023, excluding Mr. Goodin. All of the company’s employees are located in the United States. We made no adjustments to annualize compensation for individuals employed for only part of the year. We selected taxable wages as reported to the IRS on Form W-2 for 2023 to identify the median employee as it includes substantially all of the compensation for our median employee and provided a reasonably efficient and cost-effective manner for the identification of the median employee. Our median employee works for our natural gas distribution business with compensation consisting of wages and company 401(k) contributions.
Once identified, we categorized the median employee’s compensation using the same methodology as the compensation components reported in the Summary Compensation Table. For 2023, the total annual compensation of Mr. Goodin as reported in the Summary Compensation Table included in this Proxy Statement was $7,100,593, and the total annual compensation of our median employee was $109,485. Based on this information, the 2023 ratio of annual total compensation of Mr. Goodin to the median employee was 65 to 1.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information regarding the Compensation Actually Paid (CAP), as defined by SEC rules, to our named executive officers versus company financial performance. The CAP amounts shown in the table below do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year.

Year[1]	Summary Compensation Table Total Compensation for Principal Executive Officer (PEO)[2] ($)	Compensation Actually Paid to PEO[3] ($)	Average Summary Compensation Table Total Compensation for Non-PEO Named Executive Officers[4] ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers[5] ($)	Value of initial fixed $100 investment based on:		Net Income[8] (in thousands) ($)	Company Selected Measure - Business Segment Earnings[9] (in thousands) ($)
					Total Stockholder Return[6] ($)	Peer Group Total Stockholder Return[7] ($)
2023	7,100,593	4,987,034	2,113,640	1,648,546	110.18	136.68	414,707	288,170
2022	5,257,288	5,644,274	1,901,639	1,998,863	111.98	123.90	367,489	379,149
2021	5,210,467	7,143,972	1,810,584	2,273,834	110.37	128.00	378,131	385,210
2020	6,423,410	5,664,783	2,042,921	1,901,274	91.69	101.04	390,205	394,570
1    Our PEO for years 2020 through 2023 was David L. Goodin. Our non-PEO named executive officers were as follows:
•2020 to 2022 - Jason L. Vollmer, David C. Barney, Jeffrey S. Thiede and Nicole A. Kivisto
•2023 - Jason L. Vollmer, Jeffrey S. Thiede, Nicole A. Kivisto and Anne M. Jones
2     Represents Mr. Goodin’s total compensation as shown in the Summary Compensation Table (SCT) for the respective years.
3    To arrive at 2023 CAP for Mr. Goodin, total compensation as reported in the 2023 SCT was adjusted for the following:

81 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

					2023
SCT Total Compensation for the PEO					7,100,593
less: Reported Value of Stock Awards in the SCT[a]					3,359,339
plus: Stock Award Adjustments[a,b]					1,418,874
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT					173,094
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans					—
CAP for the PEO					4,987,034
[a]	Equity compensation grant date and year-end fair value for time-vesting awards was determined by the closing stock price on the date of grant or year-end, as applicable.
[b]	Stock Award Adjustments in determining CAP:
Year	Year-end Fair Value of Equity Awards Granted in the Year that are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	3,088,246	(783,245)	—	(886,127)	—	—	1,418,874

4	Represents the average total compensation of our non-PEO named executive officers as shown in the SCT for the respective year.
5	To arrive at the Average 2023 CAP for our non-PEO named executive officers, total compensation as reported in the 2023 SCT was adjusted for the following:

Average of SCT Total Compensation for Non-PEO Named Executive Officers					2,113,640
less: Reported Value of Stock Awards in the SCT[a]					827,266
plus: Stock Award Adjustments[a,b]					386,066
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT					23,894
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans					—
Average CAP for the Non-PEO Named Executive Officers					1,648,546

a	Equity compensation grant date and year-end fair value for time-vesting awards was determined by the closing stock price on the date of grant or year-end, as applicable.
b	Stock Award Adjustments in determining CAP:
Year	Year-end Fair Value of Equity Awards Granted in the Year that are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	761,063	(174,537)	—	(200,460)	—	—	386,066
6     Represents value of $100 invested in company stock on December 31, 2019, as of December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023, assuming dividends are reinvested in company stock at the frequency paid.
7    Represents the value of $100 invested in the compensation peer group company stock on December 31, 2019, as of December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023, assuming dividends are reinvested in the compensation peer group stock at the frequency paid. Returns of each peer group company are weighted according to the peer group company’s market capitalization at the beginning of the period. Our compensation benchmarking peer group companies for 2020, 2021, 2022 and 2023 included:

MDU Resources Group, Inc. Proxy Statement 82

Proxy Statement

	2020 and 2021		2022 and 2023*
	Alliant Energy		Alliant Energy
	Ameren Corporation		Ameren Corporation
	Atmos Energy Corporation		Atmos Energy Corporation
	Black Hills Corporation		Black Hills Corporation
	CMS Energy Corporation		CMS Energy Corporation
	Dycom Industries, Inc.		Dycom Industries, Inc.
	EMCOR Group, Inc.		EMCOR Group, Inc.
	Evergy, Inc.		Evergy, Inc.
	Granite Construction Incorporated		Granite Construction Incorporated
	Jacobs Engineering Group Inc.		KRB, Inc.
	KRB, Inc.		Martin Marietta Materials, Inc.
	Martin Marietta Materials, Inc.		MasTec, Inc.
	MasTec, Inc.		MYR Group, Inc.*
	NiSource Inc.		NiSource Inc.
	Pinnacle West Capital Corporation		Pinnacle West Capital Corporation
	Portland General Electric Company		Portland General Electric Company
	Quanta Services, Inc.		Quanta Services, Inc.
	Southwest Gas Holdings, Inc.		Southwest Gas Holdings, Inc.
	Summit Materials, Inc.		Summit Materials, Inc.
	Vulcan Materials Company		Vulcan Materials Company
	WEC Energy Group, Inc.		WEC Energy Group, Inc.
*Jacobs Engineering Group, Inc. was replaced with MYR Group Inc. in 2022 due to size.
Total stockholder return for the peer group companies were as follows:
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
2020 & 2021 Peer Group	$100.00	$101.04	$128.00	$124.22	$136.60
2022 & 2023 Peer Group	$100.00	$100.01	$126.85	$123.90	$136.68
8     Represents GAAP Net Income reported for the company in 2020, 2021, 2022 and 2023.
9     Business segment earnings represent the earnings generated by our strategic business units lead by our non-corporate executives. The combined earnings of each of these strategic business units plus results of activities classified as Other and Discontinued Operations reflect net income as reported in our financial statements as follows:

	2023	2022	2021	2020
Electric & Natural Gas Distribution	120,079	102,248	103,502	99,650
Pipeline	46,918	35,288	40,896	37,012
Construction Services	137,230	124,781	109,402	109,721
Construction Materials & Contracting	(18,456)	116,220	129,755	147,325
Business Segment Earnings[1]	285,771	378,537	383,555	393,708
Other	128,936	(11,048)	(5,424)	(3,503)
Net Income	414,707	367,489	378,131	390,205
[1] Business Segment Earnings includes earnings from continuing and discontinued operations associated with each business segment.
Business Segment Earnings	285,771	378,537	383,555	393,708
Adjustments approved by the Compensation Committee for Incentive Purposes	2,399	612	1,655	862
Business Segment Earnings for Incentive Purposes[2]	288,170	379,149	385,210	394,570
[2] Business Segment Earnings are adjusted for certain events approved by the compensation committee. Business Segment Earnings for incentive compensation purposes.

83 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

2023 Most Important Financial Measures
The financial performance measures identified as the most important measures used by the company to link PEO and non-PEO named executive officer 2023 CAP to company performance are listed below in unranked order each of which is described in more detail in the “Compensation Discussion and Analysis”.

Performance Metrics Most Closely Linked to CAP for 2023
Business Segment Earnings
Electric & Natural Gas Distribution Earnings
Construction Services Earnings before income tax, interest, depreciation and amortization (EBITDA)
Strategic Initiatives including work associated with the spinoff of Knife River and the strategic review of the construction services business to maximize its value.
Descriptions of the Information Presented in the Pay Versus Performance Table
We are providing the following graphics to illustrate the relationship between our PEO CAP and our non-PEO named executive officers’ CAP as a group and company performance, as set forth and described in and under the “Pay Versus Performance” table, including the company’s cumulative TSR, net income and Business Segment Earnings. In addition, we are providing a graphic to illustrate the relationship between the company’s cumulative TSR and our compensation benchmarking peer group’s cumulative TSR.
CAP vs. TSR
Our TSR is a reflection of our stock price and dividends paid over a period of time and is important to stockholders as it measures the performance of an investment in our company stock in the marketplace. The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the value of $100 invested in company and peer company stock on December 31, 2019 as of December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023, assuming dividends are reinvested in company stock at the frequency paid.

MDU Resources Group, Inc. Proxy Statement 84

Proxy Statement

CAP vs. Net Income
The following charts depicts the PEO and average non-PEO named executive officer CAP compared to the company’s net income for 2020, 2021, 2022 and 2023.
CAP vs. Business Segment Earnings
The following charts depicts the PEO and average non-PEO named executive officer CAP compared to the company’s Business Segment Earnings for 2020, 2021, 2022 and 2023.

85 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

AUDIT MATTERS
ITEM 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The audit committee at its February 2024 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2024, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the annual meeting; however, they will be free to do so if they choose.

The board of directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.
Annual Evaluation and Selection of Deloitte & Touche LLP
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior audit engagement team, and determines whether to re-engage the current independent accounting firm or consider other firms. Factors considered by the audit committee in deciding whether to retain the current independent accounting firm include:
•    Deloitte & Touche LLP’s capabilities considering the complexity of our business and the resulting demands placed on Deloitte & Touche LLP in terms of technical expertise and knowledge of our industry and business;
•    the quality and candor of Deloitte & Touche LLP’s communications with the audit committee and management;
•    Deloitte & Touche LLP’s independence;
•    the quality and efficiency of the services provided by Deloitte & Touche LLP, including input from management on Deloitte & Touche LLP’s performance and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism;
•the workload capacity and resources of Deloitte & Touche LLP’s senior audit engagement team;
•    external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its peer firms; and
•    the appropriateness of Deloitte & Touche LLP’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Deloitte & Touche LLP’s continued independence.

MDU Resources Group, Inc. Proxy Statement 86

Proxy Statement

Based on this evaluation, the audit committee and the board believe that retaining Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is in the best interests of our company and its stockholders.
In accordance with rules applicable to mandatory partner rotation, Deloitte & Touche LLP’s lead engagement partner for our audit was changed in 2022. The audit committee oversees the process for, and ultimately approves, the selection of the lead engagement partner.
Audit Fees and Non-Audit Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2022 and 2023:

	2022	2023
Audit Fees [1]	$3,160,291	$3,080,040
Audit-Related Fees[2]	1,319,159	$2,150,954
Tax Fees	—	—
All Other Fees	—	—
Total Fees [3]	$4,479,450	$5,230,994
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0%	0%
1    Audit fees for 2022 and 2023 consisted of fees for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory and regulatory audits, reviews of quarterly financial statements, comfort letters in connection with securities offerings, and other filings with the SEC.

2    Fees for Knife River and MDU Construction Services Group audits in connection with the company’s separation of Knife River and intent to separate MDU Construction Services Group and other filings with the SEC.

3    Total fees reported above include out-of-pocket expenses related to the services provided of $181,026 for 2022 and $419,766 for 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2023 and 2022 in accordance with the pre-approval policy and procedures the audit committee adopted in 2003. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the SEC.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, currently David M. Sparby, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.
In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP are required to provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.

87 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

AUDIT COMMITTEE REPORT
The audit committee assists the board in fulfilling its oversight responsibilities and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee (a) assists the board’s oversight of (i) the integrity of the company’s financial reporting process and system of internal controls, (ii) the company’s compliance with legal and regulatory requirements and the code of conduct, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the company’s internal audit function and independent auditors, and (v) the company’s management of risks in the audit committee’s areas of responsibility; (b) arranges for the preparation of and approves the report that SEC rules require be included in the company’s annual proxy statement; and (c) is also responsible for the appointment, compensation, retention, and oversight of the independent auditors including pre-approval of all audit and non-audit services by the independent auditors. The audit committee acts under a written charter which it reviews at least annually and a copy of which is available on our website.
Management has primary responsibility for the company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and assessing the effectiveness of the company’s internal controls over financial reporting. The audit committee oversees the company’s financial reporting process and internal controls on behalf of the board.
In performing its oversight responsibilities in connection with our financial statements for the year ended December 31, 2023, the audit committee:
•reviewed and discussed the audited financial statements with management;
•discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and discussed with the independent auditors their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The audit committee has appointed Deloitte & Touche LLP as the company’s independent auditors for 2024. Stockholder ratification of this appointment is included as Item 3 in these proxy materials.

David M. Sparby, Chair
James H. Gemmel
Chenxi Wang

MDU Resources Group, Inc. Proxy Statement 88

Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote
Stockholders of record at the close of business on March 15, 2024, are entitled to vote each share they owned on that date on each matter presented at the meeting and any adjournment(s) thereof. As of March 15, 2024, we had 203,888,237 shares of common stock outstanding each entitled to one vote per share.

Distribution of Our Proxy Materials Using Notice and Access
We distributed proxy materials to certain of our stockholders via the Internet under the SEC’s “Notice and Access” rules to reduce our costs and decrease the environmental impact of our proxy materials. Using this method of distribution, on or about March 29, 2024, we mailed a Notice Regarding the Availability of Proxy Materials (Notice) that contains basic information about our 2024 annual meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you received the Notice and prefer to receive a paper copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via your preferred method.

How to Vote	You are encouraged to vote in advance of the meeting using one of the following voting methods, even if you are planning to attend the 2024 Annual Meeting of Stockholders.
Registered Stockholders: Stockholders of record who hold their shares directly with our stock registrar can vote any one of four ways:
: By Internet: Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
) By Telephone: Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 13, 2024.

* By Mail: If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
In Person: Attend the annual meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting.

Beneficial Stockholders: Stockholders whose shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), will receive voting instructions from said bank, broker, or other holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from your bank, broker, or other holder of record of your shares and present it at the meeting.

See discussion below regarding the MDU Resources Group, Inc. 401(k) Plan for voting instructions for shares held under our 401(k) plan.

Revoking Your Proxy or Changing Your Vote	You may change your vote at any time before the proxy is exercised.
Registered Stockholders:
•
If you voted by mail: you may revoke your proxy by executing and delivering a timely and valid later dated proxy, by voting by ballot at the meeting, or by giving written notice of revocation to the corporate secretary.

• If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting.
•
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the corporate secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.

Beneficial Stockholders: Follow the specific directions provided by your bank, broker, or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your bank, broker, or other holder of record and present it at the meeting.

89 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Discretionary Voting Authority
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their discretion. Our bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the board of directors described in this Proxy Statement.

Voting Standards
A majority of outstanding shares of stock entitled to vote must be present in person or represented by proxy to hold the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in broker non-votes, on proposals other than the ratification of the selection of our independent registered public accounting firm for 2024.

The following chart describes the proposals to be considered at the annual meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Item No.	Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”

1	Election of Directors	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect	No effect

2	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	For, against, or abstain	The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect

3	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024	For, against, or abstain	The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon	Same effect as votes against	Brokers have discretion to vote

Proxy Solicitation
The board of directors is furnishing proxy materials to solicit proxies for use at the Annual Meeting of Stockholders on May 14, 2024, and any adjournment(s) thereof. Proxies are solicited principally by mail, but directors, officers, and employees of MDU Resources Group, Inc. or its subsidiaries may solicit proxies personally, by telephone, or by electronic media, without compensation other than their regular compensation. Okapi Partners, LLC, additionally will solicit proxies for approximately $9,500 plus out-of-pocket expenses. We will pay the cost of soliciting proxies and will reimburse brokers and others for forwarding proxy materials to stockholders.

Electronic Delivery of Proxy Statement and Annual Report Documents
For stockholders receiving proxy materials by mail, you can elect to receive an email in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the company the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site.

•
Registered Stockholders: If you vote on the Internet, simply follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic proxy delivery service at any time in the future by going directly to http://enroll.icsdelivery.com/mdu to request electronic delivery. You may revoke an electronic delivery election at this site at any time.

MDU Resources Group, Inc. Proxy Statement 90

Proxy Statement

Electronic Delivery of Proxy Statement and Annual Report Documents Cont.	•
Beneficial Stockholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. You may enroll in the electronic proxy delivery service at any time by going directly to http://enroll.icsdelivery.com/mdu to request electronic delivery. You may also revoke an electronic delivery election at this site at any time. In addition, you may also check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service or contact your bank or broker to request electronic delivery.

Householding of Proxy Materials
In accordance with a procedure called “householding,” which has been approved by the SEC, we are sending only one Notice or Annual Report and one Proxy Statement, as applicable, to eligible stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate Notice or Annual Report and Proxy Statement, as applicable, in the future, he or she may contact the Office of the Treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our Notice or Annual Report and Proxy Statement, as applicable, can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting such bank, broker, or other nominee.

We will promptly deliver, upon written or oral request, a separate copy of the Annual Report to Stockholders and Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered.

MDU Resources Group, Inc. 401(k) Plan
This Proxy Statement is being used to solicit voting instructions from participants in the MDU Resources Group, Inc. 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered stockholder or beneficial owner, you will separately receive a Notice or proxy materials to vote those other shares you hold outside of the MDU Resources Group, Inc. 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in accordance with the recommendations of the board of directors. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 9, 2024.

Annual Meeting Admission and Guidelines
Admission: All stockholders as of the record date of March 15, 2024, are cordially invited to attend the annual meeting. You must request an admission ticket to attend. If you are a stockholder of record and plan to attend the meeting, please contact MDU Resources by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010 to request an admission ticket. A ticket will be sent to you by mail.
If your shares are held beneficially in the name of a bank, broker, or other holder of record, and you plan to attend the annual meeting, you will need to submit a written request for an admission ticket by mail to: Investor Relations, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506 or email at CorporateSecretary@mduresources.com. The request must include proof of stock ownership as of March 15, 2024, such as a bank or brokerage firm account statement or a legal proxy from the bank, broker, or other holder of record confirming ownership. A ticket will be sent to you by mail.
Requests for admission tickets must be received no later than May 7, 2024. You must present your admission ticket and state-issued photo identification, such as a driver’s license, to gain admittance to the meeting.
Guidelines: The use of cameras or sound recording equipment is prohibited except by the media or those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices is also prohibited during the meeting. All devices must be turned off or muted. No firearms or weapons, banners, packages, or signs will be allowed in the meeting room. MDU Resources Group, Inc. reserves the right to inspect all items, including handbags and briefcases, that enter the meeting room.

91 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Conduct of the Meeting
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. We have not been informed that any other matter will be presented at the meeting by others. However, if any other matters are properly brought before the annual meeting, or any adjournment(s) thereof, your proxies include discretionary authority for the persons named in the proxy to vote or act on such matters in their discretion.

Stockholder Proposals, Director Nominations, and Other Items of Business for 2025 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement: To be included in the proxy materials for our 2025 annual meeting, a stockholder proposal must be received by the corporate secretary no later than November 29, 2024, unless the date of the 2025 annual meeting is more than 30 days before or after May 14, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with all applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Director Nominations From Stockholders for Inclusion in Next Year’s Proxy Statement: If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2025 annual meeting through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the annual meeting, or between October 30, 2024 and November 29, 2024. In the event that the 2025 annual meeting is more than 30 days before or after May 14, 2025, the notice must be delivered no earlier than the 150th day prior to such meeting and no later than the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made. The requirements of such notice can be found in our bylaws, a copy of which is on our website, at https://investor.mdu.com/governance/governance-documents. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

Director Nominations and Other Stockholder Proposals Raised From the Floor at the 2025 Annual Meeting of Stockholders: Under our bylaws, if a stockholder intends to nominate a person as a director, or present other items of business at an annual meeting, the stockholder must provide written notice of the director nomination or stockholder proposal not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Notice of director nominations or stockholder proposals for our 2025 annual meeting must be received between January 14, 2025 and February 13, 2025, and meet all the requirements and contain all the information, including the completed questionnaire for director nominations, provided by our bylaws. Notwithstanding the foregoing, in the event the 2025 annual meeting is scheduled to be held more than 30 days prior to or after May 14, 2025, then to be timely such notice must be received by the us no earlier than the 120th day prior to the scheduled date of the 2025 annual meeting and not later than the later of close of business on the 90th day before the scheduled date of the 2025 annual meeting or the 10th day following the date on which public disclosure of the scheduled date of the 2025 annual meeting is first made. The requirements for such notice can be found in our bylaws, a copy of which is on our website, at https://investor.mdu.com/governance/governance-documents.

We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2023, which is required to be filed with the SEC. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, North Dakota 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Paul R. Sanderson
Secretary
March 29, 2024

MDU Resources Group, Inc. Proxy Statement 92

MDU RESOURCES GROUP, INC.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, you do not need to mail the Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33473-P06477

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MDU RESOURCES GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Darrel T. Anderson	☐	☐	☐
1b. James H. Gemmel	☐	☐	☐
1c. Douglas W. Jaeger	☐	☐	☐
1d. Dennis W. Johnson	☐	☐	☐
1e. Nicole A. Kivisto	☐	☐	☐
1f. Dale S. Rosenthal	☐	☐	☐
1g. Edward A. Ryan	☐	☐	☐
1h. David M. Sparby	☐	☐	☐
1i. Chenxi Wang	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory Vote to Approve the Compensation Paid to the Company's Named Executive Officers.	☐	☐	☐
3. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report are available at www.proxyvote.com.

Admission to the Annual Meeting:
Stockholders of record must request an admission ticket to attend the annual meeting. To request an admission ticket, contact MDU Resources by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010. A ticket will be mailed to you. Requests must be received no later than May 7, 2024.

V33474-P06477

MDU RESOURCES GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 14, 2024, 10:30 a.m. CDT

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Dennis W. Johnson and Paul R. Sanderson, or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MDU RESOURCES GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. CDT on May 14, 2024, at the MDU Resources Group, Inc. Corporate Office, 1200 West Century Avenue, Bismarck, North Dakota 58506, and any adjournment or postponement thereof. In the event neither of the appointed proxies is able to serve, the chair of the board, or in the chair's absence, the chief executive officer, shall appoint an appropriate individual to serve in the capacity of proxy.

This proxy will also be used to provide voting instructions to Principal Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

Your vote is important! Ensure that the shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on Monday, May 13, 2024. The voting deadline for participants in the MDU Resources Group, Inc. 401(k) Retirement Plan is 11:59 p.m. Eastern Time on Thursday, May 9, 2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side